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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Hathaway Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        Cash received—$6,550,000 per Asset Purchase Agreement

	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid: $1,310.00
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Hathaway Corporation 8228 Park Meadows Drive Littleton, Colorado 80124 U.S.A. Telephone: 303-799 8200 Facsimile: 303-799-8880

                      , 2002

Dear Shareholder:

        You are cordially invited to attend the Special Meeting of Shareholders of Hathaway Corporation to be held on                        , 2002, commencing at 2:00 p.m. (Mountain Time) at the Lone Tree Country Club, 9808 Sunningdale Blvd., Littleton, Colorado. The Board of Directors and management look forward to personally greeting those shareholders able to attend the meeting.

        At the Special Meeting you will be asked to consider and vote on a proposal to sell substantially all our power and process segment to subsidiaries of Danaher Corporation for cash and the assumption of certain related liabilities.

        Your Board of Directors unanimously approved and recommends a vote FOR the sale of the power and process segment. Regardless of the number of shares you own and whether or not you plan to attend, it is important that your shares are represented and voted at the Special Meeting. Accordingly, you are requested to sign, date and mail the enclosed proxy at your earliest convenience.

        On behalf of the Board of Directors, thank you for your cooperation and support.

                      Sincerely,

                      Richard D. Smith
                      Chief Executive Officer

HATHAWAY CORPORATION
8228 PARK MEADOWS DRIVE
LITTLETON, COLORADO 80124

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held                      ,2002

To the Shareholders of
Hathaway Corporation:

        You are hereby notified that a Special Meeting of shareholders of Hathaway Corporation will be held on                        , 2002 at 2:00 p.m. (Mountain Time) at the Lone Tree Country Club, 9808 Sunningdale Blvd., Littleton, Colorado, for the following purposes:

        Item 1.    to consider and vote on the sale of substantially all of Hathaway's power and process segment (including our consent to the sale of substantially all the property of our directly and indirectly wholly owned subsidiaries: Hathaway Systems Corporation, Hathaway Industrial Automation, Inc., Hathaway Systems, Ltd., and Hathaway Process Instrumentation Corporation (except its calibration business), together with our investment in two China joint ventures) pursuant to an Asset Purchase Agreement dated May 17, 2002, among Qualitrol Power Products, LLC and Danaher UK Industries, Ltd., as Buyers, and Hathaway Systems Corporation, Hathaway Industrial Automation, Inc., Hathaway Systems, Ltd., Hathaway Process Instrumentation Corporation and Hathaway Corporation, as Seller, for a cash consideration to us and the assumption of certain related liabilities; and

        Item 2.    to consider and act upon such other business as may properly be presented for action at the Special Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on                      , 2002 as the Record Date for the Special Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. Our transfer books will not be closed. Shareholders are entitled to certain dissenters' rights under Article 113 of the Colorado Business Corporation Act.

        The Board of Directors extends a cordial invitation to all shareholders to attend the Special Meeting, as it is important that your shares be represented at the meeting. Even if you plan to attend the Special Meeting, you are strongly encouraged to mark, date, sign and mail the enclosed proxy card in the return envelope provided as promptly as possible.

        You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you are unable to attend, your written proxy will assure that your vote is counted.

                      By Order of the Board of Directors

                      Susan M. Chiarmonte
                       Secretary

Denver, Colorado
                      , 2002

THE POWER AND PROCESS TRANSACTION PROPOSAL	28
BOARD OF DIRECTORS RECOMMENDATION	28
REASONS FOR THE POWER AND PROCESS TRANSACTION	29
Introduction	29
Factors Considered	29
BACKGROUND OF THE POWER AND PROCESS TRANSACTION	30
General	30
Green Manning & Bunch Opinion	32
DISSENTERS' RIGHTS	39
SUMMARY OF THE POWER AND PROCESS SEGMENT ASSET PURCHASE AGREEMENT	41
Consideration	42
Assets Sold	42
Assumed Liabilities	42
Excluded Liabilities	43
Closing	43
Representations and Warranties of Sellers	43
Representations and Warranties of Qualitrol	44
Covenants	44
Conditions to Closing	45
Conditions to Our Obligations	45
Conditions to Obligations of Qualitrol	46
Indemnification	46
Termination of Asset Purchase Agreement	47
Consequences of Termination	48
Termination Fee	48
Expenses	48
Non-Competition and Confidentiality	48
ACCOUNTING TREATMENT OF THE POWER AND PROCESS TRANSACTION	48
MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE POWER AND PROCESS TRANSACTION	49
General	49
Federal Income Tax Consequences to Hathaway	49
REGULATORY APPROVAL	49
STOCKHOLDERS AGREEMENT	49
HISTORICAL INFORMATION ABOUT THE COMBINED POWER AND PROCESS SEGMENT	50
OTHER MATTERS	64
INDEPENDENT PUBLIC ACCOUNTANTS	64
SHAREHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING	64
GLOSSARY OF TERMS	65
APPENDIX A—ASSET PURCHASE AGREEMENT	A-1
APPENDIX B—GREEN MANNING & BUNCH OPINION	B-2
APPENDIX C—ARTICLE 113—COLORADO BUSINESS CORPORATION ACT	C-1
APPENDIX D—FORM OF PROXY	D-1

HATHAWAY CORPORATION
8228 Park Meadows Drive
Littleton, Colorado 80124

PROXY STATEMENT

        This proxy statement and the accompanying proxy card are being furnished to the holders of Common Stock of Hathaway Corporation in connection with the solicitation of proxies by the Board of Directors to be voted at the Special Meeting of Shareholders to be held on                        , 2002 at 2:00 p.m. (Mountain Time) at the Lone Tree Country Club, 9808 Sunningdale Blvd., Littleton, Colorado. The Special Meeting is called for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. This proxy statement and the accompanying proxy card were first mailed to shareholders on or about                        , 2002.

QUORUM AND VOTING RIGHTS

        Broker non-votes and abstentions are considered to be present to determine whether a quorum is present, but with respect to non-routine matters (such as the power and process transaction) they are not counted in favor of such matters. THEREFORE, IF YOU WISH TO VOTE IN FAVOR OF THE POWER AND PROCESS SALE TRANSACTION, YOU SHOULD INDICATE ON THE PROXY CARD THAT YOU VOTE IN FAVOR OF THE PROPOSALS AND NOT MERELY SIGN THE PROXY CARD. As explained later in this section, if you do not indicate how your proxy should be voted the designated proxies will vote your shares FOR Item 1, but marking your card to indicate your desired vote is the preferable action.

        Under applicable rules, brokers who hold shares of Common Stock in a street name have the authority to vote the shares in the broker's discretion on "routine matters" even if they have not received specific instructions from the beneficial owner of the shares. Routine matters involve ordinary course events of limited significance. The power and process transaction represents a fundamental change WHICH IS NOT a "routine" matter for this purpose. Therefore, with respect to the power and process transaction, brokers may not vote shares held in a street name without specific instructions from the beneficial owner.

        The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on the matter presented is necessary to constitute a quorum at the Special Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Special Meeting is required for the approval of the sale of substantially all our power and process segment (Item 1). The Record Date for determination of shareholders entitled to notice of, and to vote at, the Special Meeting is the close of business on                        , 2002. As of the Record Date, there were            shares of Common Stock outstanding, each of which is entitled to one vote at the Special Meeting. Therefore, a quorum will consist of at least            shares, and at least that number will be required to approve the power and process transaction. Since sale of substantially all the power and process segment requires the approving vote to be measured against all shares of all Common Stock entitled to vote, withholding authority (including broker non-votes) from that vote is the equivalent of a vote against the sale.

        All shares of Common Stock represented by properly executed proxies will, unless such proxies have been revoked previously, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted FOR the approval of the sale of substantially all the power and process segment (Item 1), and in the discretion of the proxy holders on any other matter that may properly come before the Special Meeting (Item 2). The Board of Directors does not know of any matters other than the power and process transaction that are to come before the Special Meeting. Pursuant to our bylaws, no shareholder proposal may be submitted by a shareholder unless the shareholder desiring to submit a proposal first files a notice with us setting forth information required by Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

        Any holder of Common Stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Special Meeting by (i) filing with Hathaway's corporate Secretary written revocation of his or her proxy prior to the voting thereof, (ii) giving a duly executed proxy bearing a later date, or (iii) voting in person at the Special Meeting. If a shareholder's shares are held by a nominee and the shareholder seeks to vote shares in person at the Special Meeting, THE SHAREHOLDER MUST BRING TO THE SPECIAL MEETING A WRITTEN STATEMENT FROM THE NOMINEE CONFIRMING THE SHAREHOLDER'S BENEFICIAL OWNERSHIP OF A STATED NUMBER OF SHARES AND THAT SUCH SHARES HAVE NOT BEEN VOTED BY THE NOMINEE. Attendance by a shareholder at the Special Meeting will not in itself revoke his or her proxy.

        If a quorum is not present, or for any other good reason, the shareholders entitled to vote who are present in person or represented by proxy at the Special Meeting have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or other reasons for adjournment are satisfied. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Special Meeting as originally called.

        Solicitation of proxies for use at the Special Meeting may be made in person or by mail, telephone or telegram, by our directors, officers and regular employees. Such persons will receive no special compensation for any solicitation activities. In addition, Hathaway may retain the services of D.F. King & Co., Inc. to aid in the solicitation of proxies in person, by mail, telephone or telegram. If retained, the costs are not expected to exceed $                        plus expenses. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such entities, and we will, upon the request of such record holders, reimburse reasonable forwarding expenses. The costs of preparing, printing, assembling and mailing the proxy statement, proxy card and all materials used in the solicitation of proxies to shareholders, and all clerical and other expenses of such solicitation, will be borne by Hathaway.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

        This proxy statement contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, cash flows, financing plans, business strategies, capital and other expenditures, growth opportunities, and plans and objectives of management. Forward looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward looking statements involve known and unknown risks and uncertainties that may cause our actual results to differ materially from the forward looking statements. These statements appear in a number of places in this proxy statement, but particularly under the caption Motion Control Business Strategy and include all statements that are not historical facts. Some of the forward looking statements relate to our intent, belief or expectations of our management regarding our strategies and plans for operations and growth. Other forward looking statements relate to trends affecting our financial condition and results of operations, and our anticipated capital needs and expenditures. Investors are cautioned that such forward looking statements are not guarantees of future performance, and involve risks and uncertainties. Important factors that could cause actual results to differ materially include: (i) post-closing adjustments, which may reduce the amount of net proceeds available to us which, in turn, may result in a lower amount available for our operations; (ii) actions of customers and competitors; (iii) our ability to obtain future financing on favorable terms; and (iv) other risks and contingencies described in the section entitled "RISK FACTORS" and other risk factors included in our Forms 10-K and 10-Q filed with the Securities and Exchange Commission.

PROPOSAL TO SELL SUBSTANTIALLY ALL OUR POWER AND PROCESS SEGMENT
(ITEM 1)

        This section of the proxy statement describes certain aspects of the sale of substantially all the assets of our power and process segment. The power and process segment includes our power instrumentation products, process instrumentation products (except calibration products) and systems and automation products, as well as investments in our two active China joint ventures and the capital stock of Electric Power Research, Ltd. The calibration products manufactured by Hathaway Process Instrumentation Corporation in Dallas, Texas are not included in the sale. Therefore, the power and process transaction described in this proxy statement means the sale of assets comprising the power and process segment except the calibration products which remain with Hathaway but are for sale. We recommend that you read carefully the complete Asset Purchase Agreement for the terms of the sale and other information that may be important to you. The Asset Purchase Agreement is included in this proxy statement as Appendix A.

SUMMARY TERM SHEET

        The following is a brief summary of the material terms of the proposed power and process transaction. This summary highlights selected information in this proxy statement and may not contain all of the information that may be important to you. You should carefully read this entire proxy statement and the other documents referenced herein for a more complete understanding of the matters being considered at the Special Meeting.

Time, Place and Date of the Special Meeting (page 1)	The Special Meeting will be held on , 2002, at 2:00 pm (Mountain Time) at the Lone Tree Country Club, 9808 Sunningdale Boulevard, Littleton, Colorado
Purpose of the Meeting (page ii)	We are holding this meeting:
• to approve the power and process transaction; and
• to transact such other business as may properly come before the meeting or any adjournment of the meeting.
Record Date and Shareholders Entitled to Vote (page 1)
You are entitled to vote at the Special Meeting if you owned shares of Common Stock on the Record Date for the Special Meeting. You will have one vote for each share of Common Stock that you owned on the Record Date.
Vote required (page 1)
In order to approve the power and process transaction, we will need the affirmative vote of the holders of a majority of the shares of Common Stock. Eugene E. Prince, chairman of the board of Hathaway, Elizabeth J. Prince, spouse of Mr. Prince and trustee of trusts for Prince Children Trusts, and Richard D. Smith, chief executive officer of Hathaway, have agreed to vote all shares of Common Stock over which they have voting power to approve the power and process transaction.
Recommendations (page 32)	The Hathaway Board of Directors, upon determining that its terms are fair and in the best interest of Hathaway shareholders, approved and recommends that you approve the power and process transaction.

Hathaway Corporation (page 33)
Hathaway is publicly traded on the NASDAQ small cap market under the symbol HATH. It currently operates in two business segments, the power and process segment and the motion control segment, which will be our sole business if the power and process transaction is approved and sale of the calibration business is completed.
Hathaway's executive and administrative offices are located at 8228 Park Meadows Drive, Littleton, Colorado 80124, and our telephone number at that location is (303) 799-8200.
The Power and Process Segment (page 15)
Our power and process segment is comprised of power instrumentation products, systems and automation products and process instrumentation products. Our power instrumentation products help monitor and control power generation, transmission and distribution processes and include fault recording products, fault location products, condition monitoring (circuit breaker) products, and remote terminal units. The systems and automation products are used to automate such industrial applications as water and wastewater treatment plants and glass manufacturing plants, and to communicate information from instruments in power substations up into the information technology system of the power company for delivery to the user of such information. Our products also communicate metering information from power generators to ensure the proper billing for electricity. The process instrumentation products include monitoring systems and calibration equipment. The monitoring systems, called visual annunciators and sequential event recorders, provide both visual and audible alarms, and are used to control processes in various plants, including electrical generating, chemical, petroleum, food and beverage, pulp and paper, and textile plants. Calibration equipment is also included in this product group. Calibration equipment is used to test and adjust instruments for proper and accurate operation in measuring electricity, temperatures and pressure within a process industry. However, the calibration business and equipment is not being sold as a part of the power and process transaction, but is for sale. The power and process segment also includes investments in two China joint ventures. The Zibo joint venture designs, manufactures and sells cable and overhead fault location products, and other test instruments within the China market. We may sell these products outside China. The Power joint venture manufactures and sells to electric power companies in China, under a license from us, instrumentation products designed by us. The licenses will be transferred to Qualitrol as a part of the power and process transaction.

During the nine months ended March 31, 2002, the power and process segment accounted for 62% of our total revenues, and at March 31, 2002, the segment held 51% of the total identifiable assets. During the years ended June 30, 2001 and 2000, the revenues of the power and process segment accounted for 56% and 59%, respectively, of our total revenues, and the power and process segment held 60% and 53%, respectively, of our total identifiable assets. The power and process segment currently employs 183 employees, or approximately 53% of our total work force of 344.
The Motion Control Segment (page 16)
The motion control segment will be our remaining business segment after the power and process transaction and the sale of our calibration equipment. The motion control segment is operated by Hathaway Motion Control Corporation, a wholly owned subsidiary of Hathaway. The motion control products are used in the telecommunications, semi-conductor processing, industrial, medical, military and aerospace industries, as well as in the manufacturing of analytical instruments and computer peripherals. End products using Hathaway technology include tunable lasers, wavelength meters and spectrum analyzers for the fiber optic industry, robotic systems for the semi-conductor industry, gun control systems for the military, anti-lock braking transducers, satellite tracking systems, MRI scanners and high-definition printers. Presently our motion control products are organized into one division and two subsidiary corporations of Hathaway Motion Control Corporation.
Qualitrol (page 12)
The Buyers are Qualitrol Power Products, LLC, a Delaware limited liability company ("Qualitrol Power") and its affiliate, Danaher UK Industries, Ltd., a company incorporated under the laws of the United Kingdom ("DUKI"). Qualitrol Power and DUKI are referred to herein together as "Qualitrol." Qualitrol Power is a wholly owned subsidiary of Qualitrol Corporation, which is a leading supplier of instruments, controls and monitoring systems utilized on transmission and distribution equipment in the electric utility industry. Both Qualitrol Power and DUKI are direct or indirect subsidiaries of Danaher Corporation, a publicly traded corporation under the symbol DHR. Qualitrol Power's principal executive offices are at 1385 Fairport Road, New York City, New York 14450. Qualitrol Power's telephone number is (716) 585-1515. DUKI's telephone number is 011 44 114 256 4200.
Risk Factors (page 12)
There are risk factors associated with both the power and process transaction and post-transaction operations of our business which will consist solely of the motion control segment. For a full description of the motion control business see the caption "INFORMATION ABOUT HATHAWAY'S BUSINESS."

Purchase Price (page 47)
Qualitrol has agreed to purchase substantially all of the assets of the subsidiaries comprising Hathaway's power and process segment for a purchase price of $6,550,000, in cash, subject to certain post-closing adjustments, plus the assumption of certain related liabilities. As of March 31, 2002, the liabilities to be assumed by Qualitrol equal approximately $3,400,000. As of March 31, 2002, the purchase price would have been approximately $7,250,000 due to projected post-closing adjustments of approximately $700,000. Under the Asset Purchase Agreement, the amount payable to us at closing is subject to holdbacks totaling $750,000. We expect the closing to occur before July 31, 2002.
Reasons for the Power and Process Transaction (page 32)
In arriving at the determination that the power and process transaction is fair to, and in the best interests of, Hathaway shareholders, the Board of Directors considered a number of factors, including, without limitation, the following:
• the financial performance and future prospects of the power and process segment;
• the terms of the power and process transaction, including the purchase price;

• the process our management used to evaluate the power and process transaction, which included solicitations for a potential buyer over a period of several months and discussions with several parties regarding potential transactions;
• the cost to us and the time required to continue to develop and improve the power and process products given an increasingly competitive market;
• the ability of management to focus the resources of the Company on the motion control business;
• the opinion of Green, Manning & Bunch as to the fairness, from a financial point of view, of the consideration received by us in the power and process transaction.
Effects of the Power and Process Transaction—The Motion Control Segment (page 16)
Following the completion of the power and process transaction, we will continue as a public company to operate the motion control business, and are exploring acquisition of other motion control businesses to complement our existing business.
Management Ownership (page 28)
As of May 30, 2002, Hathaway directors and executive officers owned beneficially, in the aggregate, 1,582,317 shares of our outstanding Common Stock, representing an aggregate of approximately 30% of our outstanding shares. Each of our directors and executive officers has indicated his intention to vote in favor of the power and process transaction.

Fairness Opinion (page 37)
In arriving at its determination that the power and process transaction is fair to, and in the best interest of, Hathaway, the Board of Directors has considered a number of factors, including an opinion of our financial advisor, Green, Manning & Bunch, as to the fairness, from a financial point of view, to Hathaway, of the consideration to be received by Hathaway in the power and process transaction. The opinion is addressed to our Board of Directors and does not constitute a recommendation to any shareholder as to how to vote with respect to matters relating to the power and process transaction. For a full description of the opinion of Green, Manning & Bunch see the caption Green Manning & Bunch Opinion. To review the text of the opinion, see Appendix B to this proxy statement.
The Asset Purchase Agreement (Appendix A)
The Asset Purchase Agreement is attached to this proxy statement as Appendix A. We encourage you to read the Asset Purchase Agreement in its entirety, as it is the legal document that governs the power and process transaction
Dissenters' Rights (page 44)
Under Colorado corporate law, Hathaway shareholders have the right to "dissent" from the power and process transaction and demand payment from Hathaway of the "fair value" of their Common Stock. For that purpose, fair value means the value of Common Stock immediately before the effective date of the sale, excluding any appreciation or depreciation in anticipation of the sale, except to the extent that exclusion would be inequitable. In order to exercise dissenters' rights, a shareholder must give notice in advance of the meeting, not vote in favor of the power and process transaction and follow other procedures established by Colorado law. The procedures that must be followed are summarized under the caption DISSENTERS' RIGHTS, and a copy of the relevant Colorado statute provisions is attached as Appendix C.
Representations and Warranties of the Parties (pages 49-50)	The Asset Purchase Agreement contains various representations and warranties made by each of the parties to the Agreement.
Conditions to Completion of the Power and Process Transaction (page 51)	The completion of the power and process transaction depends upon satisfaction of a number of conditions including, among other things:
• approval of the sale of substantially all the power and process segment by our shareholders; and
• the representations and warranties made in the Asset Purchase Agreement being true and correct.

Material Federal Income Tax Consequences (page 55)
We expect a gain for federal income tax purposes on the sale of substantially all the assets of the power and process segment. The power and process transaction may subject us to income, franchise, sales, use or other tax liabilities in foreign, state or local tax jurisdictions in which assets of the power and process segment are located.
Accounting Treatment of the Power and Process Transaction (page 55)
The power and process transaction will be accounted for under accounting principles generally accepted in the United States. We expect to recognize a pretax gain of approximately $2,000,000 for financial reporting purposes for the sale of the power and process segment.

        This summary may not contain all of the information that may be important to you. You should read carefully this entire document and the other documents referred to for a complete understanding of the power and process transaction. In particular, you should read the documents attached to this proxy statement, including the Asset Purchase Agreement, which is attached as Appendix A, and the opinion of Green, Manning & Bunch, which is attached as Appendix B.

QUESTIONS AND ANSWERS ABOUT THE POWER AND PROCESS TRANSACTION

Q.
WHAT IS THE PROPOSED POWER AND PROCESS TRANSACTION?

A.
We will sell substantially all the assets of our power and process segment, including investments in two China joint ventures, and transfer the majority of the liabilities of our power and process segment to Qualitrol. Hathaway subsidiary corporations whose assets are being sold and liabilities assumed are Hathaway Systems Corporation, Hathaway Industrial Automation, Inc., Hathaway Systems, Ltd., and Hathaway Process Instrumentation Corporation (except for its calibration products). The purchase price for the assets being sold is $6,550,000, plus the amount of any guarantees issued by banks guaranteeing performance of work in process, subject to increase or decrease pursuant to a post-closing adjustment based on the net equity (acquired assets less assumed liabilities) of the power and process segment at the Closing The power and process segment (excluding the calibration business) employs 183 individuals or approximately 53% of our total workforce of 344 persons. The power and process transaction will constitute the sale of substantially all the assets of the power and process segment, which is a significant portion of our total assets. This sale marks the termination of our participation as a manufacturer in the power and process industries. The power and process transaction does not include the calibration products manufactured and marketed by Hathaway Process Instrumentation Corporation. Since we are terminating our power and process business, the calibration products will be sold.

Q.
WILL ANY OF THE SALE PROCEEDS BE DISTRIBUTED TO SHAREHOLDERS?

A.
No. The net proceeds will be retained by the Company to help grow the motion control business.

Q.
HOW WILL THE PROPOSED POWER AND PROCESS TRANSACTION AFFECT HATHAWAY CORPORATION?

A.
After the sale of substantially all of our power and process segment to Qualitrol and of the calibration products, our remaining operations will be our motion control business. We are currently involved in analyzing acquisitions of other motion control assets. See the caption USE OF PROCEEDS. The motion control segment had an operating profit of $4,067,000 in fiscal year 2001 and $1,022,000 in the first nine months of fiscal year 2002. The motion control segment employs 146 individuals or approximately 42% of our total work force. We do not anticipate terminating any present employees of the motion control segment. Disposition of the power and process segment will allow us to devote substantially all of our energies and resources to development of our motion control business, as opposed to dividing our management time between two unrelated businesses.

Q.
WHAT WILL HATHAWAY DO IF ITS SHAREHOLDERS DO NOT APPROVE THE PROPOSED POWER AND PROCESS TRANSACTION?

A.
In the event our shareholders do not approve the proposed power and process transaction, we will continue to operate the power and process business in accordance with our past practice and current and future strategy for that business, but may be required to raise additional debt or equity in order to properly fund future operations of the power and process segment. In addition, we will seek out a different proposal for the disposition of the power and process business.

Q.
HOW DO I VOTE?

A.
You may vote by indicating on the enclosed proxy card how you want to vote, and by signing and mailing the proxy card in the enclosed pre-paid return envelope. Please vote as soon as possible to insure that your shares are represented at the Special Meeting.

Q.
WHAT ARE BROKER NONVOTES?

A.
If a broker holding shares in street name submits a proxy card on which the broker physically lines out the matter, whether it is "routine" or "non-routine" or does not indicate a specific choice ("FOR", "AGAINST", or "ABSTAIN") on a matter that is non-routine, that action is called a broker non-vote as to that matter.

Q.
IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A.
Since the power and process transaction is a non-routine matter, your broker will vote your shares only if you provide your broker instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q.
CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY FORM?

A.
Yes. You can change your vote at any time before we vote your proxy at the Special Meeting in one of three ways. First, you may file with Hathaway's corporate secretary the written revocation of your proxy prior to the voting thereof. Second, you may complete a new proxy form and send it to the Secretary and a new proxy form will automatically replace any earlier proxy form you returned. Third, you may attend and vote in person at the Special Meeting. See page 2 for information on voting in person.

  You should send any written notice or new proxy to the secretary at the following address: Susan M. Chiarmonte, Secretary, Hathaway Corporation, 8228 Park Meadows Drive, Littleton, Colorado 80124.

Q.
WHO DO I CONTACT IF I HAVE ADDITIONAL QUESTIONS OR WOULD LIKE ADDITIONAL COPIES OF THE PROXY STATEMENT?

A.
You may contact: Hathaway Corporation, 8228 Park Meadows Drive, Littleton, Colorado 80124, 303-799-8200, Attention: Susan M. Chiarmonte, Secretary

THE BUYERS

        Qualitrol Power Products, LLC ("Qualitrol Power") is a newly-formed Delaware limited liability company and a wholly-owned subsidiary of Qualitrol Corporation. The principal executive offices of Qualitrol Power and Qualitrol Corporation are located at 1385 Fairport Road, Fairport, New York 14450. The telephone number of Qualitrol Power and Qualitrol Corporation is (716) 586-1515. Qualitrol Power has not conducted any business other than in connection with the acquisition of the power and process segment of Hathaway. Qualitrol Corporation is a leading supplier of instruments, controls and monitoring systems utilized on transmission and distribution equipment in the electric utility industry. Qualitrol Corporation is a New York corporation and an indirect wholly-owned subsidiary of Danaher Corporation. Danaher UK Industries, Ltd ("DUKI") is a company incorporated under the laws of the United Kingdom with principal executive offices located at Danaher House, Parkway One Business Centre, Parkway Drive, Sheffield, S9 4WU England. (Qualitrol Power and DUKI are referred herein together as "Qualitrol"). DUKI's telephone number is 011-44-114-256-4200. DUKI is a leading manufacturer of Process/Environmental Controls and is an indirect wholly-owned subsidiary of Danaher Corporation. Danaher Corporation is a Delaware corporation with principal executive offices located at 2099 Pennsylvania Avenue, NW, 12th Floor, Washington, D.C. 20006-1813. Danaher Corporation's telephone number is (202) 828-0850. Danaher Corporation is a leading manufacturer of Process/Environmental Controls and Tools and Components.

RISK FACTORS

        You should carefully consider the risks described below regarding the power and process transaction and Hathaway's business following the power and process transaction, together with all the other information included in this proxy statement, before making a decision about voting on the proposal submitted for your consideration. If any of the following risks actually occur, Hathaway's business, financial condition or result of operation could be materially harmed. If Hathaway's business is harmed, the trading price of Hathaway's Common Stock could decline and you could lose all or part of your investment.

RISKS ASSOCIATED WITH THE SALE OF THE POWER AND PROCESS SEGMENT

If the post closing adjustments to the purchase price reflect a decrease in the net assets of the power and process business, the purchase price will be less than we expect.

        The purchase price in the power and process transaction of $6,550,000 is subject to post closing adjustments based upon changes in the net assets of the power and process business from November 30, 2001 to the closing date of the transaction. Although we currently do not expect the net purchase price to be less than $6,550,000, there can be no assurance that the purchase price as adjusted will not be less than our expectation. If the final purchase price is less than expected, our financial condition after the closing may be adversely affected, and we may not be able to acquire additional motion control assets.

Sale of the power and process segment may cause the price of our common stock to decline.

        As explained elsewhere in this proxy statement, we believe the market does not understand our two segments, and does not properly relate our market price to those segments. Even so, it is possible that with the sale of the power and process segment, the price of our Common Stock will decline.

Exercise of Dissenters' Rights may decrease funds available for operation after sale of the power and process segment.

        The right of Hathaway shareholders to dissent from the power and process transaction and obtain payment in cash of the fair value of their shares of common stock could diminish the amount of funds available to Hathaway to fund operations of the motion control segment. Payment to dissenters who exercise their right will be at the fair value of shares immediately before the Closing Date of the transaction, excluding any appreciation or depreciation in anticipation of the transaction, except to the extent that exclusion would be inequitable. If any shareholders exercise their dissenters' rights, Hathaway will make the initial determination of fair value and make payment of that amount. Dissenters have the right, however, to contest the Hathaway payment, and if Hathaway and the dissenters cannot resolve the amount payable, the determination of fair value may be made in a court proceeding. As finally determined, the fair value of dissenters' shares may be enough to adversely affect the operation of the motion control segment after disposition of the power and process segment.

RISKS ASSOCIATED WITH OUR BUSINESS FOLLOWING THE POWER AND PROCESS TRANSACTION

We may not be able to sustain or accelerate growth of, or sustain or accelerate recurring revenue from, the motion control segment.

        There can be no assurance that demand for our motion control services and products will increase or be sustained, or that our current or future products will have market acceptance in that product category. To the extent we do not achieve growth it may be difficult for us to generate meaningful revenue at acceptable margins or achieve profitability. To the extent the motion control segment is not successful, because market acceptance declines, or other competing technologies evolve in connection with the evolving market for our motion control products or for any other reason, we might have future unexpected declines in revenues.

Rapid technological change could render our motion control products and services obsolete.

        The industries serviced by our motion control products undergo rapid changes in user and customer requirements and preference. Frequent new product and service introductions and the emergence of new industry standards and practices are necessary. Each of these characteristics could render our motion control products obsolete. The rapid evolution of our market requires that we improve continually the performance, features and reliability of our products and services, particularly in response to competitive offerings. Our success also will depend, in part, on our ability to:

  •
  develop, acquire or license new products, services and technology that address the varied needs of our customers and prospective customers; and

  •
  respond to technological advances and emerging industry standards and practices on a cost effective and timely basis.

        If we are unable, for technical, financial, legal or other reasons, to adapt in a timely manner to changing market conditions or user preferences, we could lose customers, which would cause a decrease in our revenue.

We may be unable to obtain additional capital to grow our business, which would adversely impact our business.

        If we raise additional financing through the issuance of equity securities, you may suffer significant dilution. Although we expect that cash from the power and process transaction, our bank line of credit, and cash from operations will be sufficient to satisfy our working capital and capital expenditure needs over the next twelve months, we may have to seek third party investment in order to provide additional working capital and to finance acquisitions to enhance our motion control segment. We cannot be certain that financing from third parties will be available on acceptable terms to us or at all. Our future capital requirements will depend upon several factors, including the rate of market acceptance of our products and services, our ability to expand our customer base, our level of expenditures for sales and marketing and our requirements for acquisition of additional motion control assets. If our capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated. If we cannot raise funds on acceptable terms, we may not be able to develop our motion control products and services, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, any of which could have a material adverse affect on our ability to grow our business. Further, if we issue equity securities, the new equity securities may have rights, preferences or privileges senior to those of our Common Stock.

INFORMATION ABOUT HATHAWAY'S BUSINESS

GENERAL

        Hathaway was organized under the laws of Colorado in 1962. Hathaway is engaged in the business of designing, manufacturing and selling advanced systems and instrumentation to the worldwide power and process industries, as well as motion control products to a broad spectrum of customers throughout the world. Hathaway operates primarily in the United States and the United Kingdom and has joint venture investments in China.

POWER AND PROCESS SEGMENT

Power Instrumentation

        Hathaway's power instrumentation products help ensure that electric utilities provide high quality service to consumers of electricity. With manufacturing facilities in Seattle and Belfast, Northern Ireland, and sales and engineering functions in Seattle, Belfast and Denver, the power instrumentation products group produces a comprehensive and cost-effective range of products designed exclusively for the power industry worldwide. Hathaway's equipment assists the electric power system operators in operating and maintaining proper system performance. The products, which are used to monitor and control the power generation, transmission and distribution processes, include fault recording products, fault location products, condition monitoring (circuit breaker) products and remote terminal units for Supervisory Control and Data Acquisition (SCADA) systems. The Hathaway subsidiary corporations involved in the power instrumentation products are Hathaway Systems Corporation, a wholly owned subsidiary of Hathaway, which operates out of Denver, Colorado and Seattle, Washington; Hathaway Process Instrumentation Corporation, a wholly owned subsidiary of Hathaway Systems Corporation, which operates out of Seattle, Washington; and Hathaway Systems, Ltd., which operates out of Belfast, Northern Ireland. Hathaway Systems, Ltd. is a wholly owned subsidiary of Hathaway Systems (UK) Group, Ltd., a corporation formed under the laws of the United Kingdom, and which is a wholly owned subsidiary of Hathaway Systems Corporation.

Systems and Automation

        In September 1996, Hathaway acquired Tate Integrated Systems which has since operated under the name of Hathaway Industrial Automation ("Automation"), a wholly-owned subsidiary of Hathaway Systems Corporation. Automation is located near Baltimore, Maryland and is a full service supplier of process automation systems for industrial applications. Automation has developed a software system for SCADA and distributed control systems. The Automation system has been used to automate such industrial applications as water and wastewater treatment plants and glass manufacturing plants. The focus of the systems business has shifted from industrial automation applications to the power generation and transmission industry. Hathaway has been successful at integrating the Automation system with certain other Hathaway products and targeting the integrated product at substation automation applications used in the electric power industry.

        The automation system provides the user the ability to securely send and receive information to and from intelligent electronic devices in transmission and distribution substations to help monitor and control the delivery of electricity. In addition, the Automation system is used by organizations responsible for operating the transmission grid and ensuring the reliable delivery of electricity. It is used to communicate with and control the output of power generators and to securely communicate metering information from such generators to ensure the proper billing for such electricity.

Process Instrumentation

        The process instrumentation products group manufactures and markets products for industrial applications including monitoring systems, called visual annunciators and sequential event recorders, which provide both visual and audible alarms and are used to control processes in various plants, including electrical generating plants, chemical, petroleum, food and beverage, pulp and paper, and textiles through Hathaway Process Instrumentation Corporation, with offices in Seattle, Washington, a wholly owned subsidiary of Hathaway Systems Corporation. Hathaway Process Instrumentation Corporation also manages the calibration equipment which is not included in the sale. Calibration equipment is used to test and adjust instrumentation for proper and accurate operation in measuring electricity, temperatures and pressure within the process industry.

China Joint Ventures

        Hathaway has investments in two China joint ventures-a 25% interest in Zibo Kehui Electric Company Ltd. ("Zibo") and a 40% interest in Hathaway Power Monitoring Systems Company, Ltd. ("Power"). Zibo designs, manufactures and sells cable and overhead fault location products, Supervisory Control and Data Acquisition systems and other test instruments within the China market and Hathaway may sell these products outside of China. Power manufactures and sells, under a license from Hathaway, instrumentation products designed by Hathaway to electric power companies in China. Zibo and Power are part of the power and process segment and are included in the power and process transaction.

MOTION CONTROL SEGMENT

        The motion control segment, which will be our remaining business after the sale of substantially all our power and process segment, offers quality, cost-effective products that suit a wide range of applications in the telecommunications, semi-conductor processing, industrial, medical, military and aerospace industries, as well as in the manufacturing of analytical instruments and computer peripherals. End products using Hathaway technology include tunable lasers, wavelength meters and spectrum analyzers for the fiber optic industry, robotic systems for the semiconductor industry, gun control systems for the military, anti-lock braking transducers, satellite tracking systems, MRI scanners and high definition printers.

        The motion control segment is organized into one division and three direct and indirect subsidiaries of Hathaway Motion Control Corporation, a wholly-owned subsidiary of Hathaway: Motors and Instruments Division ("MI"), Emoteq Corporation ("Emoteq-Tulsa"), Computer Optical Products, Inc. ("COPI"—Chatsworth, CA) and Emoteq UK, Limited ("Emoteq UK"), a wholly owned subsidiary of Emoteq-Tulsa.

        The MI division manufactures precision direct-current fractional horsepower motors and certain motor components. Industrial equipment and military products are the major application for the motors. This division also supplies spare parts and replacement equipment for general-purpose instrumentation products.

        Emoteq-Tulsa designs, manufactures and markets direct current brushless motors, related components, and drive and control electronics. Markets served include semiconductor manufacturing, industrial automation, medical equipment, and military and aerospace.

        In July 1998, Emoteq-Tulsa acquired all of the outstanding shares of Ashurst Logistic Electronics Limited of Bournemouth, England (renamed Emoteq UK Limited). Emoteq UK manufactures drive electronics and position controllers for a variety of motor technologies as well as a family of static frequency converters for military and aerospace applications and has extensive experience in power electronics design and software development required for the application of specialized drive electronics technology.

        Optical encoders are manufactured by COPI. They are used to measure rotational and linear movements of parts in diverse applications such as tunable lasers, spectrum analyzers, machine tools, robots, printers and medical equipment. The primary markets for the optical encoders are in the telecommunications, computer peripheral manufacturing, industrial and medical sectors. COPI also designs, manufactures and markets fiber optic-based encoders with special characteristics, such as immunity to radio frequency interference and high temperature tolerance, suited for industrial, aerospace and military environments. Applications include airborne navigational systems, anti-lock braking transducers, missile flight surface controls and high temperature process control equipment.

Motion Control Business Strategy

        Hathaway's Board of Directors has approved the recommendation of its management team to focus the company on the execution of a "Pure-Play" Motion Strategy and its ultimate goal of building a significant platform within the precision motion control marketplace. We believe that small to mid-sized companies, employing a pure-play strategy, are rewarded with higher market valuations when compared to their counterparts with multiple product platforms. The key elements of the strategy include multiple strategic acquisitions, niche marketing and improving internal operating efficiencies through the utilization and implementation of lean manufacturing principles throughout the organization. Hathaway is currently in active discussion with numerous motion companies and fully expects to have an opportunity to make definitive offers for selected companies within a reasonably short period of time. Each potential acquisition is being evaluated on its ability to be successful on a stand-alone basis and that ability will be a critical factor in our decision to proceed with an acquisition.

        Having recently enjoyed good success and growth in the custom fractional horsepower motor and control market, a sub-set of the overall $85 billion worldwide motor and control market, Hathaway believes that additional emphasis within this segment will provide even greater opportunities and accelerate our growth in the future. The customized industrial fractional horsepower motor segment can be defined as highly fragmented, with most manufacturers producing for niche markets, thereby lacking a clearly identifiable leader. The products are used in a wide variety of applications and in numerous market segments including the industrial automation, semiconductor, telecommunications, medical, aviation and defense industries. Given the current market conditions, we believe that Hathaway has the opportunity to carve out it's own niche and to become a leader in certain well defined market segments.

        The products supplied by Hathaway, and the intended future acquisitions, can be characterized as providing the means to optimally achieve the performance requirements of an application, while at the same time satisfying the trend towards increased precision, miniaturization, flexibility and mass customization. In many applications, the optimized solutions provide an opportunity to enhance and accelerate the conversion from mechanical to electro-mechanical motion solutions by providing the required precision, throughput and cost effectiveness to simplify the justification and approval process during the engineering design cycle. This ability opens many significant segments of the older "power transmission" market to a conversion that will result in further acceleration of the growth in the precision motion control market.

        The sales process within the industry can best be described as "A Solution Looking For A Problem" approach, whereby the engineering teams of both the customer and manufacturer jointly develop a prototype as a solution for the application(s). A shorter lead-time in the design to prototype cycle will greatly enhance the chance of success in the application. Due to this process, the manufacturer is most often a sole sourced supplier for the application, leading to a stable and diverse customer base. A further development of our marketing/sales strategy will result in a "target market"

approach whereby we develop optimal solutions to meet the special needs of selected market segments. These solutions will be directly sold and supported to a targeted customer base, by a team of highly qualified sales engineering, applications engineering and design engineering personnel.

        The breadth and fragmented nature of the motion control marketplace provides Hathaway with an opportunity to become highly focused and to significantly grow the company in the years ahead. As with any venture, we fully recognize that a major factor in the success can be directly attributed to the strength of the management team within the company. To that end, we believe that our current management team, supplemented by our ability to attract and add highly experienced and proven performers within the industry, provides Hathaway and its shareholders a significant opportunity for success in the future.

Product Distribution and Principal Markets

        Hathaway maintains a direct sales force, which will be continued after the power and process transaction. In addition to its own marketing and sales force, Hathaway has developed a worldwide network of independent sales representatives and agents to market its various product lines.

        We face competition in all of our markets, although the number of competitors varies depending upon the product. There are numerous competitors in the motion control market. No clear market share data is available for our product areas. Competition involves primarily product performance and price, although service and warranty are also important.

Proforma Financial Information

        The following unaudited pro forma consolidated financial statements have been prepared from our historical financial statements to give effect to the sale of substantially all our power and process segment. The unaudited pro forma consolidated balance sheet reflects adjustments as if the sale had occurred on March 31, 2002. The unaudited pro forma combined statements of operations for the nine months ended March 31, 2002 and for the years ended June 20, 2001, 2000 and 1999 reflect adjustments as if the sale had occurred on July 1, 2001, 2000, 1999 and 1998, respectively.

        The unaudited pro forma consolidated financial statements do not purport to present the financial position or results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future.

        The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements, including the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company from the Company's Annual Report on Form 10-K for the year ended June 30, 2001 and from the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002. In addition, the unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the power and process business being sold, which are included in this proxy statement.

See accompanying notes to unaudited pro forma consolidated financial statements.

HATHAWAY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 31, 2002

(In thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current Assets:
Cash, cash equivalents and restricted cash	$4,246	$7,251	(a)	$11,497
Trade receivables, net of allowance for doubtful accounts	6,854	(3,856	)(b)	2,998
Inventories, net	5,210	(2,759	)(b)	2,451
Other current assets	1,408	(299	)(b)	1,109

Total current assets	17,718	337		18,055
Non-current assets	2,455	(915	)(b)	1,540

Total Assets	$20,173	$(578)		$19,595

Liabilities and Stockholders' Investment
Current Liabilities:
Accounts payable, accrued liabilities and other	$5,000	$(3,615	)(b)	$1,385
Income taxes payable	539	748	(d)	1,287
Closing cost liabilities	—	1,015	(c)	1,015
Other	432	—		432

Total Liabilities	5,971	(1,852)		4,119

Total Stockholders' Investment	14,202	1,274	(e)	15,476

Total Liabilities and Stockholders' Investment	$20,173	$(578)		$19,595

See accompanying notes to unaudited pro forma consolidated financial statements.

HATHAWAY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2002

(In thousands, except per share data)

	Historical	Pro Forma Adjustments(f)		Pro Forma
Revenues	$31,152	$(17,920)		$13,232
Cost of products sold	19,658	(10,346)		9,312

Gross margin	11,494	(7,574)		3,920
Operating costs and expenses:
Selling	4,568	(3,688)		880
General and administrative	3,971	(1,411)		2,560
Engineering and development	3,425	(2,598)		827
Amortization of intangibles and other	6	—		6

Total operating costs and expenses	11,970	(7,697)		4,273

Operating loss	(476)	123		(353)
Other income (expenses), net:
Gain on sale of investment in joint venture	674	(674)		—
Other expense, net	(143)	85		(58)

Total other income (expense), net	531	(589)		(58)

Income (loss) before income taxes	55	(466)		(411)
Benefit for income taxes	(89)	(63	)(g)	(152)

Net income (loss)	$144	$(403)		$(259)

Basic net income (loss) per share	$0.03			$(0.06)

Diluted net income (loss) per share	$0.03			$(0.05)

Basic weighted average shares outstanding	4,636			4,636

Diluted weighted average shares outstanding	4,782			4,782

See accompanying notes to unaudited pro forma consolidated financial statements.

HATHAWAY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2001

(In thousands, except per share data)

	Historical	Pro Forma Adjustments(f)	Pro Forma
Revenues	$48,386	$(24,894)	$23,492
Cost of products sold	29,734	(14,875)	14,859

Gross margin	18,652	(10,019)	8,633
Operating costs and expenses:
Selling	6,174	(4,150)	2,024
General and administrative	5,551	(2,345)	3,206
Engineering and development	4,806	(3,598)	1,208
Restructuring charge	587	(587)	—
Amortization of intangibles and other	57	—	57

Total operating costs and expenses	17,175	(10,680)	6,495

Operating income	1,477	661	2,138
Other income (expense), net:
Equity income from investment in joint ventures	1,170	(1,170)	—
Other expense, net	(75)	5	(70)

Total other income (expense), net	1,095	(1,165)	(70)

Income before income taxes	2,572	(504)	2,068
Provision for income taxes	576	189 (g)	765

Net income	$1,996	$(693)	$1,303

Basic net income per share	$0.44		$0.29

Diluted net income per share	$0.41		$0.27

Basic weighted average shares outstanding	4,493		4,493

Diluted weighted average shares outstanding	4,834		4,834

See accompanying notes to unaudited pro forma consolidated financial statements.

HATHAWAY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2000

(In thousands, except per share data)

	Historical	Pro Forma Adjustments(f)	Pro Forma
Revenues	$45,133	$(24,109)	$21,024
Cost of products sold	28,175	(15,269)	12,906

Gross margin	16,958	(8,840)	8,118
Operating costs and expenses:
Selling	6,433	(4,635)	1,798
General and administrative	5,194	(2,273)	2,921
Engineering and development	4,274	(3,116)	1,158
Amortization of intangibles and other	83	—	83

Total operating costs and expenses	15,984	(10,024)	5,960

Operating income	974	1,184	2,158
Other income (expenses), net:
Equity income from investment in joint ventures	698	(698)	—
Other expense, net	(68)	(165)	(233)

Total other income (expense), net	630	(863)	(233)

Income before income taxes	1,604	321	1,925
Provision for income taxes	129	583 (g)	712

Net income	$1,475	$(262)	$1,213

Basic net income per share	$0.34		$0.28

Diluted net income per share	$0.31		$0.25

Basic weighted average shares outstanding	4,341		4,341

Diluted weighted average shares outstanding	4,785		4,785

See accompanying notes to unaudited pro forma consolidated financial statements.

HATHAWAY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 1999

(In thousands, except per share data)

	Historical	Pro Forma Adjustments(f)		Pro Forma
Revenues	$41,691	$(25,577)		$16,114
Cost of products sold	26,475	(15,946)		10,529

Gross margin	15,216	(9,631)		5,585
Operating costs and expenses:
Selling	6,852	(5,448)		1,404
General and administrative	4,958	(1,970)		2,988
Engineering and development	4,466	(3,275)		1,191
Amortization of intangibles and other	481	(373)		108

Total operating costs and expenses	16,757	(11,066)		5,691

Operating loss	(1,541)	1,435		(106)
Other income (expenses), net:
Equity income from investment in joint ventures	329	(329)		—
Other expense, net	(105)	(18)		(123)

Total other income (expense), net	224	(347)		(123)

Loss before income taxes	(1,317)	1,088		(229)
Provision (benefit) for income taxes	208	(293	)(g)	(85)

Net loss	$(1,525)	$1,381		$(144)

Basic and diluted net loss per share	$(0.36)			$(0.03)

Basic and diluted weighted average shares outstanding	4,283			4,283

See accompanying notes to unaudited pro forma consolidated financial statements.

HATHAWAY CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

        The accompanying unaudited pro forma consolidated financial statements are presented to reflect the sale of substantially all the Company's power and process segment ("the power and process transaction").

        The accompanying unaudited pro forma consolidated balance sheet presents the historical financial information of the Company as of March 31, 2002 as adjusted for the power and process transaction as if the transaction had occurred on March 31, 2002.

        The accompanying unaudited pro forma consolidated statements of operations for the nine months ended March 31, 2002 and years ended June 30, 2001, 2000 and 1999 subtract the historical operations of the business to be sold from the historical operations of the Company and add pro forma adjustments, as if the power and process transaction had occurred on July 1, 2001, 2000, 1999 and 1998 respectively.

Note 2—Pro Forma Adjustments

        The unaudited pro forma consolidated financial statements reflect the following pro forma adjustments:

(a)
Proceeds from the power and process transaction. These proceeds include $701,000 of proceeds due the Company as a result of the increase in the net book value of the business over a pre-determined value as determined at March 31, 2002.

(b)
The assets sold and liabilities assumed by Qualitrol in the transaction. Qualitrol will not acquire the cash and cash equivalents, restricted cash and certain other current assets totaling $13,000 at March 31, 2002. In addition, Qualitrol will not assume certain accrued liabilities totaling $354,000 at March 31, 2002.

(c)
Accrual for estimated costs incurred in the transaction. These costs include legal, investment banking, accounting, severance and other transaction related costs.

(d)
Estimated tax liability on the gain on the transaction, calculated at the statutory rate of 37%.

(e)
Estimated after-tax gain on the transaction.

(f)
Power and process business revenues and expenses. The expenses exclude corporate allocations and charges, which will not be eliminated. The corporate allocations and charges that were not eliminated are $984,000 for the nine months ended March 31, 2002 and $1,166,000, $1,292,000 and $1,185,000 for the years ended June 30, 2001, 2000 and 1999, respectively.

(g)
The tax effect for all pre-tax pro forma adjustments has been calculated to reflect the pro forma tax provision at anticipated effective tax rates.

Sales Backlog

        Our backlog at March 31, 2002 for the Motion Control segment consisted of sales orders totaling approximately $9,246,000. This compares to a backlog of $13,044,000 at June 30,2001 and $12,305,000 at June 30, 2000.

Engineering and Development Activities

        Our expenditures on engineering and development for the Motion Control segment were $622,000 for the nine months ended March 31, 2002, $961,000 in fiscal 2001, and $861,000 in fiscal 2000. Of these expenditures, no material amounts were charged directly to customers.

Environmental Issues

        No significant pollution or other types of emission result from motion control operations and it is not anticipated that Hathaway's proposed operations will be affected by federal, state or local provisions concerning environmental controls. However, there can be no assurance that any future regulations will not affect our operations.

        Hathaway, with other parties, has been named as a defendant in an environmental contamination lawsuit. We are investigating the nature of the claims, but believe the claims are without merit. Nevertheless, we will remain a party to the action until we can establish our position and be dismissed from the action. Any adverse finding in this matter could have a material adverse impact on our financial position and results of operations.

Employees

        At the end of fiscal 2001, we had approximately 146 full-time employees in the Motion Control segment.

Properties

        Hathaway leases its administrative offices and manufacturing facilities for the motion control segment as follows:

Description / Use	Location	Approximate Square Footage
Corporate headquarters	Littleton, Colorado	7,000
Engineering and development facility	Evergreen, Colorado	3,000
Office and manufacturing facility	Tulsa, Oklahoma	20,000
Office and manufacturing facility	Chatsworth, California	22,000
Office and manufacturing facility	Tulsa, Oklahoma	10,000
Office and manufacturing facility	Bournemouth, England	2,000

        We believe the above-described facilities are adequate to meet our current and foreseeable needs. All facilities described above are operating at less than full capacity.

LEGAL PROCEEDINGS

        In addition to the environmental action described under Environmental Issues, Hathaway is involved in certain actions that have arisen out of the ordinary course of business. Management believes that resolution of the actions will not have a significant adverse affect on Hathaway's consolidated financial position or results of operations.

USE OF PROCEEDS

        Hathaway proposes to use the proceeds from the power and process transaction to increase its investment in the motion control segment and expand its business in that segment. See the caption Motion Control Business Strategy for information concerning our desire to become a "pure play" company. Hathaway has negotiations underway for the acquisition of multiple motion control companies and is aware of other opportunities for acquisitions in the motion control business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table and notes set forth, as of the Record Date (except for Mr. Albert for whom information is provided as of March 16, 2000), the beneficial ownership, as defined by the regulations of the Securities and Exchange Commission, of Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (based on the records of the Company's stock transfer agent or a representation by the beneficial owner), each director and nominee, the executive officer and all persons who serve as executive officers and directors of the Company, as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Eugene E. Prince 7560 Panorama Drive Boulder, Colorado 80303	927,050	(3)	19.5%
Richard D. Smith 8228 Park Meadows Drive Littleton, Colorado 80124	565,267	(4)	11.0%
Ira Albert 1304 SW 160th Avenue, Suite 209 Ft. Lauderdale, FL 33326	274,300	(5)	5.9%
Richard S. Warzala	10,000		—
Delwin D. Hock	36,500	(6)	—
Graydon D. Hubbard	30,500	(7)	—
George J. Pilmanis	13,000	(8)	—
Directors and executive officers of the Company as a group (6 persons)	1,424,722	(9)	30.1%

(1)
All beneficial ownership is sole and direct unless otherwise noted.

(2)
No percent of class is shown for holdings of less than 1%.

(3)
Mr. Prince retired as Chairman of the Board, President and Chief Executive Officer on August 31, 1998. Includes 84,500 shares of Common Stock which Mr. Prince has the right to acquire within 60 days of the Record Date upon exercise of options. Includes 88,800 shares of Common Stock held by the Prince Children's Trusts, of which Mr. Prince's wife is trustee and as to which Mr. Prince disclaims beneficial ownership.

(4)
Includes 430,000 shares of Common Stock which Mr. Smith has the right to acquire within 60 days of the Record Date upon exercise of outstanding options and 121,784 shares of Common Stock held by the Company's Employee Stock Ownership Plan ("ESOP") as of the Record Date, as to which Mr. Smith could be deemed to have shared investment power as a trustee of the ESOP, which includes 4,575 shares of Common Stock credited to the ESOP account of Mr. Smith. Includes 12,583 shares of Common Stock held by Smith Family Trust, of which Mr. Smith is trustee.

(5)
Based on Schedule 13D filed by Mr. Albert with the Securities and Exchange Commission on or about March 16, 2000; includes 117,600 shares of Common Stock, held by Albert Investment Associates, L.P., as to which Mr. Albert has sole voting and investment power; includes 133,200 shares of Common Stock held by various accounts as to which Mr. Albert has sole investment power.

(6)
Includes 30,500 shares of Common Stock which Mr. Hock has the right to acquire within 60 days of the Record date upon exercise of outstanding options.

(7)
Consists of 30,500 shares of Common Stock which Mr. Hubbard has the right to acquire within 60 days of the Record Date upon exercise of outstanding options.

(8)
Includes 5,000 shares of Common Stock which Mr. Pilmanis has the right to acquire within 60 days of the Record Date upon exercise of outstanding options.

(9)
Includes 474,000 shares of Common Stock which directors and executive officers have the right to acquire within 60 days of the Record Date upon exercise of outstanding options and 121,784 shares of Common Stock held by the ESOP as to which Mr. Smith has shared investment power as trustee of the ESOP, which includes 4,150 shares of Common Stock held by the ESOP for the account of Mr. Smith.

MARKET PRICE OF HATHAWAY'S COMMON STOCK AND
RELATED SHAREHOLDER MATTERS

        Hathaway Corporation's common stock is traded on the Nasdaq Small Cap Market system and trades under the symbol HATH. The number of holders of record of the Company's common stock as of the close of business on                        was            . The Company did not pay or declare any dividends during fiscal years 2001 and 2000 as the Company's long-term financing agreement prohibits the Company from doing so without prior approval. We have applied and intend to continue to apply any retained and current earnings toward the development of our business and to finance the growth of the motion control business after the power and process transaction. Consequently, we currently do not anticipate paying cash dividends on common stock in the foreseeable future.

        The following table sets forth, for the periods indicated, the high and low prices of the Company's common stock on the Nasdaq Small Cap Market system, as reported by Nasdaq.

	Price Range
	High	Low
FISCAL 2000
Fourth Quarter	9.25	3.00
FISCAL 2001
First Quarter	$9.88	$5.06
Second Quarter	7.38	2.25
Third Quarter	6.94	2.94
Fourth Quarter	4.84	3.10
FISCAL 2002
First Quarter	$3.90	$2.04
Second Quarter	3.25	1.75
Third Quarter	3.00	2.60

CHANGES TO STOCK OPTIONS

        Under our 1991 Stock Option Plan as originally written, options were cancelled on the date of termination of services, and under our 2000 Stock Option Plan as originally written, options were cancelled 30 days after the date of termination.

        Because of the decrease in the market value of our Common Stock, some of the options that have been granted are "underwater," which means that the exercise price is greater than the current market price of our stock. In addition, the term of options originally granted was seven years from the date of grant, but that term could be lengthened to as much as 10 years, thereby giving additional time for exercise of options by terminated optionees. The same limitations would apply in the event of termination after a change in control.

        The Board has amended the 1991 Stock Option Plan as it applies to corporate employees and directors to provide that in the event of termination after a change in control for any reason other than cause, as defined, voluntary termination, disability or death, the option expiration date was extended to 10 years after the date of grant, but the options may expire earlier due to termination for cause, as defined, voluntary termination, disability or death in accordance with the Plan. Stock Option Agreements were also amended, but they require the consent of the option holder. Not all consents have been obtained. In the event of termination after a change in control of all directors and corporate office employees, we would be required to record a compensation charge of $221,000 as a result of the amendments.

        This action affected four employees in the corporate office who had unexercised options totaling 62,900 shares. The action affected options granted to directors as stated below:

Director	Shares
Delwin D. Hock	45,500
Graydon D. Hubbard	45,500
George J. Pilmanis	28,000
Eugene E. Prince	99,500
Richard D. Smith	430,000

        All options held by power and process employees will be fully vested when the sale closes, and those employees will be able to exercise options in accordance with the Agreements. Options to purchase 445,667 shares of common stock are held by power and process employees at exercise prices ranging from $1.13 to $6.72. There will be no compensation charge required to be recorded as a result of the acceleration of the options. As of May 31, 2002, an aggregate of 109,967 such shares were exercisable at prices below the market price of common stock.

SEVERANCE AGREEMENTS

        Hathaway has severance agreements with four key employees of the power and process segment that require it to pay an amount equal to one year base salary plus incentive compensation and other incidental amounts if the employee is terminated under certain circumstances within specified periods following a sale of the assets of their particular employer. The power and process transaction will constitute such a sale, and key employees will be entitled to severance benefits. Three of these key employees will be continued by Qualitrol, and Qualitrol will assume their severance agreements, or the contracts with Hathaway will be canceled and new ones entered into with Qualitrol. The employment of the other employee covered by a serverance agreement will not be continued by Qualitrol. Hathaway will continue to be bound by the severance agreement with him.

HATHAWAY APPOINTS NEW PRESIDENT

        Effective May 1, 2002, Hathaway hired Richard S. Warzala as president. Richard D. Smith will continue as the chief executive officer and chief financial officer, as well as a member of the board of directors. Mr. Warzala has over 20 years experience in the motion control industry. From 2000 to 2001, he was president of the Motion Components Group, a subsidiary of Danaher Corporation. From 1993 to 2000, he was president of API Motion, Inc., a subsidiary of American Precision Industries, Inc., a Delaware corporation.

THE POWER AND PROCESS TRANSACTION PROPOSAL

        This section of the proxy statement describes certain aspects of the sale of substantially all the assets comprising our power and process segment. We recommend that you read carefully the complete Asset Purchase Agreement for the terms of the sale and other information that may be important to you. The Asset Purchase Agreement is included in this proxy statement as Appendix A.

BOARD OF DIRECTORS RECOMMENDATION

        THE BOARD OF DIRECTORS RECOMMENDS TO THE SHAREHOLDERS THAT THE SHAREHOLDERS VOTE "FOR" THE POWER AND PROCESS TRANSACTION PROPOSAL TO SELL SUBSTANTIALLY ALL THE OPERATING ASSETS OF THE POWER AND PROCESS SEGMENT TO QUALITROL FOR A PURCHASE PRICE OF $6,550,000, SUBJECT TO CERTAIN POST-CLOSING ADJUSTMENTS AND THE ASSUMPTION OF CERTAIN OF THE LIABILITIES OF THE POWER AND PROCESS SEGMENT. THE BOARD HAS DETERMINED THAT THE

POWER AND PROCESS TRANSACTION PROPOSAL IS IN THE BEST INTERESTS OF THE SHAREHOLDERS.

REASONS FOR THE POWER AND PROCESS TRANSACTION

Introduction

        Today we conduct our operations in two business segments: our power and process segment and the motion control segment. We believe Hathaway currently does not have sufficient access to the capital resources required to restructure our finances to grow both business segments. We further believe that among the available opportunities, selling the power and process segment presents the best opportunity to resolve our current strategic and financial concerns. While the calibration business and equipment of Hathaway Process Instrumentation Corporation are not being sold as a part of the power and process transaction, we intend to sell them.

Factors Considered

        In reaching its determination to approve the sale of the power and process segment, the Board considered, among other factors, (1) management's belief that the sale of the power and process transaction would help provide the remaining business flexibility to expand operations to meet changing demands, and (2) the opinion of Green, Manning & Bunch regarding the fairness, from the financial point of view, of the consideration to be received by Hathaway pursuant to the proposed power and process transaction. See Green, Manning & Bunch Opinion and see Appendix B where that opinion is reprinted in full. The other material positive factors considered by the Board of Directors in reaching this determination are:

        1.    Management's belief that the market price of our Common Stock has been adversely affected by the inability of the market to see us as one company with two different product segments. The market has difficulty in analyzing our power and process business and our motion control business and relate a market price to those two distinct but unrelated products. In the view of management this results in a low price for our Common Stock.

        2.    Management believes it would be desirable to become a "pure play" company and focus our efforts on one industry that is recognizable in the market.

        3.    The power instrumentation and systems automation business is affected by the uncertainties of deregulation and pending rulings by the Federal Energy Regulatory Commission, and will most likely continue to require large investments into the future before becoming profitable. The motion control industry is diverse and is currently suffering the effects of the downturn in the economy resulting in motion control businesses with low valuations.

        4.    The power and process segment has generated operating losses in each of the last five years; whereas the motion control segment has generated operating profits.

        Material negative factors considered by the Board of Directors in reaching its determination are:

        1.    The power and process transaction will result in a significant reduction in the size of our total operations and operating revenues.

        2.    Certain expenses relating to the power and process segment will not be avoided by the sale and will be absorbed by the remaining motion control business.

BACKGROUND OF THE POWER AND PROCESS TRANSACTION

General

        Hathaway Common Stock is traded on the NASDAQ Small Cap Market under the symbol "HATH." We have long been concerned with the inability of the stock market to reconcile the diverse business segments of Hathaway into a market price for Hathaway Common Stock that reflects the values of these diverse segments. This problem first became apparent during the 1980s when Hathaway was operating its power business, together with an application software business. The two businesses were not related and the price of Hathaway's Common Stock in the market fell well below a price recognizing the relative values of the two business segments.

        The application software business was sold in 1994, but the problem of disparate business segments continued with the development of the motion control segment.

        In 1996, Hathaway purchased its systems automation business, which has been operated by Hathaway Industrial Automation, Inc. The systems automation business is included in the power and process transaction. At about the same time as that acquisition, Hathaway became involved in efforts to reorganize the separate structure of its businesses into distinct subsidiaries and divisions. This applied both to the power and process side of the business as well as the motion control business. This reorganization was undertaken in an effort to consolidate accounting and reporting of the different business operations, with the hope that investors would be better able to analyze the product lines and reflect the different product lines in the market price for Common Stock.

        In April 1997, Hathaway considered the spin-off of its motion control business into a separate corporation which would have its own market for common stock, separate and apart from the power and process business which would remain in Hathaway. A ruling request to the Internal Revenue Service with respect to the proposed spin-off was undertaken in 1997. The ruling request was finalized and filed with the Internal Revenue Service in 1998.

        In 1997 and 1998, Hathaway received inquiries from various corporations with respect to acquiring the company or some of its product lines. In February 1998, Hathaway hired Green Manning & Bunch, Ltd. ("GMB") to review strategic alternatives, with a view to achieving the best value to shareholders. GMB an investment banking firm that was founded in 1988 and is located in Denver, Colorado. GMB provides financial advisory services to its clients with an emphasis on mergers and acquisitions and institutional private placements of debt and equity. GMB was asked to prepare an analysis regarding Hathaway's strategic alternatives to maximize shareholder value. In 1998, GMB reported back to Hathaway and concluded that the equity value of Hathaway, based on the individual business units, was significantly greater than its current stock value, and that Hathaway could not maximize shareholder value with its current structure. GMB recommended that Hathaway sell the power/process/systems business, and focus on the motion control business. GMB recommended that Hathaway not pursue a spinoff of the power/process/systems business, or the motion control business, into a separately traded company because neither of the resulting corporations would be of significant size or would likely qualify to be listed on the NASDAQ national market system, and while the motion control business might be able to obtain financing, the power/process/systems business would not be able to obtain financing because of its history of losses.

        In the meantime, Hathaway continued to receive inquiries from outside parties interested in purchasing either the power and process business, or the motion control business, but at prices which the Hathaway board of directors felt did not recognize the intrinsic value of either line of business. In April of 1998, the board authorized continuing discussions with various inquiring companies and asked GMB to serve as financial advisor to the Company to implement their recommendation to sell the power/process/systems business. GMB developed confidential memoranda covering both the power/process/systems business and the motion control business. In early 1999, GMB had completed its valuation of the Company, and the Company was prepared to go forward with a renewed effort to achieve sale of the Company or of at least one of its product segments. A favorable ruling on the spinoff request was issued by the Internal Revenue Service in December 1998. The ruling required financing for the motion control business to be in place within 30 days after spinoff, and within one year significantly more money would have to be provided to the two businesses than was available to them before the spinoff. These requirements made utilization of the spinoff ruling difficult and impractical.

        The effort to dispose of the power/systems/process business was delayed in 1999 because of promising developments for the systems automation business due to power problems in California. The Board of Directors approved going forward with the sale of the motion control business and authorized GMB to solicit interested parties. By mid 1999, GMB had developed several parties interested in acquiring the motion control business. While efforts to market the power/systems/process business had been delayed, Hathaway continued to consider restructuring the business so it would be in position for a sale if and when negotiations could be resumed. In late 1999, a proposal was received from one party for the purchase of the motion control business, and the Board of Directors authorized discussion toward a negotiated sale. The potential buyer determined not to move forward with negotiations, however, because of its own economic situation. The Board then authorized GMB to pursue other possibilities and determined that the situation in California would now permit the proposal to go forward with the sale of the power/systems/process business. GMB finalized their confidential memorandum for the sale of the power/systems/process business, and requested indications of interest from various parties. By February 2000, GMB had contacted 21 prospective purchasers, but had received no responses indicating an interest. GMB suggested that Hathaway wait a period of 18-24 months and try another marketing effort. Hathaway's involvement with GMB was then terminated.

        At that time, Hathaway engaged Blitzer, Ricketson and Co. ("BRC"), a New York, New York based investment banking firm, to dispose of the product lines of the process instrumentation business. The reason for the sale of the process instrumentation division was to effect a downsizing of the division to eliminate losses and a furthering of the restructuring operation.

        In mid-2000, one party continued to show an interest in acquiring the motion control segment, but the Board rejected a proposal on the determination that it did not reflect the true value of the segment based on its recent financial results and projection for the future. The Board notified the interested party that the Board would consider further reasonable offers the interested party might present.

        In October 2000, negotiations for the sale of the process instrumentation business were terminated by the interested party because of a change in its business. The Board of Directors then approved restructuring the process instrumentation business and asked BRC to continue with its efforts to effect a sale. At this time, the Board again resolved to continue to evaluate strategies to maximize shareholder value, and authorized management to proceed with efforts to sell parts of the Company. Preliminary negotiations with one party at a purchase price within the range of the current proposal from Qualitrol were terminated when it suffered an economic downturn. By that time discussions had been opened with representatives of Danaher, although another possible purchaser indicated further interests in mid-2001, and proposed a merger to combine its privately held company with Hathaway as a public company. The Board of Directors reviewed the relative values of the two companies as proposed by the offeror and concluded they were not in the best interest of Hathaway shareholders. The president was authorized to tell the offeror their proposal was not acceptable, but to continue negotiations with the intention of developing terms that would be acceptable.

        After study by management and the development of proposals in mid-2001, the Board of Directors approved a proposed roll-up strategy that involved the sale of the power and process segment and expansion of the motion control segment, with the realization this strategy would require significant additional financing. By October 2001, a strategy to complete the roll-up financing was developed. The Board determined that refocusing the systems business to the power industry would take longer than previously anticipated. Historically, the power industry has not quickly embraced new technologies and the uncertainties of deregulation and pending rules by the Federal Energy Regulatory Commission will probably keep the industry in turmoil for many years. The power instrumentation and systems automation business would continue to require investment into the future before becoming profitable. On the other hand, there was significant diversity in the motion control business, as that industry was being adversely affected by the economic downturn. The Board also took into consideration that the power and process segment has generated operating losses during each of the last five years, whereas the motion control segment has generated operating profits. The Board concluded that the recommended roll-up strategy, which involved disposition of the power and process business and expansion of the motion control business, would help investors better understand Hathaway, and would contribute to the "pure play" objective which the board had previously approved. As a part of this strategy, the Board of Directors determined it would be beneficial to Hathaway to proceed with proposals to sell the power and process business, and at the same time acquire a greater investment in the motion control business. By this time Danaher, who is the parent entity of the purchaser in the power and process transaction, submitted an offer to acquire Hathaway. The Board of Directors rejected the Danaher offer because the price per share did not represent an adequate value for the total company, but the Board of Directors encouraged Danaher to reconsider their offer solely as a purchase of the power business. Discussions with other potential buyers were terminated because of loss of interest. Management entered into discussions with other entities for the purchase of additional motion control assets.

        In December 2001, Danaher showed interest in purchasing the power and process business for a cash consideration the Board of Directors thought adequate, and the president was authorized to proceed with negotiations with Danaher to sell the assets of the power and process business to Danaher. Danaher did not include the calibration business in its offer and management was authorized to proceed with efforts to sell the calibration business.

        Negotiations with Danaher for the sale of the power and process segment continued, resulting ultimately in the submission of an Asset Purchase Agreement in February 2002, which resulted in agreement between Hathaway and Qualitrol for the sale of the power and process segment (except the calibration products), which is the subject of the power and process transaction being considered in this proxy statement.

Green Manning & Bunch Opinion

        Effective February 14, 2002, Hathaway retained GMB to provide its Board of Directors with a fairness opinion regarding the financial aspects of the proposed power and process transaction, whereby Hathaway agreed to sell its power and process segment. Specifically, the Company asked GMB to opine on whether the financial aspects of the power and process transaction, considered in their entirety, are fair to the shareholders from a financial point of view. GMB's opinion is intended for the sole use of Hathaway's Board of Directors for the purpose of evaluating the financial aspects of the power and process transaction. Neither GMB's opinion, nor the following discussion, is intended to, nor does it constitute, a recommendation to any holder of Hathaway Common Stock as to whether such holder should vote in favor of the power and process transaction.

        GMB is an investment banking firm that was founded in 1988 and is located in Denver, Colorado. GMB provides financial advisory services to its clients with an emphasis on mergers and acquisitions and institutional private placements of debt and equity.

        GMB has provided its opinion to Hathaway's Board of Directors that the financial aspects of the power and process transaction are fair to Hathaway from a financial point of view. In rendering this opinion, GMB:

  1.
  Reviewed the Asset Purchase Agreement, as executed May 17, 2002 between Hathaway and Qualitrol;

  2.
  Reviewed and analyzed financial information of certain publicly-traded companies that GMB deemed reasonably comparable to the power and process segment;

  3.
  Reviewed and analyzed financial information of certain change of control business combination transactions that GMB deemed reasonably comparable to the power and process segment;

  4.
  Conducted an unleveraged post-tax discounted cash flow analysis of projected five-year financial performance of the power and process segment, based on information provided by Hathaway;

  5.
  Held discussions with certain members of Hathaway's management team;

  6.
  Considered qualitative factors including, but not limited to, the power and process segment's competitive position, the marketplace in which it operates, its size, and its access to capital;

  7.
  Conducted such other studies, analyses and investigations and reviewed such other information as GMB considered appropriate for the purposes of its opinion; and

  8.
  Made qualitative judgments as to the significance and relevance of each such analysis and factor.

        In GMB's review and analysis, and in formulating the valuations, GMB assumed and relied upon the accuracy and completeness of all the financial and other information provided and has not assumed any responsibility for independent verification of, and expresses no opinion as to the accuracy of, any such information. With respect to forward looking financial information, GMB has relied upon the reasonableness and accuracy of the information, and has assumed that such information was reasonably prepared in good faith and on a basis reflecting the best currently available judgments and estimates of Hathaway's management. GMB also assumed that management is unaware of any facts not disclosed to GMB that would make any of the information provided materially incomplete or misleading. GMB has not reviewed any of the books or records of the power and process segment or conducted, or assumed any responsibility for conducting, a physical inspection of the properties or facilities of the power and process segment or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the power and process segment. GMB's valuation is necessarily based on economic and market conditions and other circumstances as they currently exist and can be evaluated by GMB as of the date hereof.

        GMB reviewed the following information, provided by Hathaway if not otherwise noted, in connection with its evaluation of the financial aspects of the power and process transaction:

  1.
  Financial statements for the power and process segment for the fiscal years ended June 30, 1997 through June 30 2001;

  2.
  Financial statements for the power and process segment for the interim periods ended September 30, 2001, December 31, 2001 and March 31, 2002;

  3.
  Financial estimates and projections prepared by Hathaway's management for the power and process segment for the fiscal years ended June 30, 2002 through June 30, 2004;

  4.
  Descriptive information on the power and process segment contained on Hathaway's website and in publicly-filed documents;

  5.
  Descriptive information on the power and process segment contained in presentation materials;

  6.
  Information on comparable companies gathered from public sources;

  7.
  Information on comparable acquisitions gathered from public sources;

  8.
  New business development summaries relating to the power and process segment from regular board meetings; and

  9.
  Copies of written correspondence between Hathaway and Danaher Corporation.

A COPY OF THE FULL TEXT OF THE OPINION OF GMB DATED MAY 28, 2002, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX B. THE SUMMARY DISCUSSION THAT FOLLOWS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

        The following is a summary of the quantitative valuation analyses performed by GMB in connection with the rendering of its opinion. GMB relied upon these analyses, as well as certain other qualitative factors, in opining on whether the financial aspects of the power and process transaction, considered in their entirety, are fair to the shareholders of Hathaway from a financial point of view.

Comparable Company Analysis

        Utilizing its experience in valuing middle market companies and its understanding of the power and process segment's core business, GMB sought to identify a group of comparable companies that, as a whole, it believed reflected the risk, opportunity and business fundamentals that are reasonably similar to the power and process segment. GMB selected the following seven companies for detailed analysis and comparison:

  1.
  Badger Meter, Inc.

  2.
  Intelligent Controls, Inc.

  3.
  Metretek Technologies, Inc.

  4.
  Powell Industries, Inc.

  5.
  Sutron Corporation

  6.
  Technology Research Corporation

  7.
  Transmation, Inc.

        GMB gathered financial results for the above seven companies from publicly-filed documents. Using this data, in conjunction with current capitalization for each company, GMB calculated a variety of trading multiples, as well as average and median figures, for the entire group. In calculating average and median figures for the group, GMB discarded abnormally high and/or low values that, at its discretion, it determined to be statistical outliers.

        In GMB's view, the size, profitability and liquidity of a company may have an effect on its market value. Larger companies are typically better suited to withstand economic or financial downturns, and may be assigned a valuation premium by the market for this durability. The same may true of profitable companies, as they are typically able to fund their operations internally, or, in the event of a severe downturn, they may be better able to access capital markets due to historical financial performance. Conversely, smaller unprofitable companies are likely to be assigned a market discount. Finally, privately-held companies and divisions of publicly-traded companies are often assigned a valuation discount by the market because their stock and/or assets are less liquid and therefore carry greater risk.

        The power and process segment is similar in size and profitability to the majority of the companies included in the comparable company analysis. However, in GMB's opinion, the assets of the power and process segment are less liquid than the assets and/or stock of the seven companies included in the comparable company analysis. GMB therefore included a 35.0% discount, which GMB believes to be an appropriate liquidity discount in the investment banking industry, in the comparable company analysis.

        GMB calculated median revenue and EBITDA multiples for the seven companies discussed above and applied a 15.0% premium and a 15.0% discount to those multiples to arrive at multiple ranges. GMB applied the respective multiple ranges to the power and process segment's last-twelve-month ("LTM") net sales and Adjusted EBITDA, then averaged the implied value ranges to arrive at an entity value reference range of $9.668—$13.081 million. Finally, GMB discounted both the low and high values of this range by 35.0%, based on the lack of liquidity of the Segment, to arrive at a discounted entity value reference range of $6.284 -$8.502 million.

Hathaway Corporation—Power and Process Segment
Comparable Company Analysis

Valuation Summary

	LTM Ended 12/31/01 Operating Results	Relevant Multiple(1)	Implied Value
			Dollar Amounts in Millions
Revenue	$25.723	0.4x–0.6x	$10.909–$14.760
EBIT	$(0.280)	NMF–NMF	NMF–NMF
EBITDA	$(0.007)	NMF–NMF	NMF–NMF
Adjusted EBITDA(2)	$1.250	6.7x–9.1x	$8.427–$11.402

Entity Value Reference Range(3)			$9.668–$13.081
Less:
35% Liquidity Discount(4)			3.384–4.578

Discounted Entity Value Reference Range			$6.284–$8.502

NMF: Not meaningful

(1)
Low multiples represent a 15% discount to median revenue and EBITDA multiples for comparable companies. High multiples represent a 15% premium to median revenue and EBITDA multiples for comparable companies.

(2)
Adjusted EBITDA is defined as EBITDA plus Total Intercompany Expenses (Income). This analysis assumes that a potential buyer would value Hathaway's Power and Process Segment based on a multiple of Adjusted EBITDA, as opposed to EBITDA inclusive of Intercompany Expenses.

(3)
Entity Value Reference Range is calculated as the average of the implied value range based on a revenue multiple and the implied value range based on an Adjusted EBITDA multiple.

(4)
Because the assets of the Power and Process Segment are less liquid than the stock of the publicly-traded companies included in the Comparable Company Analysis, a 35% liquidity discount is applied to the Entity Value Reference Range.

Comparable Acquisition Analysis

        The comparable acquisition analysis utilizes the financial data of various change of control business combinations in the Power, Process and Systems Automation industries, to the extent information is publicly available, to determine an appropriate valuation range for the power and process segment. GMB sought to identify a group of comparable acquisitions that, as a whole, it believed reflected the same risk, opportunity and business fundamentals as the power and process segment. GMB focused its review on the following 20 acquisitions for which financial data was publicly-available:

Acquiror	Target
AEA Technologies plc	Kinectrics
Danaher Corporation	Marconi Commerce Systems
Hughes Corporation	Transmation, Inc. MAC
Danaher Corporation	Microtest, Inc.
Danaher Corporation	Lifschultz Industries, Inc.
ABB Ltd.	Entrelec
Danaher Corporation	United Power Corporation
Private Investor Group	Geomation
General Electric Company	Smallworldwide plc
AZI LLC	Arizona Instrument Corp.
Mikron Instrument Company, Inc.	E-Squared Technology Corporation
Thermo Instrument Systems	Onix Systems, Inc
Power-One, Inc.	HC Power, Inc.
Siemens AG	Moore Products Co.
SL Industries, Inc.	Todd Products Corp.
SL Industries, Inc.	RFL Electronics Inc.
Transmation, Inc.	Metermaster, Inc.
Power-One, Inc.	International Power Devices
Spectrum Control, Inc.	Potter Production Corporation
Metretek Technologies, Inc.	American Meter Company

        GMB gathered certain operating results and determined both equity and entity values for the above target companies, and then calculated standard valuation multiples for each of the acquisitions in the analysis.

        GMB considered some transactions to be more relevant than others, based on size and profitability. GMB calculated the median revenue and EBITDA multiples for the six most comparable transactions and applied a 15.0% premium and a 15.0% discount to those multiples to arrive at multiple ranges. GMB applied the respective multiple ranges to the power and process segment's LTM net sales and Adjusted EBITDA, then averaged the implied value ranges to arrive at an entity value reference range of $5.328—$7.209 million.

Hathaway Corporation—Power and Process Segment
Comparable Acquisition Analysis

Valuation Summary

	LTM Ended 12/31/01 Operating Results	Relevant Multiple(1)	Implied Value
			Dollar Amounts in Millions
Revenue	$25.723	0.2x–0.3x	$6.321–$8.552
EBIT	$(0.280)	NMF–NMF	NMF–NMF
EBITDA	$(0.007)	NMF–NMF	NMF–NMF
Adjusted EBITDA(2)	$1.250	3.5x–4.7x	$4.335–$5.865

Entity Value Reference Range			$5.328–$7.209

NMF: Not meaningful

(1)
Low multiples represent a 15% discount to median revenue and EBITDA multiples for comparable transactions. High multiples represent a 15% premium to median revenue and EBITDA multiples for comparable transactions.

(2)
Adjusted EBITDA is defined as EBITDA plus Total Intercompany Expenses (Income). This analysis assumes that a potential buyer would value Hathaway's Power and Process Segment based on a multiple of Adjusted EBITDA, as opposed to EBITDA inclusive of Intercompany Expenses.

(3)
Entity Value Reference Range is calculated as the average of the implied value range based on a revenue multiple and the implied value range based on an Adjusted EBITDA multiple.

Discounted Cash Flow Analysis

        A discounted cash flow analysis values a business based on its future expected cash flows, discounted at a rate that reflects the estimated risk associated with the company's ability to achieve those cash flows.

        Based on income statement, balance sheet and cash flow statement projections provided by Hathaway management, GMB calculated unleveraged free cash flow for the power and process segment through June 30, 2006. Unleveraged free cash flow is defined as follows:

    Unleveraged Free Cash Flow = Unleveraged Net Income + Depreciation + Amortization + Changes in Working Capital – Capital Expenditures.

Whereby:

    Unleveraged Net Income = Earnings Before Interest & Taxes ("EBIT") – Income Tax Expense.

        Using an estimated discount rate range of 15.4%—20.8%, GMB discounted the power and process segment's projected five-year unleveraged free cash flow to the present.

        The discounted cash flow analysis also accounts for a company's discounted terminal value (i.e., the value that the enterprise is assumed to be sold for at the end of the discounted period, which in this case was assumed to be five years). GMB calculated the terminal value for the power and process segment both as a multiple of assumed 2006 revenue and as a multiple of assumed 2006 EBITDA. The terminal multiples were calculated by applying a 15.0% premium and a 15.0% discount to the average of the median comparable company analysis and median comparable acquisition analysis revenue multiples, and the average of the median comparable company analysis and median comparable acquisition analysis EBITDA multiples.

        GMB discounted the terminal value back to the present using the same discount rate range as discussed above and added this value to the discounted unleveraged free cash flow to arrived at a valuation range of $4.564—$8.421 million.

Hathaway Corporation—Power and Process Segment
Discounted Cash Flow Analysis

Valuation Summary

	Discount Rate(1) 15.4%–20.8%	Terminal Multiple	Total Value
Dollar Amounts in Millions
Entity Value—Revenue Multiple(2)		0.3x–0.5x	$4.168–$7.746
Entity Value—EBITDA Multiple(3)		5.1x–6.9x	$4.960–$9.095

Entity Value Reference Range(4)			$4.564–$8.421

(1)
Discount rate range is calculated by applying a 15% discount and a 15% premium to the Segment's assumed weighted average cost of capital.

(2)
Low multiple represents a 15% discount to the average of the median revenue multiple for comparable companies and the median revenue multiple for comparable transactions. High multiple represents a 15% premium to the average of the median revenue multiple for comparable companies and the median revenue multiple for comparable transactions.

(3)
Low multiple represents a 15% discount to the average of the median EBITDA multiple for comparable companies and the median EBITDA multiple for comparable transactions. High multiple represents a 15% premium to the average of the median EBITDA multiple for comparable companies and the median EBITDA multiple for comparable transactions.

(4)
Entity value reference range is calculated using the average of the revenue and EBITDA multiple entity values.

Summary of Valuations

        Following is a summary of the three valuation methodologies, as discussed in the preceding paragraphs. GMB applied a 40.0% weight to the comparable company and comparable acquisition analyses and a 20% weight to the discounted cash flow analysis. GMB determined these weights based on its experience valuing middle market companies. GMB believes a strategic acquirer would place less weight on the discounted cash flow analysis, based on historical lack of profitability, so GMB reflected this in its summary of valuations.

Hathaway Corporation—Power and Process Segment
Summary of Valuations

Valuation Methodology	Implied Value
Dollar Amounts in Millions
Hathaway Corporation—Power, Process & Systems
Comparable Company Analysis	$6.284–$8.502
Comparable Acquisition Analysis	$5.328–$7.209
Discounted Cash Flow Analysis	$4.564–$8.421

Entity Value Reference Range(1)	$5.558–$7.969

(1)
Entity value reference range is calculated by applying a 40% weight to the Comparable Company Analysis and the Comparable Acquisition Analysis implied value ranges and a 20% weight to the Discounted Cash Flow Analysis implied value range.

        GMB's summary entity value reference range suggests that, based on quantitative valuation methods only, Qualitrol's cash offer of $6.550 million for the power and process segment is fair from a financial point of view. As previously discussed, however, GMB relied on quantitative analyses, in addition to certain qualitative analyses, in rendering its opinion.

Fee Arrangements

        Under the terms of its engagement, we paid GMB a fee of $175,000 for its services as financial advisor to Hathaway in reviewing strategic alternatives for the Company with a view to achieving the best value to shareholders, as described under the caption BACKGROUND OF THE POWER AND PROCESS TRANSACTION. For its services in rendering the fairness opinion, Hathaway paid GMB a cash fee of $50,000. Hathaway also agreed to reimburse GMB for its reasonable out-of-pocket expenses in rendering the fairness opinion. Hathaway also agreed to indemnify GMB against liability arising out of its engagement and to reimburse GMB for any reasonable legal and other expenses incurred in connection with investigating or defending against any such claim.

DISSENTERS' RIGHTS

        Under Article 113 of Colorado Business Corporation Act, Hathaway shareholders have the right to dissent from the power and process transaction and obtain payment in cash of the "fair value" of their shares of Common Stock. For that purpose, "fair value" means the value of the shares immediately before the effective date of the transaction (the closing date of the sale), excluding any appreciation or depreciation in anticipation of the transaction, except to the extent that exclusion would be inequitable.

        Article 113 is set forth in its entirety as Appendix C to this proxy statement, and the following discussion which is not a complete statement thereof, is qualified in its entirety by reference to the full text thereof. Because the right to demand payment of the "fair value" of shares of Common Stock depends on strict compliance with Article 113 if you wish to exercise rights you should review the text of Article 113 carefully. In addition, if you wish to exercise such right you should consider consulting your attorney with respect to compliance with these statutory procedures. The following is a brief summary of the steps necessary to be taken by a shareholder to perfect rights under Colorado law to receive the fair value of shares. This summary does not purport to be complete, and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, Article 113.

Notice of Intent to Demand Payment.

        Any shareholder who wishes to dissent and obtain payment for shares shall file with Hathaway, prior to the vote on the power and process transaction, a written notice of intention to demand payment for shares if the proposed action is effectuated, and shall refrain from voting shares in approval of such action.The address to which your notice of intention to demand payment should be mailed is:

    Hathaway Corporation
    8228 Park Meadows Drive
    Littleton, Colorado 80124
    ATTN: Susan M. Chiarmonte

Dissenters' Notice.

        If the power and process transaction is approved by the required vote of shareholders, Hathaway will mail not later than 10 days after the Special Meeting a notice stating that the power and process transaction was authorized and stating the proposed transaction closing date, which will be the effective date of the transaction. The notice to shareholders will state an address at which Hathaway will receive payment demands, and a place where certificates for shares may be deposited. The notice will supply a form for demanding payment, and the form will provide an address to which payment to the shareholder is to be made. The notice will set the date by which Hathaway must receive the payment demand and certificates for shares, which date shall not be less than 30 days after the date such notice to the shareholder is given to shareholders. If a record shareholder dissents with respect to shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to Hathaway that the beneficial shareholder and the record shareholder(s) thereof have asserted, or will timely assert, dissenters' rights as to all such shares of a beneficial owner as to which there is no limitation on the ability to exercise dissenters' rights. The notice to shareholders must be accompanied by a copy of Article 113.

Failure to Demand Payment or Deposit Certificates.

        A shareholder who fails to demand payment or fails to deposit certificates as required by the notice mailed to shareholders, shall have no right to receive payment for shares.

Procedure to Demand Payment.

        A shareholder who wishes to assert dissenters' rights shall demand payment from Hathaway, which may be effected by the demand form mentioned above, or may be stated in another writing. A dissenting shareholder must also deposit the shareholders' certificate for shares in accordance with Hathaway's instructions. A shareholder who properly demands payment retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the power and process transaction. After the effective date of the power and process transaction, a dissenting shareholder has only the right to receive payment for shares. The demand for payment and deposit of certificates is irrevocable unless the special meeting does not occur within 60 days after the date set by Hathaway to receive the payment demands, or unless a dissenting shareholder does not give notice to Hathaway of the dissenting shareholder's estimate of the fair value of shares and an address at which payment may be made within 30 days after Hathaway offered payment for dissenter's shares.

Payment.

        Upon the effective date of the power and process transaction, Hathaway shall pay each dissenter who properly demanded payment the amount Hathaway estimates to be the fair value of the dissenters' shares, plus accrued interest. At the time of making payment, Hathaway must also provide to demanding shareholders certain financial statements. Hathaway must also provide a statement of its estimate of the fair value of the shares, an explanation of how interest was calculated, a statement of the dissenters' right to demand payment if the shareholder is dissatisfied with the payment made by Hathaway, and a copy of Article 113.

Shares Acquired After Announcement of the Power and Process Transaction.

        Special provisions are included relating to shares acquired after announcement of the power and process transaction. Under applicable provisions, Hathaway is not required to make payment for such shares, but may offer to pay fair value of such shares if the dissenting shareholder agrees to accept it in full satisfaction of the demand. Even though Hathaway is not required to make payment for such shares, the dissenter may object to Hathaway's offer by following the procedures described below.

Procedure if Dissenter is Dissatisfied with Payment.

        A dissenter may give notice to Hathaway of the dissenter's estimate of the fair value of shares and of the amount of interest due, and may demand payment of such estimate if (i) the dissenter believes the amount paid by Hathaway is less than the fair value of the shares or that interest due was incorrectly calculated, (ii) Hathaway fails to make payment within 60 days after the date set by Hathaway to receive payment demand. This notice must be given by the dissenter within 30 days after Hathaway made payment.

Judicial Appraisal of Shares.

        If a dissenting shareholder(s) and Hathaway cannot resolve a demand for payment, Hathaway will, within 60 days after receiving the payment demand, petition the District Court for Arapahoe County, Colorado, to determine the "fair value" of the shareholder's shares and accrued interest. If Hathaway does not commence that proceeding within such 60-day period, it must pay the shareholder the amount demanded.

        Hathaway would be required to pay the filing fees and other court costs of the judicial proceeding, except that, if the court finds that the dissenting shareholder acted arbitrarily, vexatiously, or not in good faith, may order the dissenting shareholder to pay Hathaway costs in the proceeding. The court may assess the fees and expenses of the attorneys and experts of the dissenter against Hathaway if it finds that Hathaway did not substantially comply with the requirements described above, or may require either party to pay the fees and expenses of the attorneys and experts for the other party if it finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the matters described. If the court finds that services of counsel for any dissenter were of substantial benefit to other dissenters, and such fees should not be assessed against Hathaway, the court may award counsel reasonable fees to be paid out of amounts awarded to the dissenters who are benefited.

SUMMARY OF THE POWER AND PROCESS SEGMENT ASSET PURCHASE AGREEMENT

        We believe this summary describes the material terms of the Asset Purchase Agreement, whereby Hathaway Systems Corporation, Hathaway Industrial Automation, Inc., and Hathaway Systems, Ltd. sell substantially all their assets, Hathaway Process Instrumentation Corporation sells substantially all its assets except its calibrator product line, and Hathaway Corporation sells its investments in two China joint ventures to Qualitrol. These parties to the Asset Purchase Agreement are referred to herein as "Sellers." The parties purchasing these assets are Qualitrol Power and its affiliate, Danaher UK Industries, Ltd. (referred to together as "Qualitrol"). We recommend that you read carefully the complete Asset Purchase Agreement for the terms of the power and process transaction and other information that may be important to you. The Asset Purchase Agreement is included in this proxy statement as Appendix A.

Consideration

        The consideration we will receive in the power and process transaction is cash in the amount of $6,550,000, increased by the aggregate amount of unexpired performance guarantees in place at closing for assumed contracts (the "performance guarantee amount"), and increased or decreased pursuant to the post-closing adjustment mechanism described below.

        We believe that, as of March 31, 2002, the post-closing adjustment mechanism would have resulted in an increase of the purchase price of approximately $700,000. We do not believe the final net cash purchase price (excluding the performance guarantee amount) to be less than $6,550,000; however, we cannot be certain that will be the case.

  •
  At the Closing, Qualitrol will pay Hathaway Corporation (a) $5,800,000, plus the performance guarantee amount, (b) holdback $700,000 as the non-exclusive source for effecting post-closing adjustments to the purchase price, and (c) holdback $50,000 to be released to Hathaway Corporation when Hathaway changes its corporate name to a name that does not include the word "Hathaway" or any name likely to be confused with the Hathaway name.

  •
  Upon conclusion of the post-closing adjustment process, $200,000 of the $700,000 holdback, less any portion thereof utilized to satisfy certain obligations of the Sellers, will be paid by Qualitrol to Hathaway, with interest from the closing date.

  •
  On the first anniversary of the closing date, the remaining amount of the $700,000 holdback, less any portion thereof utilized to satisfy obligations of the Sellers, will be paid to Hathaway, with interest from the closing date.

        Following the closing, a statement of net equity as of the closing, setting forth the assets it acquired in the power and process transaction, and the liabilities assumed, is to be prepared and agreed upon. If the closing net equity is less than $4,009,313, the purchase price will be reduced by an amount equal to the amount by which the closing net equity is less than $4,009,313. If the closing net equity is greater than $4,009,313,, the purchase price shall be increased by an amount equal to the amount by which the closing net equity is greater than $4,009,313.

Assets Sold

        Subject to, and upon the terms and conditions of, the Asset Purchase Agreement, the Sellers are selling to Qualitrol substantially all the assets of the power and process segment.

  •
  We are retaining certain assets relating to the power and process segment, including cash (except as required to cover outstanding checks), and cash equivalents, and deposits, certificates of deposit, collateral or performance bonds held by any customer or other persons in respect to the power and process segment.

Assumed Liabilities

        Qualitrol will assume, with certain agreed upon exceptions, the following power and process segment liabilities of the Sellers:

  •
  all liabilities under the assumed contracts which accrue after the closing date;

  •
  all liabilities under the severance or deferred compensation contracts with William T. Shaw, John Merron and Philip Gale;

  •
  all pre-closing liabilities for trade payables, to the extent set forth on the closing statement of net equity;

  •
  all pre-closing liabilities for product warranty obligations;

  •
  all pre-closing liabilities for accrued commissions to the extent set forth on the closing statement of net equity;

  •
  all-pre-closing liabilities for accrued expenses to the extent set forth on the closing statement of net equity;

  •
  all pre-closing liabilities for accrued payroll and accrued fringe benefits to the extent set forth on the closing statement of net equity;

  •
  all pre-closing liabilities for accrued payroll and other taxes to the extent set forth on the closing statement of net equity (other than income taxes, and certain sales or use taxes of the Sellers and;

  •
  all pre-closing liabilities for deferred revenue to the extent set forth on the closing statement of net equity.

Excluded Liabilities

        Except for the Assumed Liabilities, the Sellers shall retain all, and Buyers shall not have any responsibility for: (i) any Liabilities of the Sellers, whether or not related to the Acquired Assets or the Business; (ii) any product liabilities (but not any Assumed Warranties) related to or arising in connection with any product manufactured or sold by the Sellers prior to the Closing Date, (iii) any Liabilities involving asbestos or any asbestos-related products, (iv) any Liabilities arising in connection with the Supply Bond, and (v) any expenses of the Sellers relating to this Agreement and the transactions contemplated hereunder.

Closing

        The closing of the sale of the power and process transaction will take place on the second business day following the satisfaction or waiver of all conditions to closing, or at such other time and date as Qualitrol and Hathaway may mutually agree. We expect the closing to occur before July 31, 2002.

Representations and Warranties of Sellers

        In the Asset Purchase Agreement, we represent and warrant to Qualitrol with respect to the matters set forth below, and subject to certain limitations, we have agreed to indemnify Qualitrol for any breach of the representations and warranties:

  •
  due organization, existence and good standing;

  •
  authorization and validity of the Asset Purchase Agreement;

  •
  conflicts with the Asset Purchase Agreement;

  •
  ownership of the Sellers;

  •
  financial statements;

  •
  environmental matters;

  •
  assets acquired by Qualitrol;

  •
  real property matters;

  •
  intellectual property matters;

  •
  accounts receivable;

  •
  books and records;

  •
  licenses and permits;

  •
  liabilities;

  •
  material contracts;

  •
  significant customers and vendors;

  •
  order backlog;

  •
  governmental consents;

  •
  insurance;

  •
  labor and employment matters;

  •
  employee benefit plan matters;

  •
  conformity of Sellers' operations with law;

  •
  warranty and product matters;

  •
  tax matters;

  •
  absence of changes;

  •
  inventory matters;

  •
  no unlawful payments;

  •
  brokers' fees;

  •
  government contracts; and

  •
  bank accounts and powers of attorney.

For a complete text of the representations and warranties by Sellers, refer to Section 4 of the Asset Purchase Agreement.

Representations and Warranties of Qualitrol

        In the Asset Purchase Agreement, Qualitrol represents and warrants to us with respect to the matters set forth below, and subject to certain limitations, Qualitrol has agreed to indemnify us for any breach or default of the representations and warranties:

  •
  due organization, existence and good standing;

  •
  authorization and validity of the Asset Purchase Agreement; and

  •
  conflicts with the Asset Purchase Agreement.

Covenants

        The Buyers and the Sellers each covenant to use their reasonable best efforts to cause conditions in the Asset Purchase Agreement to be satisfied at or prior to closing. In addition, Sellers covenant to conduct the power and process business in the ordinary course consistent with past practices and not to engage in certain prohibited activities.

        The Sellers agree not to solicit other proposals for the sale of the power and process business, provided that, the Sellers may furnish information and access to a third party if the Hathaway Board determines, after consultation with its local counsel and investment banking firm, that an acquisition proposal is reasonably likely to result in a transaction that is superior in comparison to the proposed sale to Qualitrol and the terms of the Asset Purchase Agreement, and that failure to take such action would result in a breach of the fiduciary duties of Hathaway's Board. In the event the Sellers receive an acquisition proposal or inquiry, they are obliged to inform Qualitrol of such event and the material terms thereof.

        Upon the closing, Qualitrol will offer employment at will and benefits to certain employees of the power and process business.

        Effective upon the closing, the "Hathaway" name and related tradenames, trademarks and service marks become the exclusive property of Qualitrol. Prior to the first anniversary of the closing, each Seller and its affiliates must take all action to change its corporate name to a name that does not include the word "Hathaway," or any name that could be confused or associated with any Hathaway name. However, the Sellers and their affiliates have a limited right to use the Hathaway name for a period of up to one year following the closing, but not in connection with any products or services currently manufactured or marketed in connection with the power and process business. This right may be earlier terminated in certain situations.

Conditions to Closing

        Each party's obligation to complete the sale and purchase of our power and process segment is subject to the prior satisfaction or waiver of certain conditions. The following list sets forth those material conditions that have not yet been satisfied and therefore must be satisfied or waived before completion of the power and process transaction.

  •
  No action or regulation by a governmental authority which would make the sale illegal may have been enacted and no action to restrain the consummation of a transaction shall have been undertaken;

  •
  Our shareholders shall have approved the power and process transaction; and

  •
  Qualitrol must have benefit plans in place to cover our power and process employees it is hiring, but if such benefit plans are not implemented before the 65th day following the date of the Asset Purchase Agreement, Qualitrol and the Sellers have agreed to waive this closing condition.

Conditions to Our Obligations

        Our obligations to effect the closing are subject to the following additional conditions, any of which may be waived:

  •
  All representations and warranties made by Qualitrol must be true and correct as of the closing or as of any prior specific date;

  •
  Qualitrol must have performed all obligations to be performed by it prior to the closing;

  •
  Qualitrol must have delivered all items required to be delivered; and

  •
  No action may be pending to prevent consummation of the transaction.

Conditions to Obligations of Qualitrol

        The obligations of Qualitrol to effect the closing are subject to the satisfaction of the following conditions, any of which may be waived:

  •
  All representations and warranties made by us shall be true and correct as of the closing or as of any prior specified date;

  •
  We must have performed all obligations to be performed by us prior to the closing;

  •
  We must shall have performed all obligations to be performed by us prior to the closing;

  •
  We must have made due diligence deliveries as required by the Asset Purchase Agreement;

  •
  There must have been no material adverse change in the rights of Qualitrol in the assets to be acquired;

  •
  Qualitrol must have received evidence that any contracts to which any former employee of the power and process segment was a party has been terminated at no cost to Qualitrol;

  •
  No action, suit or proceeding may be pending to prevent consummation of the power and process transaction;

  •
  We must have obtained consent to the sale and transfer of the Power interests and Zibo interests to Qualitrol;

  •
  We must have provided to Qualitrol satisfactory access to our power and process employees to be hired by Qualitrol, and;

  •
  Qualitrol must have received evidence that we have obtained the required consents to the transaction.

Indemnification

        Under Section 8 of the Asset Purchase Agreement, the Sellers are obligated to indemnify and hold harmless Qualitrol from and against all losses, subject to certain limitations, Qualitrol incurs in respect of:

  •
  breach of any of our representations, warranties; covenants or agreements;

  •
  our operation of the acquired assets prior to the closing date;

  •
  violation of any contract by us prior to the closing date;

  •
  certain intellectual property matters;

  •
  non-assumed liabilities;

  •
  assumed warranties in excess of the warranty reserve set forth in the closing statement of net equity;

  •
  certain terminations of agreements with certain independent sales representatives;

  •
  liability of any of Sellers' tax obligations, except for those assumed by Qualitrol in the Asset Purchase Agreement; and

  •
  damages incident to the enforcement of the indemnification provisions.

        Qualitrol is obligated to indemnify and hold harmless the Sellers from and against all losses, subject to certain limitations, that any of them incur in respect of:

  •
  breach of any of Qualitrol's representations, warranties, covenants or agreements;

  •
  Qualitrol assumed liabilities;

  •
  certain payments made by the Sellers to satisfy their obligations on a performance bond relating to the Lake Mead project; and

  •
  damages incident to the enforcement of the indemnification provisions.

        Generally, we have no liability for indemnification until the aggregate amount of damages exceeds two percent of the purchase price, at which point we are obligated to indemnify only with respect to the aggregate amount of damages which are in excess of such two percent amount. This limitation does not apply to purchase price adjustments, damages in connection with breach of our covenants, or certain representations and warranties, or our obligations to indemnify Qualitrol for violation of any contract by us prior to the closing date, certain intellectual property matters, non-assumed liabilities, assumed warranties in excess of the warranty reserve, certain terminations of agreements with our independent sales representatives and liability of the Sellers' non-assumed tax liabilities.

        Generally, Qualitrol has no liability for indemnification until the aggregate amount of damages exceeds two percent of the purchase price, at which point Qualitrol is obligated to indemnify us only with respect to the aggregate amount of all damages which are in excess of such two percent amount. However, those limitations do not apply to purchase price adjustments, damages in connection with breaches of Qualitrol's covenants, or certain representations and warranties, or Qualitrol's obligations to indemnify the Sellers for the assumed liabilities, certain intellectual property matters, the assumed tax liabilities and certain matters relating to performance of the Lake Mead contract.

        Our aggregate indemnification obligation is limited to an amount equal to the purchase price, but this limitation does not apply to purchase price adjustments or, generally, to matters which are not subject to the "two percent basket" described in the preceding paragraph.

        The aggregate indemnification obligation of Buyers is limited to the purchase price, but this limitation does not apply to damages in connection with breaches of Qualitrol's covenants or certain representations or warranties of Qualitrol, or Qualitrol's obligations to iondemnify the Sellers for the assumed liabilities, certain intellectual property matters, and the assumed tax liabilities.

Termination of Asset Purchase Agreement

        Notwithstanding approval by our shareholders of the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement, the Asset Purchase Agreement may be terminated, and the sale of our power and process segment may be abandoned, at any time prior to the closing in any of the following ways:

  •
  By the mutual consent of us and Qualitrol;

  •
  By either us or Qualitrol if:

  •
  any governmental authority takes action to prohibit the transaction;

  •
  the Asset Purchase Agreement is not approved by the requisite vote of our shareholders; or

  •
  The power and process transaction shall not have been consummated by August 17, 2002, unless the failure is the result of a material breach by the party seeking to terminate.

  •
  By Qualitrol if we shall have failed to perform in any material respect any agreement to be performed by us;

  •
  By Qualitrol if there has been a material breach of any representation and warranty by us;

  •
  By us if Qualitrol shall have failed to perform in any material respect any agreement to be performed by them;

  •
  By us if there has been a material breach of any of the representations and warranties of Qualitrol;

  •
  By Qualitrol or us if our Board of Directors shall have determined to recommend a superior acquisition proposal, and we have complied with notice requirements to Qualitrol of events leading to the determination and paid the termination fee described below.

Consequences of Termination

        In the event of termination by us or Qualitrol, the Asset Purchase Agreement will become void and there will be no liability on the part of Qualitrol or us except for violations of the Agreement which resulted in liability that continues beyond termination, and payment by us of the termination fee, if applicable.

Termination Fee

        If the Asset Purchase Agreement is terminated because we fail to get shareholder approval, our Board of Directors does not recommend approval of the Asset Purchase Agreement or modifies or withdraws approving recommendations made, or we recommend a superior acquisition proposal, then we must pay Qualitrol a termination fee equal to $300,000 and Qualitrol's aggregate legal expenses, not to exceed $150,000, incurred in connection with the acquisition. If the Asset Purchase Agreement is terminated because it has not been consummated on or before August 17, 2002, and the terminating party is not responsible for the failure to consummate the transaction, if we have failed to perform any of our obligations or if we are in breach of any of our representations and warranties and within 12 months after the date of termination an acquisition proposal is consummated by us, we must also pay the termination fee and legal expenses to Qualitrol.

Expenses

        Qualitrol and Sellers each will bear their respective expenses incurred in connection with the sale of the power and process segment. Our expenses include the cost of our agents, representatives, financial advisors, accountants and counsel incurred in connection with the Agreement, and all fees and expenses associated with Blitzer, Ricketson & Co. Our expenses also include the costs of preparing, filing with the Securities and Exchange Commission, printing and mailing this proxy statement, in addition to the proxy solicitation material mailed to shareholders. We may also retain the services of D.F. King & Co., Inc. in the solicitation of proxies at a cost not expected to exceed $                        , plus expenses.

Non-Competition and Confidentiality

        Pursuant to the Asset Purchase Agreement, if the closing occurs the Sellers will agree that, for a period of four years following the closing date they will not directly or indirectly compete with any service or product of Qualitrol with respect to the power and process service or products. We also agree that we will not solicit persons who have been, within two years prior thereto, a customer of Qualitrol with respect to the power and process business. Further, we will agree to not hire away employees or people with a contractual relationship with Qualitrol.

        We will also agree that we will not disclose any confidential information with respect to the power and process business.

ACCOUNTING TREATMENT OF THE POWER AND PROCESS TRANSACTION

        We expect the sale of the power and process segment to close before the end of July 2002. We expect a pretax gain of approximately $2,000,000, subject to closing adjustments.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE POWER AND PROCESS TRANSACTION

General

        The following summary of the anticipated material Federal income tax consequences to Hathaway of the sale of the power and process segment to Qualitrol is not intended to be a complete description of the Federal income tax consequences of the proposed power and process transaction. This summary is based upon the Internal Revenue Code of 1986, as amended, the regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as presently in effect. However, each of these authorities is subject to change, possibly with retroactive effect; thus, we cannot assure you that future legislation, regulations, administrative interpretations, or court decisions will not significantly change the Federal income tax consequences discussed herein.

        No rulings have been requested or received from the Internal Revenue Service as to the matters discussed in this proxy statement, and there is no intent to seek any rulings. Accordingly, we can provide no assurance that the Internal Revenue Service will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

Federal Income Tax Consequences to Hathaway

        We expect to recognize a gain for Federal income tax purposes upon a sale of the assets and transfer of certain liabilities of the power and process segment to Qualitrol pursuant to the Asset Purchase Agreement. However, the determination of whether gain or loss is recognized will be made with respect to each of the assets to be sold. Accordingly, we may recognize gain on the sale of some assets and a loss on the sale of others. The amount of gain or loss recognized by Hathaway with respect to the sale of a particular asset will be measured by the difference between the amount realized by Hathaway on the sale of that asset, and our tax basis in that asset. The amount realized on the sale will include the amount of cash received, plus the amount of liabilities assumed by Qualitrol. For purposes of determining the amount realized by us with respect to specific assets, the total amount realized will generally be allocated among the assets according to the rules prescribed under the Code.

        We cannot compute the amount of gain that we might recognize as a result of the sale of the power and process assets until gains and losses from other transactions during the taxable year are known.

        The power and process transaction may subject us to state or local income, franchise, sales, use or other tax liabilities in state or local jurisdictions in which the assets of the power and process segment are located.

REGULATORY APPROVAL

        We believe that no regulatory approvals are required in connection with the sale.

STOCKHOLDERS AGREEMENT

        Pursuant to a separate Stockholders Agreement, Eugene E. Prince, Chairman of the Board of Directors of Hathaway and holder of 16% of the Common Stock, Elizabeth J. Prince, as Trustee under trusts for six Prince children, holding 2% of the Common Stock, and Richard D. Smith, chief executive officer and a director of Hathaway, agreed to vote all such shares in favor of the power and process transaction and to approve the Asset Purchase Agreement. In addition, Eugene E. Prince, Elizabeth J. Prince, and Richard D. Smith have granted to Buyers a proxy to vote their shares in favor of the power and process transaction and the Asset Purchase Agreement. In addition, each shareholder agreed they will not transfer shares and will not shop the power and process transaction.

HISTORICAL INFORMATION ABOUT THE COMBINED POWER AND PROCESS SEGMENT

HATHAWAY CORPORATION POWER AND PROCESS BUSINESS

COMBINED STATEMENTS OF NET ASSETS TO BE DISPOSED OF

(In Thousands)
(Unaudited)

	March 31, 2002	June 30, 2001	June 30, 2000
Assets
Current Assets:
Cash and cash equivalents	$542	$564	$156
Restricted cash	445	337	240
Trade receivables, net of allowance for doubtful accounts	3,856	4,450	4,448
Inventories, net	2,759	2,166	2,143
Other current assets	312	182	198

Total Current Assets	7,914	7,699	7,185
Property and equipment, net	786	421	667
Investments in joint ventures, net (Note 2)	129	2,459	1,482
Other	—	—	2

Total Assets	$8,829	$10,579	$9,336

Liabilities and Stockholders' Investment
Current Liabilities:
Accounts payable	$1,319	$905	$938
Accrued liabilities and other	2,146	1,961	2,280
Income taxes payable	186	150	154
Product warranty reserve	318	401	399

Total Current Liabilities	3,969	3,417	3,771
Commitments and Contingencies (Note 4)
Net Assets of Business to be Disposed of	4,860	7,162	5,565

	$8,829	$10,579	$9,336

The accompanying notes to combined financial statements are an integral part of these combined statements.

HATHAWAY CORPORATION POWER AND PROCESS BUSINESS

COMBINED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	For the nine months ended March 31,		For the fiscal years ended June 30,
	2002	2001	2001	2000
Revenues	$17,920	$17,092	$24,894	$24,109
Cost of products sold	10,346	10,758	14,875	15,269

Gross margin	7,574	6,334	10,019	8,840
Operating costs and expenses:
Selling	3,688	3,271	4,111	4,617
General and administrative	2,395	2,512	3,550	3,583
Engineering and development	2,598	2,418	3,598	3,116
Restructuring charge (Note 5)	—	527	587	—

Total operating costs and expenses	8,681	8,728	11,846	11,316

Operating loss	(1,107)	(2,394)	(1,827)	(2,476)
Other income (expense), net:
Equity income from investments in joint ventures (Note 2)	—	771	1,170	698
Gain on sale of investment in joint venture (Note 2)	674	—	—	126
Other (expense) income, net	(85)	(5)	(5)	39

Total other income, net	589	766	1,165	863

Loss before income taxes	(518)	(1,628)	(662)	(1,613)
Provision (benefit) for income taxes	42	—	18	(18)

Net loss	$(560)	$(1,628)	$(680)	$(1,595)

The accompanying notes to combined financial statements are an integral part of these combined statements.

HATHAWAY CORPORATION POWER AND PROCESS BUSINESS

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the nine months ended March 31,		For the fiscal years ended June 30,
	2002	2001	2001	2000
Cash Flows From Operating Activities:
Net loss	$(560)	$(1,628)	$(680)	$(1,595)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	209	236	326	342
Provision for doubtful accounts	20	30	132	103
Equity income from investments in joint ventures (Note 2)	—	(771)	(1,170)	(698)
Gain on sale of investment in joint venture	(674)	—	—	(126)
Other	35	23	(121)	(77)
Changes in assets and liabilities:
(Increase) decrease in -
Restricted cash	(108)	(77)	(97)	(32)
Trade receivables	574	402	(134)	(857)
Inventories, net	(593)	(615)	(23)	(519)
Other current assets	(146)	(53)	18	26
Increase (decrease) in -
Accounts payable	414	194	(33)	(80)
Accrued liabilities and other	185	1,217	(319)	738
Income taxes payable	36	(10)	(4)	(22)
Product warranty reserve	(83)	43	2	(213)

Net cash used in operating activities	(691)	(1,009)	(2,103)	(3,010)
Cash Flows From Investing Activities:
Purchase of property and equipment	(584)	(175)	(125)	(248)
Dividend from joint venture, net of investments	—	193	193	(286)
Proceeds from sale of investment in joint venture (Note 2)	3,020	—	—	143

Net cash provided by (used in) investing activities	2,436	18	68	(391)
Cash Flows From Financing Activities:
Advances from parent company	1,247	1,462	2,452	2,894
Dividend to parent company	(3,020)	—	—	—

Net cash (used in) provided by financing activities	(1,773)	1,462	2,452	2,894
Effect of foreign exchange rate changes on cash	6	(23)	(9)	(6)

Net (decrease) increase in cash and cash equivalents	(22)	448	408	(513)
Cash and cash equivalents at beginning of period	564	156	156	669

Cash and cash equivalents at end of period	$542	$604	$564	$156

The accompanying notes to combined financial statements are an integral part of these combined statements.

HATHAWAY CORPORATION POWER AND PROCESS BUSINESS

COMBINED STATEMENTS OF NET ASSETS TO BE DISPOSED OF

(In thousands)

(Unaudited)

	Net Assets to be Disposed of	Cumulative Translation Adjustments	Total Net Assets to be Disposed of	Comprehensive Income (Loss)
Balances, June 30, 1999	$4,187	$178	$4,365
Advances from Hathaway	2,894		2,894
Foreign currency translation adjustment		(99)	(99)	$(99)
Net loss	(1,595)		(1,595)	(1,595)

Comprehensive loss				$(1,694)

Balances, June 30, 2000	5,486	79	5,565
Advances from Hathaway	2,452		2,452
Foreign currency translation adjustment		(175)	(175)	$(175)
Net loss	(680)		(680)	(680)

Comprehensive loss				$(855)

Balances, June 30, 2001	7,258	(96)	7,162
Dividend to Hathaway	(3,020)		(3,020)
Advances from Hathaway	1,247		1,247
Foreign currency translation adjustment		31	31	$31
Net loss	(560)		(560)	(560)

Comprehensive loss				$(529)

Balances, March 31, 2002	$4,925	$(65)	$4,860

The accompanying notes to combined financial statements are an integral part of these combined statements.

HATHAWAY CORPORATION POWER AND PROCESS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited)

1.    BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

        Hathaway Corporation Power and Process Business (the Company) is engaged in the business of designing, manufacturing and selling advanced systems and instrumentation to the worldwide power and process industries. The Company operates primarily in the United States and Europe and has joint venture investments in China (Note 2). The Company is wholly-owned by Hathaway Corporation (Hathaway). The accompanying combined financial statements include the accounts of the Hathaway's power and process operating segment as historically reported, with the exclusion of the calibration business.

Power and Process Instrumentation

        The Company's power instrumentation products help ensure that electric utilities provide high quality service to consumers of electricity. With manufacturing facilities in Seattle and Belfast, Northern Ireland, and sales and engineering functions in Seattle, Belfast and Denver, the power instrumentation products group produces a comprehensive and cost-effective range of products designed exclusively for the power industry worldwide. The Company's equipment assists the electric power system operators in operating and maintaining proper system performance. The products, which are used to monitor and control the power generation, transmission and distribution processes, include fault recording products, fault location products, condition monitoring (circuit breaker) products and remote terminal units for Supervisory Control and Data Acquisition (SCADA) systems. The Hathaway subsidiary corporations involved in the power instrumentation products are Hathaway Systems Corporation, a wholly owned subsidiary of Hathaway, which operates out of Denver, Colorado and Seattle, Washington; Hathaway Process Instrumentation Corporation, a wholly owned subsidiary of Hathaway Systems Corporation, which operates out of Seattle, Washington; and Hathaway Systems, Ltd., which operates out of Belfast, Northern Ireland. Hathaway Systems, Ltd. is a wholly owned subsidiary of Hathaway Systems (UK) Group, Ltd., a corporation formed under the laws of the United Kingdom, which is a wholly owned subsidiary of Hathaway Systems Corporation.

        The process instrumentation products group manufactures and markets products for industrial applications including monitoring systems, called visual annunciators and sequential event recorders, which provide both visual and audible alarms and are used to control processes in various plants, including electrical generating plants, chemical, petroleum, food and beverage, pulp and paper, and textiles through Hathaway Process Instrumentation Corporation, a wholly owned subsidiary of Hathaway Systems Corporation, with offices in Seattle, Washington.

Systems and Automation

        In September 1996, Hathaway acquired Tate Integrated Systems which has since operated under the name of Hathaway Industrial Automation (Automation), a wholly-owned subsidiary of Hathaway Systems Corporation. Automation is located near Baltimore, Maryland and is a full service supplier of process automation systems for industrial applications. Automation has developed a software system for SCADA and distributed control systems. The Automation system has been used to automate such industrial applications as water and wastewater treatment plants and glass manufacturing plants. The focus of the systems business has shifted from industrial automation applications to the power generation and transmission industry. Hathaway has been successful at integrating the Automation system with certain other Hathaway products and targeting the integrated product at substation automation applications used in the electric power industry.

        The Automation system provides the user the ability to securely send and receive information to and from intelligent electronic devices in transmission and distribution substations to help monitor and control the delivery of electricity. In addition, the Automation system is used by organizations responsible for operating the transmission grid and ensuring the reliable delivery of electricity. It is used to communicate with and control the output of power generators and to securely communicate metering information from such generators to ensure the proper billing for such electricity.

China Joint Ventures

        Hathaway has investments in two China joint ventures-a 25% interest in Zibo Kehui Electric Company Ltd. (Kehui) and a 40% interest in Hathaway Power Monitoring Systems Company, Ltd. (HPMS). Kehui and HPMS are part of the power and process segment and are included in the power and process transaction.

        On May 20, 2002, Hathaway announced that it had entered into an asset purchase agreement with Qualitrol Power Products, LLC, a Delaware limited liability company (Qualitrol) and its Affiliate, Danaher UK Industries, Ltd., a company incorporated under the laws of the United Kingdom (DUKI). Qualitrol and DUKI are referred to herein together as "Qualitrol." Qualitrol is a wholly owned subsidiary of Qualitrol Corporation, which is a leading supplier of instruments, controls and monitoring systems utilized on transmission and distribution equipment in the electric utility industry. Both Qualitrol and DUKI are direct or indirect subsidiaries of Danaher Corporation. Pursuant to the agreement, Qualitrol will purchase certain assets and assume certain liabilities from the Company. The agreed upon sale proceeds to Hathaway are $6,550,000, subject to post-closing adjustments based on the net book value of the assets and assumed liabilities as of the closing date. The closing of this transaction is subject to the approval of Hathaway's shareholders.

Interim Financial Statements

        The interim financial statements for the nine months ended March 31, 2002 and 2001 are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments, consisting of normal recurring adjustments, considered necessary for fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire year.

Principles of Combination

        The accompanying combined financial statements include the accounts of Hathaway's Power and Process Business. All significant inter-division accounts and transactions are eliminated in combination.

        Investments in joint ventures, in which the ownership is at least 20% but less than 50%, are accounted for using the equity method (Note 2).

Cash and Cash Equivalents

        Cash and cash equivalents include instruments which are readily convertible into cash (original maturities of three months or less) and which are not subject to significant risk of changes in interest rates. Cash flows in foreign currencies are translated using an average rate.

Restricted Cash

        Restricted cash consists of certificates of deposit that serve as collateral for letters of credit issued on behalf of the Company.

Trade Receivables

        Trade receivables are net of an allowance for doubtful accounts of $399,000 at March 31, 2002, and $412,000 and $427,000 at June 30, 2001 and 2000, respectively.

Inventories

        Inventories, valued at the lower of cost (first-in, first-out basis) or market, are as follows (in thousands):

	March 31, 2002	June 30, 2001	June 30, 2000
Parts and raw materials, net	$1,372	$1,348	$1,053
Finished goods and work-in-process, net	1,387	818	1,090

	$2,759	$2,166	$2,143

        Reserves established for anticipated losses on excess or obsolete inventories were approximately $1,270,000, $998,000 and $1,449,000 at March 31, 2002, June 30, 2001 and 2000, respectively.

Property and Equipment

        Property and equipment is classified as follows (in thousands):

	Useful lives	March 31, 2002	June 30, 2001	June 30, 2000
Machinery, equipment, tools and dies	2-8 years	$2,732	$2,667	$3,590
Furniture, fixtures and other	3-10 years	1,558	1,288	1,568

		4,290	3,955	5,158
Less accumulated depreciation and amortization		3,504	3,534	4,491

		$786	$421	$667

        Depreciation and amortization expense is provided using the straight-line method over the estimated useful lives of the assets. Maintenance and repair costs are charged to operations as incurred. Major additions and improvements are capitalized. The cost and related accumulated depreciation of retired or sold property are removed from the accounts and any resulting gain or loss is reflected in earnings.

        Depreciation expense was approximately $209,000 and $236,000 for the nine months ended March 31, 2002 and 2001, respectively. Depreciation expense was approximately $326,000 and $342,000 in fiscal years 2001 and 2000, respectively.

Impairment of Long-Lived Assets and Intangibles

        The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For assets that are held and used in operations, the asset would be considered to be impaired if the undiscounted future cash flows related to the asset did not exceed its net book value. The amount of the impairment is assessed using the assets' fair market value, which is estimated using discounted cash flows.

Accrued Liabilities

        Accrued liabilities consist of the following (in thousands):

	March 31, 2002	June 30, 2001	June 30, 2000
Compensation and fringe benefits	$747	$581	$660
Deferred revenue	739	621	800
Commissions	429	457	367
Other accrued expenses	231	302	453

	$2,146	$1,961	$2,280

Foreign Currency Translation

        In accordance with SFAS No. 52, "Foreign Currency Translation," the assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars using current exchange rates. Revenues and expenses are translated at average rates prevailing during the period. The resulting translation adjustments are recorded in the cumulative translation adjustments component of net assets of business to be disposed in the accompanying combined balance sheets. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Revenue Recognition

        Hathaway Industrial Automation, a wholly-owned subsidiary of Hathaway Systems Corporation, undertakes contracts for the installation of integrated process control systems which are based upon its proprietary software. These contracts typically require substantial customization of this proprietary software. Accordingly, in accordance with Statement of Position (SOP) 97-2, "Software Revenue Recognition," the Company recognizes contract revenues by applying the percentage of completion achieved to the total contract sales price. The Company determines the percentage of completion for all contracts using the "cost-to-cost" method of measuring contract progress. Under this method, actual contract costs incurred to date are compared to total estimated contract costs to determine the estimated percentage of revenues to be recognized. To the extent these estimates prove to be inaccurate, the revenues and gross margins, if any, reported for the period during which work on the contract is ongoing may not accurately reflect the final results of the contract, which can only be determined upon contract completion. Provisions for estimated losses on uncompleted contracts, to the full extent of the estimated loss, are made during the period in which the Company first becomes aware that a loss on a contract is probable. The Company's other businesses generally recognize revenue when products are delivered, persuasive evidence of an arrangement exists, selling price is fixed, and collectibility is reasonably assured.

Comprehensive Income

        Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by and distributions to shareholders. Items of comprehensive income for all years presented are limited to cumulative translation adjustments from the translation of the financial statements of the Company's foreign subsidiaries.

Fair Values of Financial Instruments

        The carrying amounts reported in the combined balance sheets for cash and cash equivalents, restricted cash, trade receivables, accounts payable and accrued liabilities approximate fair value because of the immediate or short-term maturities of these financial instruments.

Income Taxes

        The Company's U.S. businesses are included in the consolidated tax returns of Hathaway. The Company records its income taxes as if it were filing a separate tax return. The current provision for income taxes represents actual or estimated amounts payable or refundable on tax return filings each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying balance sheets, and for operating loss and tax credit carryforwards. A valuation allowance may be provided to the extent deemed more likely than not that deferred tax assets will not be realized. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to the tax provision or benefit in the period of enactment. The ultimate realization of net deferred tax assets is dependent upon the generation of future taxable income, in the appropriate taxing jurisdictions, during the periods in which temporary differences become deductible.

Concentration of Credit Risk

        During the nine months ended March 31, 2002 and 2001 and fiscal years 2001 and 2000, no single customer accounted for more than 10% of the Company's consolidated revenue from continuing operations or its trade receivables balance. Trade receivables subject the Company to the potential for credit risk. To reduce this risk, the Company performs evaluations of its customers' financial condition, when necessary.

Use of Estimates

        The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities as well as disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Standards

        SFAS No. 133, "Derivative Instruments and Hedging Activities," establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair value. It also specifies the accounting for changes in the fair value of a derivative instrument depending on the intended use of the instrument and whether (and how) it is designated as a hedge. SFAS No. 133 was effective for all fiscal years beginning after June 15, 1999. During 1999, the Financial Accounting Standards Board (FASB) issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities—Deferral of the Effective Date of SFAS No. 133," which delayed the effective date of SFAS No. 133 until all fiscal years beginning after June 15, 2000. Through March 31, 2002, the Company had not entered into any transactions involving derivative financial instruments falling within the scope of SFAS No. 133, as amended, and, therefore, the adoption of SFAS No. 133 has had no financial statement impact.

        In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition," to provide guidance on the recognition, presentation and disclosure of revenue in financial statements. The accounting and disclosures described in SAB No. 101 must be applied no later than the fourth fiscal quarter of the Company's fiscal year ending June 30, 2001, retroactive to July 1, 2000. The adoption of SAB No. 101 has had no material impact on the Company's financial statements. However, implementation guidelines for this bulletin, as well as potential new pronouncements regarding revenue recognition, could result in unanticipated changes to the Company's current revenue recognition policies. These changes could affect the timing of the Company's future revenue recognition and results of operations.

2.    INVESTMENTS IN JOINT VENTURES

        Through July 5, 2001, the Company had three joint venture investments in China—a 20% interest in Hathaway Si Fang Protection and Control Company, Ltd. (Si Fang), a 25% interest in Zibo Kehui Electric Company Ltd. (Kehui) and a 40% interest Hathaway Power Monitoring Systems Company, Ltd. (HPMS).    Si Fang designs, manufactures and sells a new generation of digital protective relays, control equipment and instrumentation products for substations in power transmission and distribution systems in China and is now the largest Chinese supplier of digital relays in China. Kehui designs, manufactures and sells cable and overhead fault location products, SCADA systems and other test instruments within the China market and the Company may sell these products outside of China. HPMS manufactures and sells, under a license from the Company, instrumentation products designed by the Company to electric power companies in China.

        The Company accounts for its investments in the Chinese joint ventures using the equity method of accounting. At the time of the original investments in the Chinese joint ventures and until the beginning of fiscal 1998, the Company determined that due to the start-up nature of the entities, their untested products and political uncertainty in China, the realization of the initial investments and subsequent earnings (which were not significant) was uncertain; and, therefore, the Company wrote down its investments in these joint ventures to their then-estimated fair value.

        The operations of these joint ventures have continued to mature, their products have gained significant acceptance, and they have achieved profitability. Because of sustained positive operating results, offset by the Company's concerns of political and business uncertainty in China, the Company recognized a portion of its share of equity in income from these joint ventures, totaling $1,170,000 and $698,000 in fiscal years 2001 and 2000, respectively, and $771,000 for the first nine months of fiscal 2001. The Company did not recognize any portion of its share of equity in income from these joint ventures during the first three quarters of fiscal year 2002. These amounts are included in equity income from investments in joint ventures in the accompanying combined statements of operations and reflect the Company's share of earnings, net of write-downs, from the joint ventures' operating results for the years ended December 31. The Company will continue to recognize its share of equity in income (loss) from these joint ventures to the extent it believes such amounts are realizable.

        At June 30, 2001, the Company's investments and ownership interests in these joint ventures were as follows (in thousands):

	Ownership Interest	Investment Net of Sales	Cumulative Share of Income (Through Dec. 31, 2000)	Cumulative Dividends Received	Cumulative Writedowns	Balance at June 30, 2001
Si Fang	20%	$642	$2,625	$(453)	$(484)	$2,330
Kehui	25%	100	331	(28)	(298)	105
HPMS	40%	140	101	—	(217)	24

		$882	$3,057	$(481)	$(999)	$2,459

        The Company has no future commitments relating to its investments in these joint ventures.

        Summarized financial information for Si Fang as of December 31, 2000 and 1999 (Si Fang is on a calendar fiscal year) is presented as follows (in thousands):

	As of and For the Year Ended December 31, 2000	As of and For the Year Ended December 31, 1999
Current assets	$34,722	$25,539
Non-current assets	14,869	4,785
Current liabilities	27,596	20,239
Non-current liabilities	6,024	—
Revenues	48,363	32,959
Gross margin	12,736	6,834
Net income before income taxes	6,291	3,940
Net income	5,580	3,352

        Summarized financial information for Kehui and for HPMS is not presented because it is not significant relative to the Company's combined financial statements.

        During fiscal 2000, the Company sold a portion of its investment in Si Fang to another partner in the joint venture, reducing its ownership from 23% to 20%. The Company received $143,000 and recognized a $126,000 gain on the sale. The gain is included in other income in the accompanying combined statement of operations. The Company reinvested the proceeds from the sale plus an additional $282,000 in cash to maintain its 20% ownership interest due to a capital call by the joint venture.

        On July 5, 2001, the Company completed the sale of its 20% equity interest in Si Fang for $3,020,000 in cash. The sale became effective upon receipt of the net proceeds in U.S. dollars and the required approvals from the State Administration of Foreign Exchange in China. The Company sold its interest to Beijing Si Fang Tongchuang Protection and Control Co., Ltd. (Tongchuang), a Chinese company. Prior to the sale, Tongchuang held a 22% interest in Si Fang.

        The Company recorded a pretax gain on the sale, net of selling costs, of $674,000 in the nine months ending March 31, 2002. This amount is included in other income in the Company's combined financial statements.

        Prior to the sale, the Company's net cash investment in Si Fang was $39,000. This consisted of the original acquisition of a 25% interest in Si Fang in 1994 for $175,000, subsequent capital contributions made and proceeds received in two partial sale transactions, netting to an additional $317,000 investment and dividends received of $453,000. Since inception, the Company has recognized equity income of $2,291,000 and gain on sales of $849,000. During fiscal years ended June 30, 2001 and 2000, the Company recognized equity income of $1,116,000 and $670,000, respectively.

        The following presents the Company's unaudited pro forma financial information for the nine months ended March 31, 2001 and fiscal years ended June 30, 2001 and 2000. The pro forma statements of operations give effect to the sale of the Company's joint venture investment in Si Fang as if it had occurred at the beginning of each fiscal period.

        The pro forma financial information is for informational purposes only and does not purport to present what the Company's results would actually have been had these transactions actually occurred on the dates presented or to project the Company's results of operations or financial position for any future period. The gain on the sale of Si Fang is not reflected in the pro forma financial information as it is a non-recurring item.

	For the nine months ended March 31,		For the fiscal year ended June 30,
	2002	2001	2001	2000
Net loss, in thousands	$(1,005)	$(2,131)	$(1,411)	$(2,034)

3.    INCOME TAXES

        The benefit (provision) for income taxes is based on income (loss) before income taxes as follows (in thousands):

	For the fiscal years ended June 30,
	2001	2000
Domestic	$(529)	$(1,013)
Foreign	378	(376)

Income (loss) before income taxes	$(151)	$(1,389)

        Components of the provision for income taxes are as follows (in thousands):

	For the fiscal years ended June 30,
	2001	2000
Current provision (benefit):
Domestic	$—	$—
Foreign	18	(18)

Total current provision	18	(18)
Deferred provision—domestic	—	—

Provision for income taxes	$18	$(18)

        The provision for income taxes differs from the amount determined by applying the federal statutory rate due to state taxes, differences in foreign tax rates and changes in the valuation allowance.

        The Company has recorded a valuation allowance for all existing deferred tax assets due to the uncertainty related to the realization of certain deferred tax assets existing at each balance sheet date.

4.    COMMITMENTS AND CONTINGENCIES

Leases

        At June 30, 2001, the Company maintained leases for certain facilities and equipment. Minimum future rental commitments under all non-cancelable operating leases are as follows (in thousands):

Fiscal Year	Amount
2002	$548
2003	198
2004	253
2005	238
2006	244
Thereafter	248

$1,729

        Rental expense was $453,000 and $430,000 for the nine months ended March 31, 2002 and 2001, respectively, and $567,000 and $568,000 in fiscal years 2001 and 2000, respectively.

Severance Benefit Agreements

        The Company has entered into annually renewable severance benefit agreements with certain key employees which, among other things, provide inducement to the employees to continue to work for the Company during and after any period of threatened takeover. The agreements provide the employees with specified benefits upon the subsequent severance of employment in the event of change in control of the Company and are effective for 24 months thereafter. The maximum amount of salary that could be required to be paid under these contracts, if such events occur, totaled approximately $643,400 as of June 30, 2001. In addition to salary, severance benefits include the cost of life, disability, accident and health insurance for 24 months, a pro-rata calculation of bonus for the current year and a gross-up payment for all federal, state and excise taxes due on the severance payment.

Litigation

        The Company is involved in certain actions that have arisen out of the ordinary course of business. Management believes that resolution of the actions will not have a significant adverse affect on the Company's combined financial position or results of operations.

5.    RESTRUCTURING CHARGE

        As a result of changing business conditions in the process instrumentation business, the Company restructured its process instrumentation operations in Dallas. The restructuring consisted of Hathaway retaining a portion of the business in Dallas, moving the manufacturing of two products lines to the Company's manufacturing facility in Seattle and selling the remaining two product lines. The costs associated with the restructuring were $587,000 for the fiscal year 2001, which includes $282,000 of employee termination expenses related to 15 employees, and closure and moving costs of $305,000. All restructuring costs have been incurred as of June 30, 2001.

6.    RELATED PARTY TRANSACTIONS

        Hathaway provides various administrative services to the Company. The amounts charged to the Company were $984,000 and $952,000 for the nine months ended March 31, 2002 and 2001, respectively and $1,166,000 and $1,292,000 for the years ended June 30, 2001 and 2000, respectively.

OTHER MATTERS
(ITEM 2)

        The Board of Directors knows of no business to be presented for action at the Special Meeting except as described above. If other matters are properly presented for a vote, the proxies will be voted upon such matters (including matters incident to the conduct of the meeting) in accordance with the judgment of the persons acting under the proxies.

INDEPENDENT PUBLIC ACCOUNTANTS

        Arthur Andersen LLP served as independent auditors of the Company for the fiscal year ended June 30, 2001. A representative of Arthur Andersen LLP is expected to be present at the Special Meeting. He will have an opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

        The Board of Directors has selected Arthur Andersen LLP to audit fiscal year 2002.

SHAREHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

        Shareholders' proposal for the 2002 annual meeting of shareholders had to be submitted in writing to the Secretary at the address set forth on the first page of this proxy statement no later than May 24, 2002, in order to be presented at the annual meeting or be considered for inclusion in the Company's 2002 proxy statement and proxy card.

PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY CARD.

, 2002	Hathaway Corporation

GLOSSARY OF TERMS

Term Used in Proxy Statement	Definition
1933 Act	Securities Act of 1933, as amended
1934 Act	Securities Exchange Act of 1934, as amended
1991 Stock Option Plan	1991 Incentive and Non-Statutory Stock Option Plan
2000 Stock Option Plan	2000 Stock Incentive Plan
Agreement; Asset Purchase Agreement	The Asset Purchase Agreement between Qualitrol and Sellers, copy of which is attached hereto as Appendix A.
Board; Board of Directors	The Board of Directors of Hathaway
Business
The production of power and process products involving power instrumentation and system automation, except the calibration instrumentation products presently conducted by Hathaway Process Instrumentation Corporation out of its Dallas, Texas facility.
Common Stock	Common Stock, no par value, of Hathaway Corporation
Danaher
Danaher Corporation is a Delaware corporation with principal executive offices located at 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington D.C. 20006-1813. Danaher's telephone number is (202) 828-0850. Danaher Corporation is a leading manufacturer of Process/Environmental Controls and Tools and Components. Danaher is the ultimate parent of Qualitrol, Qualitrol Corporation and DUKI.
GMB
Green, Manning & Bunch, Ltd. GMB is an investment banking firm, which was founded in 1988, and is located in Denver, Colorado. GMB provides financial advisory services to its clients, with an emphasis on mergers and acquisitions and institutional private placements of debt and equity. GMB is wholly owned by CoBiz, a financial holding company.
Hathaway	Hathaway Corporation, a Colorado corporation
Hathaway Name
The business name, brand name, trade name, trademark, service mark and domain name, Hathaway and any business name, brand name, trade name, trademark, service mark and domain name that includes the word "Hathaway" and any and all derivatives thereof including, without limitation, any registration and/or application for registration of the foregoing.

Motion Control Segment
A wide range of products used in the telecommunications, semi-conductor processing, industrial, medical, military and aerospace industries in the manufacturing of analytical instruments and computer peripherals. Products using motion control technology include tunable lasers, wavelength meters and spectrum analyzers for the fiber optic industry, robotic systems for the semi-conductor industry, anti-lock braking transducers, satellite tracking systems, MRI scanners and high-definition printers. These products are manufactured by Hathaway and its wholly owned subsidiary, Hathaway Motion Control Corporation, and its wholly owned subsidiaries, Emoteq Corporation and Computer Optical Products, Inc.
Power	Hathaway Power Monitoring Systems Company, Ltd., an entity formed under the laws of China
Power and Process Segment
The Power and Process business conducted by Hathaway through four subsidiary corporations which are Hathaway Systems Corporation, Hathaway Process Instrumentation Corporation, Hathaway Systems Ltd., and Hathaway Industrial Automation, which includes our power instrumentation products, systems and automation products, and process instrumentation products. The power and process segment includes the calibration business conducted by Hathaway Process Instrumentation Corporation, even though that business is not being sold to Buyers, but will be sold in a separate transaction.
Power and Process Transaction
The sale of all the power and process segment (except the calibration business) to Buyers in the transaction described in this proxy statement pursuant to the Asset Purchase Agreement attached hereto as Appendix A.
Qualitrol
Qualitrol Power Products, LLC, a Delaware limited liability company and wholly-owned subsidiary of Qualitrol Corporation, a New York corporation, and indirect wholly-owned subsidiary of Danaher Corporation, a Delaware corporation, and Danaher UK Industries, Ltd., incorporated under the laws of the United Kingdom, and an indirect wholly-owned subsidiary of Danaher corporation.

Record Date	, 2002
Sellers
Hathaway Corporation, in the sense that all the assets being sold to Buyers are owned by Hathaway; but more specifically, Sellers means Hathaway, with respect to joint venture interests of Zibo and Power, both formed under the laws of China and four direct and indirect subsidiary corporations of Hathaway which own the assets being sold to Buyers pursuant to the Asset Purchase Agreements, the subsidiary corporations being Hathaway Systems Corporation, Hathaway Industrial Automation, Inc., Hathaway Process Instrumentation Corporation (except for its calibration products), and Hathaway Systems, Ltd.
Shareholder	Any Holder of Common Stock of Hathaway
Special Meeting	The Special Meeting of Shareholders of Hathaway to be held on , 2002, at Lone Tree Country Club, 9808 Sunningdale Blvd., Littleton, Colorado, at 2:00 p.m.
Zibo	Zibo Kehui Electric Company Ltd., an entity formed under the laws of China

APPENDIX A

ASSET PURCHASE AGREEMENT

By and Among

QUALITROL POWER PRODUCTS, LLC,

DANAHER UK INDUSTRIES LIMITED,

HATHAWAY SYSTEMS CORPORATION,

HATHAWAY INDUSTRIAL AUTOMATION, INC.,

HATHAWAY PROCESS INSTRUMENTATION CORPORATION,

HATHAWAY SYSTEMS, LTD.

and

HATHAWAY CORPORATION

made effective as of May 17, 2002

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4.29	Brokers' Fees	31
4.30	Government Contracts	31
4.31	Disclosure	32
4.32	Bank Accounts; Powers of Attorney.	33
4.33	Electric Power.	33
4.34	Guarantee Assets.	33
SECTION 5 REPRESENTATIONS AND WARRANTIES OF BUYERS		33
5.1	Due Organization	33
5.2	Authorization; Validity	33
5.3	No Conflicts	34
SECTION 6 COVENANTS		34
6.1	Cause Conditions to be Satisfied	34
6.2	Further Assurances	34
6.3	Conduct of Business Pending Closing	34
6.4	Prohibited Activities	35
6.5	No Solicitation.	36
6.6	Notification of Certain Matters	37
6.7	Cooperation in Litigation	37
6.8	Compliance with Bulk Sales Law	38
6.9	Tax Matters	38
6.10	No Improper Payments	38
6.11	Cooperation in Transfer of Web Site Content	38
6.12	Customer Inquiries; Internet Link	39
6.13	Performance Guarantees and the Lake Mead Contract.	39
6.14	Employees.	40
6.15	Shareholder Meeting.	41
6.16	Leases.	42
6.17	"Hathaway" Name	43
6.18	Holdbacks	44
6.19	[Reserved].	44
6.20	Outstanding Checks; Post-Closing Payments.	44
6.21	Chinese Governmental Consent.	44
6.22	Required Consents.	44
6.23	Deferred Revenue.	44
6.24	Oral Agreements.	45
6.25	Access to Properties.	45
6.26	Schedules	45
SECTION 7 CONDITIONS TO CLOSING		45
7.1	Conditions to Obligations of Each Party to Effect the Closing	45
7.2	Conditions Precedent to the Obligations of the Sellers	46
7.3	Conditions Precedent to the Obligations of Buyers	46
SECTION 8 INDEMNIFICATION		48
8.1	General Indemnification by the Sellers	48
8.2	General Indemnification by Buyers	49
8.3	Limitation and Survival of Indemnification Obligations.	50
8.4	Survival and Expiration of Representations, Warranties and Covenants	51

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8.5	Indemnification Procedures	52
8.6	No Right to Set Off	55
SECTION 9 NONCOMPETITION AND CONFIDENTIALITY		55
9.1	Prohibited Activities	55
9.2	Confidentiality	55
9.3	Reasonable Restraint	56
9.4	Severability; Reformation	56
9.5	Independent Covenant	56
9.6	Materiality	56
SECTION 10 TERMINATION, AMENDMENT AND WAIVER		56
10.1	Termination	56
10.2	Effect of Termination	58
10.3	Amendment	58
10.4	Waiver	58
10.5	Termination Fee.	58
SECTION 11 GENERAL PROVISIONS		58
11.1	Successors and Assigns	58
11.2	Entire Agreement	59
11.3	Counterparts	59
11.4	Expenses and Fees	59
11.5	Specific Performance; Remedies	59
11.6	Notices	59
11.7	Governing Law	60
11.8	Selection of a Forum	60
11.9	Severability	61
11.10	Absence of Third Party Beneficiary Rights	61
11.11	Further Representations	61
11.12	Schedules	61
11.13	Public Disclosure; Press Announcements	61
11.14	Interpretation	61

iii

ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT the ("Agreement") is made and entered into this 17th day of May, 2002, by and among Qualitrol Power Products, LLC, a Delaware limited liability company ("Buyer"), Danaher UK Industries Limited, a company incorporated under the laws of the United Kingdom ("DUKI", and together with Buyer, the "Buyers"), Hathaway Systems Corporation, a Colorado corporation and a wholly-owned subsidiary of Parent ("Systems"), Hathaway Industrial Automation, Inc., a Colorado corporation and a wholly-owned subsidiary of Systems ("Automation"), Hathaway Process Instrumentation Corporation, a Colorado corporation and a wholly-owned subsidiary of Parent ("Instrumentation"), Hathaway Systems, Ltd. ("Systems (Ireland)"), a company incorporated under the laws of the United Kingdom and a wholly-owned subsidiary of Hathaway Systems (UK) Group, Ltd. ("Systems (UK)"), a company incorporated under the laws of the United Kingdom and a wholly-owned subsidiary of Systems, and Hathaway Corporation, a Colorado corporation ("Parent"). Each of Systems, Automation, Instrumentation, Systems (Ireland), and Parent is individually referred to as a "Seller" and collectively as the "Sellers".

RECITALS

        WHEREAS, the Sellers are collectively in the business of producing power and process products involving power instrumentation and system automation (the "Business;" provided, however, such term does not include the business of producing or selling calibration instrumentation, which calibration business is presently conducted by Instrumentation out of its Dallas, Texas facility); and

        WHEREAS, Parent owns joint venture interests in Zibo Kehui Electric Co., Ltd., a company formed under the laws of China ("Zibo"), and Wuhan Hathaway Power Monitoring Systems Company, Ltd., a company formed under the laws of China ("Power"), and Systems (Ireland) owns capital stock in Electric Power Research Limited, a company incorporated under the laws of the United Kingdom ("Electric Power");

        WHEREAS, the Sellers desire to sell to Buyers, and Buyers desire to purchase from the Sellers, the Business, as represented by certain assets of Parent and substantially all of the assets of the other Sellers, including all of the joint venture interests in Zibo and Power owned by Parent and the capital stock of Electric Power owned by Systems (Ireland) (the "Transaction"); and

        WHEREAS, in order to induce Buyers to enter into this Agreement and to satisfy a condition to Buyers entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement certain of the Shareholders are entering into a Shareholder Agreement dated as of the date hereof (the "Shareholder Agreement") in the form of the attached Exhibit A, with Buyers pursuant to which they have each agreed, among other things, to vote for the Transaction and grant an irrevocable proxy to officers of Buyers with respect to the Transaction.

        NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1
ASSET PURCHASE AND CLOSING

        1.1    Definitions.    The capitalized terms used in this Agreement and not otherwise defined shall have the following meanings (unless the context otherwise requires, such capitalized terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined):

        "Accounts Receivable" means all accounts and notes receivable of any of the Sellers with respect to the Business that are reflected on the Books and Records of any of the Sellers as of the Closing Date.

        "Actual Costs" shall have the meaning set forth in Section 6.23(a).

        "Actual Revenue" shall have the meaning set forth in Section 6.23(a).

        "Acquired Assets" means all assets, properties, rights, privileges, claims, bank accounts, contracts and interests of every kind and description, real or personal, tangible or intangible, absolute or contingent, wherever situated, whether or not carried or reflected on the Books and Records of Sellers now owned by, registered in the name of, used or held for use, or contemplated to be used, by any of the Sellers; provided, however, that the "Acquired Assets" shall not include any Retained Assets.

        "Affiliate" means, with respect to any Person, (i) any Person that, directly or indirectly through one or more entities, controls or is controlled by, or is under common control with, such Person, or (ii) any director, officer, partner, member, manager or trustee of such Person, or (iii) any Person who is an officer, director, partner, member, manager or trustee of any Person described in clauses (i) or (ii) of this sentence. As used herein, "controls," "control" and "controlled" means the possession, direct or indirect, of the power to direct the management and policies of a Person, whether through the ownership of 50% or more of the voting interests of such Person or otherwise.

        "Agreement" shall have the meaning set forth in the introductory paragraph.

        "Acquisition Proposal" shall have the meaning set forth in Section 6.5(a).

        "Assumed Contracts" shall have the meaning set forth in Section 1.4(a).

        "Assumed Liabilities" shall have the meaning set forth in Section 1.4.

        "Assumed Warranties" shall have the meaning set forth in Section 1.4(d).

        "Automation" shall have the meaning set forth in the introductory paragraph.

        "Belfast Lease" shall have the meaning set forth in Section 6.16(b).

        "Books and Records" means all books, records, ledgers, files, documents, correspondence, lists, plats, drawings, creative materials, advertising and promotional materials, studies, reports, sales order files, engineering order files, purchase order files, warranty and repair files, supplier lists, customer lists, dealer, representative and distributor lists, books of account, invoices, surveys, analyses, strategies, plans, forms, designs, diagrams, specifications, technical data, production and quality control records, manufacturing records and formulations.

        "Business" shall have the meaning set forth in the recitals.

        "Business Holdback" shall have the meaning set forth in Section 2.1(b)(i).

        "Business Internet Site" shall have the meaning set forth in Section 6.12.

        "Buyer" shall have the meaning set forth in the introductory paragraph.

        "Buyers" shall have the meaning set forth in the introductory paragraph.

        "Buyers Assumed Operating Taxes" shall have the meaning set forth in Section 1.4(i).

        "Buyers Assumed Payroll Taxes" shall have the meaning set forth in Section 1.4(h).

        "Buyers Assumed Taxes" shall have the meaning set forth in Section 1.4(i).

        "Buyers Indemnification Threshold" shall have the meaning set forth in Section 8.3(b).

        "Buyers Indemnified Parties" shall have the meaning set forth in Section 8.1.

        "Buyers Material Adverse Effect" shall have the meaning set forth in Section 5.1(a).

        "Charter Documents" with respect to any Person, means the certificate of incorporation, certificate of formation, bylaws, operating agreements and all comparable organizational documents of such Person.

        "Checking Accounts" shall have the meaning set forth in Section 6.20(a).

2

        "Chosen Court" shall have the meaning set forth in Section 11.8.

        "Claim" shall have the meaning set forth in Section 8.5.

        "Closing" shall have the meaning set forth in Section 3.1.

        "Closing Date" shall have the meaning set forth in Section 3.1.

        "Closing Net Equity" shall have the meaning set forth in Section 2.2(a).

        "Closing Statement of Net Equity" shall have the meaning set forth in Section 2.2(a).

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Hazardous Materials Activities" shall have the meaning set forth in Section 4.6.

        "Confidential Information" means, without limitation, information that none of the Sellers or Buyers has disclosed to the public or to the trade with respect to present or future business, operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any products or services of any of the Sellers or Buyers), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside the Sellers that may be of value to any of the Sellers or Buyers but excludes any information already properly in the public domain. "Confidential Information" also includes confidential and proprietary information and trade secrets that third parties entrust to any of the Sellers or to Buyers in confidence.

        "Contracts" means all contracts, contractual rights, understandings, commitments, notes, bonds, bids, quotes, proposals, indentures, deeds of trust, mortgages, pledges, conditional sale or title retention agreements, equipment obligations, purchase agreements, loan or credit agreements, instruments of indebtedness, distributor agreements, representative or agent agreements, supply agreements, and all other documents, instruments, obligations and agreements, whether oral or written.

        "Contracts Dispute Act" shall have the meaning set forth in Section 4.30(d).

        "Damages" shall have the meaning set forth in Section 8.1(a).

        "Danaher 401(k) Plan" shall have the meaning set forth in Section 6.14(e).

        "Deferred Revenue Liability" shall have the meaning set forth in Section 1.4(j).

        "Denver Facility" shall have the meaning set forth in Section 6.16(a).

        "Denver Facility Lease" shall have the meaning set forth in Section 6.16(a).

        "DUKI" shall have the meaning set forth in the introductory paragraph.

        "Electric Power" shall have the meaning set forth in the recitals.

        "Electric Power Shares" shall have the meaning set forth in Section 4.4(a).

        "Environmental Permits" shall have the meaning set forth in Section 4.6.

        "Estimated Costs" shall have the meaning set forth in Section 6.23.

        "Excluded Liabilities" shall have the meaning set forth in Section 1.5.

        "Expected Revenue" shall have the meaning set forth in Section 6.23(a).

3

        "Expired Guarantees" shall have the meaning set forth in Section 6.13(b).

        "Frankfort Project" shall have the meaning set forth in Section 6.23(b).

        "GAAP" means United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated.

        "Government Contract" shall have the meaning set forth in Section 4.30.

        "Governmental Authority" means a foreign, United States, state, local or other governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality.

        "Governmental Consents" shall have the meaning set forth in Section 4.17.

        "Guarantee Assets" shall have the meaning set forth in Section 6.13.

        "Guarantor Banks" shall have the meaning set forth in Section 6.13.

        "Hathaway Name" shall have the meaning set forth in Section 6.17(a).

        "Hathaway 401(k) Plan" shall have the meaning set forth in Section 6.14(e).

        "Hazardous Material" shall have the meaning set forth in Section 4.6(a).

        "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (f) all capitalized lease obligations of such Person, (g) all obligations of others secured by any Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (h) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof), (i) all letters of credit issued for the account of such Person, (j) all obligations of such Person to purchase securities (or other property) which arises out of or in connection with the sale of the same or substantially similar securities or property, and (k) all guarantees and arrangements having the economic effect of a guarantee by such Person of any indebtedness of any other person.

        "Initial Payment" shall have the meaning set forth in Section 2.1(a).

        "Instrumentation" shall have the meaning provided in the introductory paragraph.

        "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary or Confidential Information, formulas, compositions, ideas, know-how, technology, products, processes, techniques, methods, research and development information, plans, proposals, technical data and financial, marketing, business, customer, prospect and supplier lists and date pricing and cost information, business and marketing plans, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world;

4

(vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, (viii) domain names, web-sites and the content thereof, uniform resource locators and other names and locators associated with the Internet; (ix) all software, computer programs, computer systems, modules, and related data, (x) all goodwill relating to any of the foregoing, and (xi) any similar or equivalent rights to any of the foregoing anywhere in the world and any other intellectual property (including without limitation all rights and remedies against any past, current or future infringement of any of the foregoing and rights of protection of interest therein under the laws of all jurisdictions).

        "Interests" shall have the meaning set forth in Section 4.4(b).

        "Interim Balance Sheets" shall have the meaning set forth in Section 4.5.

        "Interim Financials" shall have the meaning set forth in Section 4.5.

        "Inventories" means all inventories, including without limitation inventories of products, work-in-process, finished goods, raw materials, supplies, equipment, parts, labels and packaging (including rights and interests in goods in transit, consigned inventory, inventory sold on approval and rental inventory) and all returned products, samples and obsolete and nonsaleable inventory.

        "Item 4 Claim" shall have the meaning set forth in Section 8.5(c).

        "Knowledge," "Known" or similar words, when used with reference to any or all of the Sellers shall mean the actual knowledge of Richard Smith, William Shaw, John Merron, Philip Gale Richard Lord, Dechlan Haughian and Tony Jacobson (who are the Presidents, General Managers or Controllers of Parent, Systems, Automation, Instrumentation and Systems (Ireland), respectively) or Charles Dohnalek after due and reasonable investigation; provided, however, the Sellers shall have no obligation to make inquiries of any customers or vendors of the Business or any other third parties, except for the Sellers' employees and Affiliates and professional consultants, advisors or brokers to the Business.

        "Lake Mead" shall have the meaning set forth in Section 8.2(a)(vi).

        "Lake Mead Contract" shall have the meaning set forth in Item 1 on Schedule 4.14(a).

        "Landlord" shall have the meaning set forth in Section 6.16(b).

        "Laws" means all laws, orders, judgments, rules, codes, regulations, requirements, variances, decrees or ordinances of any Governmental Authority.

        "Liability" means any indirect or direct liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmatured or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

        "License" means a license, franchise, concession, certificate, or registration.

        "Lien" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer, or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under any applicable Law).

        "Management Incentive Plan" shall have the meaning set forth in Section 6.19.

        "Manager" shall have the meaning set forth in Section 6.14(g).

        "Material Adverse Effect" shall have the meaning set for in Section 4.1.

5

        "Material Contracts" shall have the meaning set forth in Section 4.14(a).

        "Material Licenses" shall have the meaning set forth in Section 4.12.

        "Material Permits" shall have the meaning set forth in Section 4.12.

        "Name Holdback" shall have the meaning set forth in Section 2.1(b)(ii).

        "Neutral Accountant" means the Chicago, Illinois office of PricewaterhouseCoopers.

        "Occupied Area" shall have the meaning set forth in Section 6.16(a).

        "Oral Agreements" shall have the meaning set forth in Section 6.24.

        "Outstanding Checks" means all obligations of the Sellers in the form of outstanding checks or other withdrawals against each Checking Account as of 12:01 a.m. the Closing Date.

        "Outstanding Checks Cash" shall have the meaning set forth in Section 1.2(j).

        "Outstanding Checks Statement" shall have the meaning set forth in Section 6.20(a)

        "Parent" shall have the meaning set forth in the introductory paragraph.

        "Performance Contracts" shall have the meaning set forth in Section 6.13(a).

        "Performance Guarantees" shall have the meaning set forth in Section 6.13(a).

        "Permit" means any permit, consent, authorization, approval or License from or with a Governmental Authority (including without limitation permits, titles, Licenses, franchises or import permits necessary for the present conduct of the Business).

        "Person" means a corporation (either stock or non-stock, for or non-profit), limited liability company, association, partnership, organization, trust, joint venture or other legal entity, any individual, group of individuals or a Governmental Authority.

        "Personal Property" means all of the equipment, office furniture, furnishings, office equipment, computer hardware and software, machinery, motorized and non-motorized equipment, tools, dies, spare parts, castings, forklifts, fixtures, promotional and advertising materials (including all catalogs, brochures, videos, plans, manuals, handbooks, and equipment), website content, leasehold and other improvements and all other tangible personal property.

        "Power" shall have the meaning provided in the recitals.

        "Power Agreement" shall have the meaning set forth in Section 4.4(b).

        "Prime Rate" shall mean the rate of interest announced publicly by Bank of America, from time to time, as Bank of America's "prime rate."

        "Purchase Price" shall have the meaning set forth in Section 2.1.

        "Purchase Price Adjustment" shall have the meaning set forth in Section 2.2(d).

        "Quotient" shall have the meaning set forth in Section 6.23.

        "Real Property" means all interests in real property, including without limitation fee estates, leaseholds, subleaseholds, purchase options, easements, and all buildings and other improvements thereon, together with any additions thereto or replacements thereof.

        "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority; and (v) any domain name.

        "Required Consents" shall have the meaning set forth in Section 6.22.

6

        "Restricted Affiliates" means all Affiliates of any Seller other than former employees of any Seller who would be deemed Affiliates solely due to their former employment with such Seller.

        "Restricted Information" means Confidential Information: (a) resulting from or arising in connection with the Sellers' (i) ownership or use of the Acquired Assets or (ii) operation of the Business; or (b) provided by Buyers to the Sellers in connection with this Agreement or the transactions contemplated herein.

        "Retained Assets" shall have the meaning set forth in Section 1.3.

        "Revenue Projects" shall have the meaning set forth in Section 6.23(a).

        "Sales Rep Agreements" shall have the meaning set forth in Section 8.1(a)(viii).

        "Seattle Transferred Employees" shall have the meaning set forth in Section 6.14(d).

        "Securities" shall mean, with respect to any non-individual Person, all membership interests, units, securities, capital stock, equity interests or other evidence of ownership in or of such Person, and all rights and interests convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such membership interests, units, securities, capital stock, equity interests or other evidence of ownership.

        "SEC" shall have the meaning set forth in Section 6.15(b).

        "Seller" and "Sellers" shall have the meaning set forth in the introductory paragraph.

        "Sellers' Financial Statements" shall have the meaning set forth in Section 4.5.

        "Sellers' Indemnification Threshold" shall have the meaning set forth in Section 8.3(a).

        "Sellers' Indemnified Parties" shall have the meaning set forth in Section 8.2.

        "Sellers' Intellectual Property" shall mean all Intellectual Property now owned by, registered in the name of, or used or held for use by, or contemplated to be used by, any of the Sellers or Electric Power, provided, however, that the "Sellers' Intellectual Property" shall not include any Retained Assets.

        "Sellers' Internet Sites" shall have the meaning set forth in Section 6.12.

        "Sellers' Registered Intellectual Property" means all of the Registered Intellectual Property included in the Sellers' Intellectual Property.

        "Seller Transfer Taxes" shall have the meaning set forth in Section 6.9(b).

        "Shareholders" shall have the meaning set forth in Section 6.5(a).

        "Shareholder Agreement" shall have the meaning set forth in the Recitals.

        "Shareholder Approval" shall have the meaning set forth in Section 4.2.

        "Shareholder Meeting" shall have the meaning set forth in Section 6.15(a).

        "Significant Customers" shall have the meaning set forth in Section 4.15(a).

        "Significant Vendors" shall have the meaning set forth in Section 4.15(a).

        "Superior Proposal" shall have the meaning set forth in Section 6.5(a).

        "Supply Bond" shall have the meaning set forth in Section 8.2(a)(vi).

        "Systems" shall have the meaning provided in the introductory paragraph.

        "Systems (Ireland)" shall have the meaning provided in the introductory paragraph.

        "Systems (UK)" shall have the meaning provided in the introductory paragraph.

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        "Target Amount" shall have the meaning set forth in Section 2.2(d).

        "Tax" means any tax or similar charge, impost, or levy imposed by a Governmental Authority (including, without limitation, any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever) together with any interest, penalties, fines, or additions thereto, whether disputed or not.

        "Tax Return" means any return (including information return), report, statement, schedule, notice, form, estimate or declaration of estimated tax relating to or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax.

        "Territory" shall have the meaning set forth in Section 9.1(a).

        "Third Party Consents" shall have the meaning set forth in Section 4.14(c).

        "Transaction" shall have the meaning set forth in the recitals.

        "20-Day Period" has the meaning set forth in Section 2.2(b).

        "Year-End Financials" shall have the meaning set forth in Section 4.5.

        "Zibo" shall have the meaning set forth in the recitals.

        "Zibo Agreement" shall have the meaning set forth in Section 4.4(b).

        1.2    Acquired Assets.    Upon and subject to the terms and conditions of this Agreement, at the Closing, Sellers shall convey, sell, assign, transfer and deliver to Buyers, and Buyers shall purchase and acquire from the Sellers, all of the Acquired Assets, free and clear of all Liens (except for the Liens set forth on Schedule 4.7(a) (ii)). Without limiting the generality of the foregoing, the Acquired Assets shall include each of the following:

          (a)  all Personal Property;

          (b)  all Sellers' Intellectual Property, including the items listed on Schedule 1.2(b);

          (c)  all Inventory;

          (d)  all Accounts Receivable, including all Accounts Receivable that are reflected on the Books and Records of any of the Sellers as of the Closing Date;

          (e)  all Books and Records;

          (f)    all Licenses, including the Material Licenses, to the extent transferable;

          (g)  all Permits, including the Material Permits, to the extent transferable;

          (h)  all rights and benefits under any Contracts;

          (i)    the leaseholds set forth on Schedule 1.2(i);

          (j)    cash sufficient to cover the Sellers' obligations pursuant to Section 6.20(a) (the "Outstanding Checks Cash");

          (k)  the bank accounts set forth on Schedule 4.32; provided, however, the Acquired Assets shall not include any cash balances other than the Outstanding Checks Cash;

          (l)    the Zibo and Power Interests; and

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          (m)  the Electric Power Shares.

        1.3    Retained Assets.    Notwithstanding any other provision of this Agreement, Sellers shall retain, and the Acquired Assets shall not include (a) any cash (except for the Outstanding Checks Cash) or cash equivalents, including, without limitation, balances in any savings, checking, banking or investment accounts (any such accounts), (b) any deposits, certificates of deposit, collateral or performance bonds held by any customers or other Persons in respect of the Business, (c) those assets, Contracts, bonus plans and other arrangements listed on Schedule 1.3 and (d) and those assets used by Parent or Instrumentation exclusively in connection with any business other than the Business (such assets referred to in clauses (a), (b), (c) and (d) being collectively referred to hereinafter as the "Retained Assets").

        1.4    Assumed Liabilities.    At the Closing, Buyers shall assume the following liabilities and obligations of the Sellers (collectively, the "Assumed Liabilities"):

          (a)  all Liabilities of the Sellers arising under the Contracts set forth on Schedule 1.4(a) attached hereto, which accrue after the Closing Date (collectively, the "Assumed Contracts"); provided, however, that notwithstanding the foregoing Buyers shall not assume or be responsible for any Liabilities which arise from defaults thereunder or breaches thereof by any of the Sellers or any of their respective Affiliates prior to the Closing Date (whether a claim for any such default or breach is made before or after the Closing);

          (b)  all Liabilities of the Sellers arising under the severance or deferred compensation Contracts and the guaranty agreements with William T. Shaw, John Merron and Philip Gale set forth on Schedule 1.4(b), which are also Assumed Contracts;

          (c)  all pre-Closing Liabilities of the Sellers for trade payables, to the extent set forth on the Closing Statement of Net Equity; provided, however, the Sellers shall retain and Buyers shall not assume Liabilities of the Sellers for any trade payables relating to CSD (Amerique du Nord) Inc. or CSD (Hathaway) GmbH;

          (d)  all pre-Closing Liabilities of the Sellers for product warranty obligations relating to the Business ("Assumed Warranties");

          (e)  all pre-Closing Liabilities of the Sellers for accrued and payable commissions relating to the Business to the extent set forth on the Closing Statement of Net Equity; provided however, Buyers shall assume no Liabilities with respect to any Management Incentive Plan;

          (f)    all pre-Closing Liabilities of the Sellers for accrued expenses relating to the Business, to the extent set forth on the Closing Statement of Net Equity;

          (g)  all pre-Closing Liabilities of the Sellers for accrued payroll and accrued fringe benefits relating to the Business, to the extent set forth on the Closing Statement of Net Equity;

          (h)  all pre-Closing Liabilities of the Sellers for accrued payroll Taxes relating to the Business for any taxable period that includes but does not end on the Closing Date, to the extent set forth on the Closing Statement of Net Equity (the "Buyers Assumed Payroll Taxes");

          (i)    all pre-Closing Liabilities of the Sellers for accrued Taxes relating to the Business for any taxable period that includes but does not end on the Closing Date, to the extent set forth on the Closing Statement of Net Equity (other than Buyers Assumed Payroll Taxes, income Taxes of the Sellers, sales or use Taxes of the Sellers relating to CSD (Amerique du Nord) Inc. or CSD (Hathaway) GmbH, and Seller Transfer Taxes payable pursuant to Section 6.9) (the "Buyers Assumed Operating Taxes", and together with Buyers Assumed Payroll Taxes, the "Buyers Assumed Taxes"); and

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          (j)    all pre-Closing Liabilities of the Sellers for deferred revenue relating to the Business, to the extent set forth on the Closing Statement of Net Equity ("Deferred Revenue Liability").

        1.5    Excluded Liabilities.    Notwithstanding anything herein to the contrary, except for the Assumed Liabilities, the Sellers shall retain all, and Buyers shall not have any responsibility for: (i) any Liabilities of any of the Sellers, whether or not relating to the Acquired Assets or the Business, (ii) any product liability (but not any Assumed Warranties) related to or arising in connection with any product manufactured or sold by the Sellers prior to the Closing Date, (iii) any Liabilities involving asbestos or any asbestos-related products, (iv) any Liabilities arising in connection with the Supply Bond and (v) any expenses of the Sellers relating to this Agreement and the transactions contemplated hereunder (collectively referred to hereinafter as the "Excluded Liabilities").

        1.6    Transfer of Contracts.

          (a)  With respect to any Contract that is an Acquired Asset and any claim, right or benefit arising thereunder or resulting therefrom, promptly after the date hereof, to the extent requested by Buyers and required by the terms of the Contract that is an Acquired Asset, each Seller, as applicable, will use commercially reasonable efforts to obtain the written consent of the other parties to any such Contract that is an Acquired Asset for the assignment thereof to Buyers in form and substance reasonably satisfactory to Buyers.

          (b)  If such consent is not obtained with respect to any such Contract that is an Acquired Asset and Buyers elect to consummate the Closing, each Seller (as applicable) and Buyers shall cooperate in an arrangement reasonably satisfactory to Buyers and each Seller (as applicable) under which Buyers would obtain, to the extent practicable, the claims, rights and benefits thereunder in accordance with this Agreement, including subcontracting, sublicensing or sub-leasing to Buyers, or under which each Seller (as applicable) would enforce for the benefit of Buyers any and all claims, rights and benefits of Seller against a third party thereto. Each Seller (as applicable) will promptly pay to Buyers all monies received by the applicable Seller under any Contract that is an Acquired Asset or any claim, right or benefit arising thereunder not transferred to Buyers pursuant to this Section 1.6.

SECTION 2
PURCHASE PRICE

        2.1    Purchase Price.    In reliance on the representations, warranties and covenants set forth herein and in full consideration of the sale, assignment, transfer and delivery of the Acquired Assets by the Sellers to Buyers, Buyers shall pay to Parent for its own account and the account of each of the other Sellers aggregate cash consideration in an amount equal to $6,550,000 plus the amount of the Guarantee Assets as converted into U.S. dollars at the applicable exchange rate as reported in the Wall Street Journal published three (3) business days prior to the Closing, subject to increase or decrease pursuant to Section 2.2 (the "Purchase Price"), payable as follows:

          (a)  at Closing, Buyers shall pay to Parent for its own account and the account of each of the other Sellers, $5,800,000 plus the amount of the Guarantee Asset as converted into U.S. dollars at the applicable exchange rate as reported in the Wall Street Journal published three (3) business days prior to the Closing by wire transfer of immediately available funds, which amount represents an aggregate sum equal to the Purchase Price less the Business Holdback and the Name Holdback (the "Initial Payment");

          (b)  at Closing, Buyers shall:

            (i)    retain $700,000 of the Purchase Price (the "Business Holdback") as a source for (A) effecting the adjustments of the Purchase Price set forth in Section 2.2 and (B) the payment and discharge of any indemnification obligations of the Sellers as set forth in

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    Section 8; provided, however, that the parties agree that the Business Holdback is not an exclusive source of recovery for such obligations and, to the extent such obligations exceed the Business Holdback, the Sellers shall pay to Buyers such amounts as set forth in this Agreement; provided, further, Buyers shall have the option to seek indemnification pursuant to Section 8 or deduct funds from the Business Holdback to cover any amounts owing to Buyers pursuant to Section 6.23; and

            (ii)  retain $50,000 of the Purchase Price (the "Name Holdback") in connection with Parent's obligation to obtain Shareholder approval of the change of Parent's corporate name pursuant to Section 6.17(f).

          (c)  upon the conclusion of the post-Closing adjustment process described in Section 2.2, $200,000 of the Business Holdback, less any portion thereof utilized to satisfy the amounts described in clauses (b)(i)(A) and (b)(i)(B) of this Section 2.1 or deducted from the Business Holdback pursuant to the last clause of Section 2.1(b)(i), shall be paid by Buyers to Parent for its own account and the account of each of the other Sellers, in immediately available funds, together with interest thereon from the Closing Date to the date of payment at the Prime Rate;

          (d)  upon approval of the change of Parent's corporate name as contemplated in Section 6.17(f) of this Agreement by the Shareholders, Buyers shall pay the Name Holdback to Parent for its own account and the account of each of the other Sellers, in immediately available funds, together with interest thereon from the Closing Date to the date of payment at the Prime Rate; provided however, Buyers shall have no obligation to pay the Name Holdback if the Shareholders do not approve the change of Parent's name as contemplated in Section 6.17(f).

          (e)  upon the first anniversary of the Closing Date, the Business Holdback, less any portion thereof utilized to satisfy the amounts described in clauses (b)(i)(A) and (b)(i)(B) of this Section 2.1 or deducted from the Business Holdback pursuant to the last clause of Section 2.1(b)(i) or previously paid pursuant to clause (c) of this Section 2.1, shall be paid by Buyers to Parent for its own account and the account of each of the other Sellers, in immediately available funds, together with interest thereon from the Closing Date to the date of payment at the Prime Rate.

        2.2    Post-Closing Adjustment.

          (a)  Within forty-five (45) days of the Closing Date, Buyer shall prepare and deliver to Parent an unaudited, pro forma statement of net equity as of the Closing Date setting forth the Acquired Assets and the Assumed Liabilities (the "Closing Statement of Net Equity"), as well as the value of the Acquired Assets net of the Assumed Liabilities as of the Closing Date, excluding all intercompany and related party loans, receivables and transactions and the Outstanding Checks Cash (the "Closing Net Equity"). The Closing Statement of Net Equity shall: (i) be prepared in the format and according to the methodology that has been consistently followed by the Sellers prior to the Closing Date; (ii) reflect the accounting principles set forth on Schedule 2.2; and (iii) to the extent consistent with the foregoing be in accordance with GAAP. All departures from GAAP on the Closing Statement of Net Equity are set forth on Schedule 2.2.

          (b)  The Closing Statement of Net Equity shall be final and binding on each of the parties hereto and their respective Affiliates unless Parent objects, by giving written notice within twenty (20) days after Parent's receipt of the Closing Statement of Net Equity (the "20-Day Period"), to the computation of Closing Net Equity. Such notice shall state in reasonable detail the item or items in dispute, and shall state the amount, if any, of any adjustment that should be made to the Closing Net Equity. Any Purchase Price Adjustment that would result from any item or items not in dispute will be paid (i) by the Sellers, jointly and severally, to Buyers (which payment shall first come from the Business Holdback and thereafter, if necessary, from Sellers), or (ii) by Buyers to Parent for its own account and the account of each of the other Sellers, as the case may be

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  pursuant to Section 2.2(d), on the fifth (5th) business day following delivery of Parent's written notice of dispute, or, if Parent does not deliver notice of dispute within the 20-Day Period, on the fifth (5th) day following the end of the 20-Day Period.

          (c)  In the event of a dispute, Buyer and Parent will use their reasonable efforts to resolve any such objections and any resolution by them shall be final and binding on them. If Buyer and Parent do not resolve any such dispute within thirty (30) days after receipt of Parent's written notice of dispute, then Buyer and Parent shall, within five (5) business days, submit any such unresolved dispute to the Neutral Accountant which firm shall, within thirty (30) days of such submission, resolve such remaining dispute in accordance with the terms of this Agreement (including, without limitation, Section 1.4) and such resolution shall be binding and conclusive on the parties. The fees and expenses of the Neutral Accountant shall be shared equally by Buyers, on the one hand, and the Sellers on the other hand. If issues in dispute are submitted to the Neutral Accountant for resolution, each party will furnish to the Neutral Accountant such workpapers and other documents and information relating to the disputed issues as the Neutral Accountant may request and are available to that party, and each party will be afforded the opportunity to present to the Neutral Accountant any material relating to the determination and to discuss the determination with the Neutral Accountant. The determination by the Neutral Accountant of the Closing Statement of Net Equity and the Closing Net Equity as set forth in a notice delivered by the Neutral Accountant to both Buyer and Parent will be final and binding on the parties hereto.

          (d)  If the Closing Net Equity is less than $4,009,313 (the "Target Amount"), the Purchase Price shall be reduced by an amount equal to the amount by which the Closing Net Equity is less than the Target Amount. If the Closing Net Equity is greater than the Target Amount, the Purchase Price shall be increased by an amount equal to the amount by which the Closing Net Equity is greater than the Target Amount. Any adjustment pursuant to this Section 2.2(d) is referred to as a "Purchase Price Adjustment".

          (e)  Any Purchase Price Adjustment shall be paid (i) by the Sellers, jointly and severally, to Buyers or (ii) by Buyers to Parent for its own account and the account of each of the other Sellers, as the case may be (taking into account any payments made pursuant to Section 2.2(b)), on the fifth (5th) day following final determination of the Closing Statement of Net Equity and the Closing Net Equity, by wire transfer of immediately available funds; provided, however, that any Purchase Price Adjustment due Buyers shall come first from the Business Holdback.

        2.3    Allocation of Consideration.    Within ninety (90) days after Closing, the parties shall mutually agree in writing to the allocation of the Purchase Price and the Assumed Liabilities are to be allocated among the Acquired Assets in accordance with the principles set forth on Schedule 2.3. Such allocation shall be conclusive and binding upon all parties for all purposes, and no party shall file any Tax Return or other document with, or make any statement or declaration to, any Governmental Authority that is inconsistent with such allocation. The parties hereto covenant and agree with each other that none of them will take a position on any income tax return (including IRS Form 8594 (Asset Allocation Statement) if required), before any Governmental Authority charged with the collection of any income tax, or in any audit or judicial proceeding that is in any manner inconsistent with the terms of such allocation without the prior written consent of the other parties to this Agreement, which consent shall not be unreasonably withheld. If the parties do not reach agreement as to the allocation by the end of the prescribed period, any dispute over such allocation shall be resolved by the Neutral Accountant. The fees and expenses of the Neutral Accountant shall be borne equally by the parties. The parties (and their Affiliates) shall timely file all forms and Tax Returns required to be filed in connection with such allocation.

        2.4    Accounting Terms.    Except as otherwise expressly provided herein, all accounting terms used in this Agreement shall be interpreted, and all financial statements and certificates and reports as to

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financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP consistently applied and consistent with Sellers' past practices.

SECTION 3
CLOSING

        3.1    Location and Date.    The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037, on the second business day following the satisfaction or waiver of all conditions to Closing or at such other time and date as Buyer and Parent may mutually agree, which date shall be referred to as the "Closing Date."

        3.2    Closing Deliveries.

          (a)  Upon the terms and subject to the conditions contained herein, the Sellers shall deliver or cause to be delivered to Buyers the following at or prior to the Closing (or prior to if so specified):

            (i)    Assignment and Assumption Agreement.    a duly executed Assignment and Assumption Agreement in the form attached hereto as Exhibit B;

            (ii)    Bill of Sale.    a duly executed bill of sale and assignment conveying, selling, transferring and assigning the Acquired Assets to Buyers, free and clear of any and all Liens (except for the Liens set forth on Schedule 4.7(a)(ii)), in the form attached hereto as Exhibit C;

            (iii)    Lien Releases.    such releases and termination statements as are necessary for the termination and release of any and all Liens (except for the Liens set forth on Schedule 4.7(a)(ii)) on the Acquired Assets;

            (iv)    Patents and Trademarks.    to the extent applicable, patent and trademark assignments, including the assignment contemplated pursuant to Section 3.2(a)(x), in form and substance reasonably satisfactory to Buyers;

            (v)    Opinions of Counsel.    opinion from counsel to the Sellers in a form reasonably acceptable to Buyers, dated as of the Closing Date and an opinion from Kenyon & Kenyon relating to Item 4 on Schedule 4.9(c);

            (vi)    Consents and Approvals.    evidence of the Required Consents;

            (vii)    Secretary's Certificate.    certificates executed by the respective Secretaries of each Seller certifying (a) copies of the Charter Documents of such Seller as in effect as of the Closing Date, including a copy of such Seller's articles of incorporation or comparable organizational document certified by an appropriate authority in Seller's jurisdiction of incorporation, (b) duly enacted resolutions of the directors and stockholders of such Seller approving this Agreement and the other documents and transactions contemplated hereby and authorizing the execution and delivery thereof, and (c) specimen signatures of the officers of such Seller authorized to sign this Agreement and the other documents contemplated hereby;

            (viii)    Good Standing Certificates.    good standing certificates of each Seller certifying as of a date no more than twenty (20) days prior to the Closing Date that each such Seller is in good standing under the laws of the jurisdiction of its incorporation;

            (ix)    Patent Application License Agreement.    duly executed patent application license agreement granting Buyers a nonexclusive, fully-paid, royalty-free, perpetual, irrevocable, sublicensable, and fully transferable license to make, have made, use, offer to sell, sell, import, lease, or otherwise dispose of any products or methods covered by a claim in any patents that

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    issue from or otherwise relate to the patent application for "Capacitor Coupled Voltage Transformers" having Serial No. GB 0010720.1 (and the related case having International Publication No. WO 01/84164) and including, without limitation, any patent claiming priority to such applications and all divisional, continuation, continuation-in-part applications, and all patents or reexaminations or reissues of patents which issue from or otherwise claim priority to, any of the applications identified above and all counterparts thereof, be they in the United States or otherwise to the extent Dr. Ghassemi is a listed inventor in any such patent or application;

            (x)    Trademark Application Assignment Agreement.    duly executed trademark application assignment agreement transferring to Buyers all title, rights and interests in Parent's trademark application relating to the name "Hathaway" and all goodwill associated with said name;

            (xi)    Outstanding Checks Statement.    Parent shall deliver to Buyers the Outstanding Checks Statement;

            (xii)    Insurance.    evidence that Buyers have been added as additional named insureds on all liability insurance policies included in the Acquired Assets;

            (xiii)    Stock Certificates and Stock Powers.    Stock certificates representing the Electric Power Shares, duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning the Electric Power Shares in blank, and any other documents necessary to transfer to Buyers good, valid, insurable and marketable title to the Electric Power Shares free and clear of all Liens; and

            (xiv)    Other Documents.    all other consents, certificates, documents, instruments and other items reasonably required to be delivered by any of the Sellers pursuant to this Agreement, and all such other documents, certificates and instruments as shall be reasonably requested by Buyers in order to give effect to the transactions contemplated hereby.

          (b)  Upon and subject to the terms and conditions contained herein, Buyers shall deliver or cause to be delivered to the Sellers the following at the Closing (or prior to is so specified):

            (i)    Assignment and Assumption Agreement.    a duly executed Assignment and Assumption Agreement in the form attached hereto as Exhibit B;

            (ii)    Opinion of Counsel.    an opinion from counsel to Buyers in a form reasonably acceptable to Parent, dated as of the Closing Date;

            (iii)    Consents and Approvals.    evidence of all consents of Persons which Buyers are responsible for obtaining pursuant to the terms of this Agreement;

            (iv)    Secretary's Certificate.    certificate executed by the respective Secretaries of each Buyer certifying (a) copies of the Charter Documents of such Buyer as in effect as of the Closing Date, including a copy of such Buyer's articles of incorporation or comparable organizational document certified by an appropriate authority in such Buyer's jurisdiction of incorporation, (b) duly enacted resolutions of the directors, and stockholders if necessary, of such Buyer approving this Agreement and the other documents and transactions contemplated hereby and authorizing the execution and delivery thereof, and (c) specimen signatures of the officers of such Buyer authorized to sign this Agreement and the other documents contemplated hereby;

            (v)    Initial Payment.    the Initial Payment; and

            (vi)    Other Documents.    all consents, certificates, documents, instruments and other items reasonably required to be delivered by Buyers pursuant to this Agreement, and all such other documents, certificates and instruments as shall be reasonably requested by Parent in order to give effect to the transactions contemplated hereby.

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SECTION 4
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

        To induce Buyers to enter into this Agreement and consummate the transactions contemplated hereby, each of the Sellers (for purposes of this Section 4 "Sellers" includes Electric Power), jointly and severally, represents and warrants to Buyers as follows:

        4.1    Due Organization.    Parent is duly organized, validly existing and in good standing under the laws of the State of Colorado. Systems is duly organized, validly existing and in good standing under the laws of the State of Colorado. Instrumentation is duly organized, validly existing and in good standing under the laws of the State of Colorado. Automation is duly organized, validly existing and in good standing under the laws of the State of Colorado. Systems (UK) is duly organized, validly existing and in good standing under the laws of the United Kingdom. Systems (Ireland) is duly organized, validly existing and in good standing under the laws of the United Kingdom. Electric Power is duly organized, validly existing and in good standing under the laws of the United Kingdom. Zibo is duly organized, validly existing and in good standing under the laws of China. Power is duly organized, validly existing and in good standing under the laws of the China. Each of the Sellers and each of Zibo and Power is duly authorized and qualified to do business under all applicable Laws to own, lease and operate its respective properties and to carry on its respective business in the places and manner now conducted, except where the failure to be so authorized or qualified does not and will not, individually or in the aggregate, have a material adverse effect (i) on the rights of Buyer hereunder, on the Acquired Assets or Assumed Liabilities or on the operations, affairs, prospects (to the Knowledge of any Seller and other than general economic or industry conditions or eventual technological obsolescence of products), properties, assets, liabilities, or condition (financial or otherwise) of the Business or (ii) on the ability of the Sellers to consummate the transactions contemplated hereby or to perform their respective obligations hereunder (a "Material Adverse Effect"). Schedule 4.1 hereto contains a list of all jurisdictions in which Parent (with respect to the Business) or any of the other Sellers is authorized or qualified to do business. Parent has delivered to Buyer true, complete and correct copies of the respective Charter Documents of each Seller. Neither Zibo, Power nor any Seller is in violation of, in conflict with or in default under any of their respective Charter Documents, and there exists no condition or event which, after notice or lapse of time or both, would result in any such violation, conflict or default.

        4.2    Authorization; Validity.    Each Seller and each of Zibo and Power has full legal right and all requisite corporate power and authority to operate and carry on its respective business as presently conducted. Each Seller has the full legal right, power and authority to enter into, make and perform this Agreement and the transactions and other agreements and instruments contemplated hereby, subject to obtaining the requisite approval of the Shareholders ("Shareholder Approval"). This Agreement and all other agreements and instruments to be executed and delivered by any of the Sellers in connection herewith, when executed and delivered by such Person(s) shall have been duly and validly authorized, executed and delivered. The execution and delivery of this Agreement and other agreements and instruments contemplated hereby, the performance of the obligations hereunder and the consummation of the transaction by each of the Sellers have been duly and validly approved by the Board of Directors of Parent and by the Board of Directors and stockholders of each of the Sellers (other than Parent), and constitute, or upon delivery in accordance herewith shall constitute, the valid and binding obligations of each of the Sellers, respectively, enforceable in accordance with their respective terms.

        4.3    No Conflicts.    Subject to obtaining Shareholder Approval and the approvals or consents set forth on Schedule 4.3 or on other Schedules to this Agreement, the execution, delivery and

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performance of this Agreement and all other agreements and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby by the Sellers will not:

          (a)  conflict with, result in a breach or violation of, or require any consent, approval or authorization under, any of the Charter Documents of Sellers, Zibo or Power;

          (b)  conflict with, result in a default or termination under, give any Person a right of termination, cancellation, acceleration, suspension or revocation under, result in the loss of a material benefit under, or require any consent, approval or authorization under, any Material Contract to which any of the Sellers is a party or by which any of the Sellers or any of their respective properties, rights or assets are bound, or any Material License or Material Permit that is included in the Acquired Assets;

          (c)  result in the creation or imposition of any Lien on the Business, the Acquired Assets or the Assumed Contracts;

          (d)  violate any Law to which any of the Sellers or any of their respective properties, rights or assets are subject or by which any of the Sellers or any of their respective properties, rights or assets are bound; or

          (e)  constitute an event which, after notice or lapse of time or both, would result in any conflict, breach, violation, default, requirement, loss, creation or imposition of any Lien, termination or impairment or similar event described in Section 4.3(a) through (d).

        4.4    Capital Stock.

          (a)  The authorized capital stock of Systems consists solely of 1,000,000 shares of common stock, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of common stock, as well as all securities convertible into or exchangeable for shares of Systems common stock, are held beneficially and of record by Parent. The authorized capital stock of Automation consists solely of 50,000 shares of common stock, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of Automation common stock, as well as all securities convertible into or exchangeable for shares of Automation common stock, are held beneficially and of record by Systems. The authorized capital stock of Instrumentation consists solely of 1,000 shares of common stock, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of Instrumentation common stock, as well as all securities convertible into or exchangeable for shares of Instrumentation common stock, are held beneficially and of record by Parent. The authorized capital stock of Systems (Ireland) consists solely of 5,000,000 shares of common stock, of which 10,206 shares are issued and outstanding. All of the issued and outstanding shares of Systems (Ireland) common stock, as well as all securities convertible into or exchangeable for shares of Systems (Ireland) common stock, are held beneficially and of record by Systems (UK). The authorized capital stock of Electric Power consists solely of 100 shares of common stock, of which 100 shares are issued and outstanding. Systems (Ireland) holds beneficially and of record 60 of the issued and outstanding shares of Electric Power (the "Electric Power Shares"). Dr. Foroozan Ghassemi holds beneficially and of record 40 of the issued and outstanding shares of Electric Power. All of the issued and outstanding shares of Electric Power common stock are held beneficially and of record by either Systems (Ireland) or Dr. Foroozan Ghassemi. No securities convertible into or exchangeable for shares of Electric Power common stock exist.

          (b)  Parent holds of record and owns beneficially the joint venture interests (the "Interests") in Zibo and Power set forth on Schedule 4.4(b), as determined pursuant to the Power Agreement and Zibo Agreement (as defined below) identified on such Schedule and previously delivered by Parent to Buyers. Parent owns such Interests free and clear of any restrictions on transfer, taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands, except as

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  set forth in the Zibo Agreement and Power Agreement. Parent is not a party to any option, warrant, purchase right, or other contract or commitment that could require Parent to sell, transfer, or otherwise dispose of any such Interests in Zibo or Power or obtain consent or approval of any Person in connection with the sale of the Interests, except (i) as set forth in section 5.06 of the Joint Venture Contract between Wuhan Electric Power Instrument Factory, Beijing Huadian Electric Power Automation Corporation and Parent dated June 12, 1995, as amended August 30, 1995 (the "Power Agreement") or Article 13 of the joint venture agreement between Zibo Kehui Electric Company and Hathaway Instruments Co. Ltd dated July 25, 1993, and assigned to Parent on February 14, 1997 (the "Zibo Agreement"), (ii) for this Agreement and (iii) for any required consent by a Chinese Governmental Authority. Except as set forth on Schedule 4.4(b), Parent is not a party to any contract or commitment that could require Parent to make a capital contribution or any similar payment to Zibo or Power, and all capital contributions or similar payments required to be made by Parent to Zibo or Power have been made by Parent. Parent has the full power and authority to convey such Interests free and clear of any Liens, except as set forth in the Power Agreement and Zibo Agreement and subject to any required consent by a Chinese Governmental Authority. Subject to obtaining the consents or approvals sets forth in section 5.06 of the Power Agreement and Article 13 of the Zibo Agreement and any required consent by a Chinese Governmental Authority, Parent will convey to Buyers good and valid title to the Interests free and clear of any Liens, (except for the Liens set forth on Schedule 4.7(a)(ii)). Parent is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any such Interests in Zibo or Power.

          (c)  Systems (Ireland) owns the Electric Power Shares free and clear of any restrictions on transfer, taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Systems (Ireland) is not a party to any option, warrant, purchase right, or other contract or commitment that could require Systems (Ireland) to sell, transfer, or otherwise dispose of the Electric Power Shares or obtain consent or approval of any Person in connection with the sale of the Electric Power Shares. Systems (Ireland) is not a party to any contract or commitment that could require Systems (Ireland) to make a capital contribution or any similar payment to Electric Power and all capital contributions or similar payments required to be made by Systems (Ireland) to Electric Power have been made by Systems (Ireland). Systems (Ireland) has the full power and authority to convey the Electric Power Shares free and clear of any Liens. Systems (Ireland) will convey to Buyers good and valid title to the Electric Power Shares free and clear of any Liens. Systems (Ireland) is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the Electric Power Shares.

        4.5    Financial Statements.    Schedule 4.5 includes (i) true and complete copies of the consolidated, unaudited Balance Sheets for the Business as of June 30, 2000 and June 30, 2001 and consolidated, unaudited statements of income, cash flow and stockholders' equity of the Business for the years ended June 30, 2000 and June 30, 2001 (collectively, the "Year-End Financials"), and (ii) true and complete copies of the consolidated, unaudited Balance Sheets of the Business as of September 30, 2001, November 30, 2001, December 31, 2001 and March 31, 2002 (the "Interim Balance Sheets") and consolidated, unaudited statements of income, cash flow and stockholders' equity for the Business for the three-month period, five-month period, six-month period and nine-month period then ended (collectively, the "Interim Financials," and together with the Year-End Financials, the "Sellers' Financial Statements"). The Sellers' Financial Statements have been prepared in accordance with GAAP consistently applied, (x) subject, in the case of the Interim Financials, to normal year-end audit adjustments, which individually or in the aggregate will not be material, and (y) subject, in the case of all of the Sellers' Financial Statements, to the omission of footnote information. Each Balance Sheet included in the Sellers' Financial Statements presents fairly the consolidated financial condition of the Sellers with respect to the Business as of the date indicated thereon, and each of the statements of income, cash flow and stockholders' equity included in the Sellers' Financial Statements presents fairly

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the results of the Sellers' consolidated operations with respect to the Business for the periods indicated thereon. Since the dates of the Sellers' Financial Statements, there have been no material changes in the accounting policies of any of the Sellers (including any change in depreciation or amortization policies or rates) with respect to the Business and no revaluation of any of the Acquired Assets by any of the Sellers. Parent has delivered to Buyers true and complete copies of all management letters, if any, relating to any audit or review of the financial statements or books of any of the Sellers with respect to the Business, and all other letters or documentation, if any, relating to the internal controls and/or other accounting practices of any of the Sellers with respect to the Business.

        4.6    Environmental Matters.

          (a)    Hazardous Material.    Except as set forth on Schedule 4.6, no underground storage tanks and no amount of any substance that has been designated by any Governmental Authority or by applicable Law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended, the regulations promulgated pursuant to said laws, and addressed by the analogous state and local laws and the regulations promulgated thereunder, but excluding office and janitorial supplies properly and safely maintained (a "Hazardous Material"), are present in, on or under any Real Property, including the land and the improvements, ground water and surface water thereof, that any of the Sellers have at any time owned, occupied or leased, the presence of which in, on or under such Real Property could reasonably be expected to give rise to liability under applicable environmental Law. No underground or aboveground storage tanks are located on Real Property owned or leased by any of the Sellers.

          (b)    Hazardous Materials Activities.    To the Knowledge of Sellers, none of the Sellers has transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any Law in effect on or before the Closing Date, nor have any of the Sellers disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Company Hazardous Materials Activities") in material violation of any Laws in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c)    Permits.    Each of the Sellers holds all environmental and health Permits (the "Environmental Permits") necessary for the conduct of their respective Hazardous Material Activities and other business of such Seller as such activities and business are currently being conducted. All Environmental Permits are in full force and effect. To the Knowledge of Sellers, each of the Sellers (i) is in compliance in all material respects with all terms and conditions of the Environmental Permits and (ii) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Laws relating to pollution or protection of health or the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth on Schedule 4.6, to the Knowledge of each Seller, there are no circumstances that may prevent or interfere with such compliance in the future. No Seller currently holds any Environmental Permits in connection with the Business.

          (d)    Environmental Liabilities.    Except as set forth on Schedule 4.6, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Knowledge of the Sellers, threatened concerning any Environmental Permit, Hazardous Material or any Company Hazardous Materials Activity. Except as set forth on Schedule 4.6, to the

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  Knowledge of Sellers, there are no past or present actions, activities, circumstances, conditions, events, or incidents that could reasonably be expected to involve any of the Sellers (or any Person whose Liability any of the Sellers have retained or assumed, either by contract or operation of law) in any environmental or health litigation, or impose upon any of the Sellers (or any Person whose Liability any of the Sellers have retained or assumed, either by contract or operation of law) any material environmental, health or safety Liability including, without limitation, common law tort liability.

        4.7    Acquired Assets.

          (a)  The Sellers as a group have good, valid and marketable title to all of the Acquired Assets, free and clear of all Liens other than (i) Liens set forth on Schedule 4.7(a)(i) each of which the Sellers shall terminate as of the Closing, and (ii) Liens set forth on Schedule 4.7(a)(ii). The Acquired Assets constitute all of the assets, properties, rights, privileges, claims, contracts and interests of every kind and description, real or personal, tangible or intangible, absolute or contingent, wherever situated, whether or not carried or reflected on the Books and Records of Sellers, now owned by, registered in the name of, used or held for use or contemplated to be used, by any of the Sellers, other than the Retained Assets. Except as set forth on Schedule 4.7(a)(iii), there are no assets used, or contemplated to be used, in the Business by any of Sellers that are not an Acquired Asset. All leases and subleases included in the Acquired Assets are valid and enforceable in accordance with their respective terms, are in full force and effect, and there is not under any such lease any material default by any of the Sellers or, to the Sellers' Knowledge, by any other Person under any such lease, or any condition, event or act which would constitute such a material default. No Affiliate of any Seller, other than the other Sellers, Zibo, Power and Electric Power engage in the Business.

          (b)  All of the tangible Acquired Assets have been maintained in a reasonably prudent manner, are in good operating condition and repair, and no maintenance with respect thereto has been deferred or delayed, except in each case where the failure to so maintain or such deferral or delay, as applicable, has not resulted in and is not reasonably likely to result in a Material Adverse Effect. Except for evaluation and demo equipment, which is located on customer sites and does not, in the aggregate, exceed a fair market value of $350,000, all tangible Acquired Assets are located on Sellers' Real Property. Schedule 4.7(b) sets forth an accurate list of (i) all Acquired Assets included on the December 31, 2001 Interim Balance Sheet, and (ii) all other Acquired Assets with an individual book value in excess of $20,000 acquired since December 31, 2001.

        4.8    Real Property.

          (a)  Schedule 4.8(a) contains a complete and accurate description of all Real Property now used or held for use by any of the Sellers in connection with the Business or the Acquired Assets (collectively, the "Sellers' Real Property"). The Sellers do not own any Real Property. The Sellers as a group possess legally enforceable and transferable (subject to consent of lessors and/or sublessors) rights to use Seller's Real Property under valid and subsisting written lease or sublease agreements. There are no Persons other than the Sellers in possession of any Sellers' Real Property or any portion thereof. The Sellers have obtained all material Permits (including without limitation certificates of use and occupancy) required in connection with Sellers' use, occupation and operation of the Sellers' Real Property. The Sellers' Real Property and its continued use, occupancy and operation as used, occupied and operated by Sellers in connection with the Business or the Acquired Assets do not constitute a nonconforming use and are not the subject of a special use Permit under any applicable Law. To Sellers' Knowledge, no condemnation or similar proceeding is pending or threatened that would preclude or impair the use of any Sellers' Real Property for the purposes for which it is currently used. None of the Sellers has received any notice claiming any material violation of any Law, or requiring or calling attention to the need for

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  any material work, repairs, maintenance, construction, alterations, or installations on or in connection with any of the Sellers' Real Property that has not been complied with. To Sellers' Knowledge, all buildings, structures, appurtenances, mechanical, plumbing, electrical and other improvements and building systems situated on the Sellers' Real Property are in good operating condition and have no patent or latent structural defects, including without limitation any defects in the roof, structure or foundation. All facilities located on the Sellers' Real Property are supplied with utilities and other services necessary for the operation of such facilities as currently operated by Sellers, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate. Each parcel of Sellers' Real Property abuts on and has direct vehicular access to a public road, or, to Sellers' Knowledge, has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and to Sellers' Knowledge, access thereto is provided by paved public right-of-way with adequate curb cuts available.

          (b)  With respect to each item of Sellers' Real Property not owned by one of the Sellers (the "Leased Real Property"): (i) true and complete copies of all Contracts relating to Sellers' leases of the Leased Real Property (or summaries if oral leases) have been made available to Buyers; (ii) the Sellers as a group have a valid and existing lease or sublease for each property subsumed within the Leased Real Property, free and clear of all Liens, except for such Liens as may be set forth in the Contracts; (iii) all Contracts covering any of the Leased Real Property are valid and enforceable in accordance with their respective terms, are in full force and effect, and there is not under any such Contract any material default by any of the Sellers or, to the Sellers' Knowledge, any other Person under any such Contract, or any condition, event or act which would constitute such a default with the giving of notice or the passage of time, or both. Schedule 4.8(a) describes all of the Leased Real Property. Except as set forth on Schedule 4.8(b), no landlord or other third party consent is required in respect of the Leased Real Property with respect to the transactions contemplated hereby.

        4.9    Intellectual Property.

          (a)  The Sellers' Intellectual Property includes all of the Intellectual Property now owned by, registered in the name of, or used or held for use, or contemplated to be used, by any of the Sellers, other than the Retained Assets (the "Sellers' Intellectual Property Rights"). No material Sellers' Intellectual Property or product or service of any of the Sellers is, or has been, subject to any litigation, proceeding or order restricting in any manner the use, transfer, or licensing thereof by the Sellers, or which may affect the validity, use or enforceability of such Sellers' Intellectual Property.

          (b)  Schedule 4.9(b) sets forth a complete and accurate list of all Sellers' Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Sellers' Registered Intellectual Property has been issued or registered along with the serial number or registration number, the title and/or subject matter, the registration or issue date and the expiration date and lists any proceedings or actions Known to Sellers before any Governmental Authority (including the United States Patent and Trademark Office or equivalent Governmental Authority anywhere in the world) related to any of the Sellers' Registered Intellectual Property.

          (c)  Each item of Sellers' Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Sellers' Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Sellers' Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Sellers' Registered Intellectual Property. To Sellers' Knowledge, there are no pending or threatened interferences,

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  re-examinations, oppositions, cancellation proceedings or the foreign equivalent thereof of any of the Seller Intellectual Property. Except as set forth on Schedule 4.9(c), the Sellers' Intellectual Property Rights are in full force and effect and are enforceable. To Sellers' Knowledge, no Sellers' Intellectual Property Rights have been cancelled, adjudicated invalid, lapsed or are subject to any outstanding judgment, order, decree, ruling, injunction, writ or consent restricting their use or adversely affecting any of the Sellers' rights thereto. Except as set forth on Schedule 4.9(c), to Sellers' Knowledge, no claim is pending or threatened, and no notice or invitation to license has been received that questions the Sellers' title to, claims any ownership of or any rights to any Sellers' Intellectual Property Rights, or claims or at all indicates that the present or past operations of the Sellers or their respective businesses infringes upon or conflicts with the rights of any third party intellectual property. To Sellers' Knowledge, no claim is pending or threatened to the effect that any Seller Intellectual Property is invalid or unenforceable.

          (d)  Except as set forth on Schedule 4.9(d), the Sellers as a group own and have good, marketable and valid title to, or possess legally enforceable and transferable rights to use under valid and subsisting written license agreements, each item of Sellers' Intellectual Property, in each case free and clear of any Liens (excluding licenses and related restrictions and any Liens set forth on Schedule 4.7(a)(ii), and such title and rights will continue to be valid title and rights of Buyer following the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, subject to obtaining the consents set forth on Schedule 4.9(d). Except as set forth on Schedule 4.9(d), with respect to each item of Sellers' Intellectual Property not owned by one of the Sellers: (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect with respect to the Sellers and, to Sellers' Knowledge, each other party thereto; (ii) neither Seller nor, to Sellers' Knowledge, any other party thereto is in breach or default thereunder, and, to the Sellers' Knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default thereunder or permit termination, modification or acceleration thereunder by the other party thereto; (iii) to the Sellers' Knowledge, such item is not subject to any Lien that materially interferes with or may reasonably be expected to materially interfere with the rights granted to the Sellers with respect to such item; and (iv) there are no royalty, commission or other executory payment agreements, arrangements or understanding relating to any such item.

          (e)  No Seller has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was part of Sellers Intellectual Property, to any third party, or knowingly permitted the rights of the Sellers in such material Sellers' Intellectual Property to lapse or enter the public domain.

          (f)    Except as set forth on Schedule 4.9(c), to Sellers' Knowledge, neither the existence nor the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by the Sellers of any Sellers' Intellectual Property, as the same is or was, or is currently contemplated to be, sold, licensed, leased, transferred, used or otherwise exploited by such Persons, does, did or will (i) infringe on any Intellectual Property of any Person, (ii) constitute a misuse or misappropriation of any Intellectual Property of any other Person, or (iii) entitle any other Person to any interest therein, or right to compensation from any of the Sellers or any of their respective successors or assigns, by reason thereof. Except as set forth on Schedule 4.9(c), to Sellers' Knowledge, none of the operations of the Sellers (including any and all products and services of each Seller) or their respective businesses, as now or presently contemplated to be conducted, or performance of any Contract as it has been, or as is currently being, conducted, infringes or, will infringe, upon any third party intellectual property. Except as set forth on Schedule 4.9(c), to Sellers' Knowledge, no Seller has received any complaint, assertion, threat or allegation or otherwise has notice of any claim, litigation or proceeding involving matters of the type contemplated by the immediately preceding sentence or has Knowledge of any facts or

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  circumstances that could reasonably be expected to give rise to any such claim, litigation or proceeding. No Seller has any current development effort or current development project in progress that currently causes or upon completion would cause the Business to be in violation of or infringe upon the Intellectual Property of any Person.

          (g)  No Person has infringed or misappropriated or is infringing or misappropriating any Sellers' Intellectual Property, and no claim, litigation or proceeding brought by any of the Sellers with respect to any of the Sellers' Intellectual Property is pending against any Person. There has been no unauthorized disclosure of or use of any proprietary rights of the Sellers.

          (h)  Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Buyers of any Contracts to which any of the Sellers is a party, will result in (i) any Seller granting to any Person any right to or with respect to any material Intellectual Property right owned by, or licensed to, any Seller, (ii) Buyers being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) impairment of any Intellectual Property Right.

          (i)    Except as set forth on Schedule 4.9(d), no Seller has any obligation to compensate any third party for any Seller Intellectual Property rights. No Seller has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other violation with respect to the any Intellectual Property.

        4.10    Accounts Receivable.    The Accounts Receivable included in the Acquired Assets represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The pricing and invoices for each of the products sold by any of the Sellers represent the full amounts due in connection with the sale of such products and no payment or remuneration for such products is to be made to any Person or entity other than one of the Sellers. The Accounts Receivable included in the Acquired Assets are or will be as of the Closing Date collectible (as set forth below) net of any respective reserves shown on the Closing Statement of Net Equity (which reserves shall be calculated in accordance with GAAP and consistent with Sellers' past practices). Subject to such reserves, each of the Accounts Receivable included in the Acquired Assets either has been or will be collected in full, without any set-off, within one year after the Closing Date, except for such amounts thereof which, by the terms of their respective contracts or purchase orders, are not due within such one-year period. Any such amounts due after such one-year period will be collected in full, without any set-off, in accordance with the terms of their respective contracts or purchase orders. There is no contest, claim, or right of set-off, other than rebates and returns in the ordinary course of business, under any Contract with any maker of any such Accounts Receivable relating to the amount or validity of such Accounts Receivable.

        4.11    Books and Records.    Each Seller has maintained Books and Records which, in reasonable detail, accurately and fairly reflect all material transactions entered into by any Seller, or to which any Seller is a party and which relate to the Business or the Acquired Assets. None of the Sellers has engaged in any transaction, maintained any bank account or used any corporate funds, in each case with respect to the Business and the Acquired Assets, except for transactions, bank accounts and funds which have been and are reflected in all material respects in its normally maintained Books and Records. Complete copies of the Books and Records of each Seller have been made available to Buyers.

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        4.12    Licenses and Permits.    The Sellers as a group own or hold all Licenses and Permits the absence or loss of any of which, individually or in the aggregate, would have a Material Adverse Effect (respectively, the "Material Licenses" and "Material Permits"). Schedule 4.12 sets forth a list of all Licenses and Permits held by each of the Sellers. Except as set forth on Schedule 4.12, (a) no consents, waivers or approvals from any Persons (including any Governmental Authority) are required to transfer the Licenses and Permits from the Sellers to Buyer and, (b) upon the Closing, Buyers shall be entitled to all rights and benefits granted pursuant to the Licenses and Permits in the same manner that the Sellers were entitled to such rights and benefits immediately prior to the Closing. Except as set forth on Schedule 4.12, all fees required to be paid in connection with the Material Licenses and Material Permits as of, or within sixty (60) days after, the Closing Date have been paid. The Material Licenses and Material Permits are valid, and neither Parent nor any Seller has received any notice nor has Knowledge that any Governmental Authority intends to modify, cancel, terminate or not renew any of the Material Licenses and Material Permits. No present or former stockholder, officer, manager, member or employee of any of the Sellers, or any other Person other than a Seller, owns or has any proprietary, financial or other interest (direct or indirect) in any of the Material Licenses or Material Permits. Each of the Sellers has conducted and is conducting the Business, and has owned and now owns the Acquired Assets, in compliance with all of the requirements, standards, criteria and conditions set forth in the Material Licenses and Material Permits and is not in violation of any of the foregoing. Except as set forth on Schedule 4.12, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to any of the Sellers by, any of the Material Licenses and Material Permits. Except as set forth on Schedule 4.12, following the Closing, Buyers will have the right to own and operate, without any material restrictions or expense, the Business and the Acquired Assets (including the Sellers' Real Property) in substantially the same manner as the same were owned and operated prior to the Closing.

        4.13    Liabilities.    Neither the Business nor any of the Acquired Assets is liable for or subject to any Liabilities except for (i) those Liabilities reflected on the December 31, 2001 Interim Balance Sheet and not previously paid or discharged and (ii) those Liabilities incurred since December 31, 2001 in the ordinary course of business and consistent with past practice.

        4.14    Material Contracts.

          (a)  Schedule 4.14(a) sets forth a true and complete list of all Contracts which are material to the condition (financial or otherwise), results of operations, assets, liabilities, properties, prospects (to the Knowledge of any Seller and other than general economic or industrial conditions or eventual technological obsolescence of products) or commercial relationships of the Business or any of the Acquired Assets, and to which any of the Sellers is a party or by which any of the Sellers or the Acquired Assets are bound (collectively, "Material Contracts"), including without limitation any Contracts:

              (i)  that have a value, or may give rise to obligations, liabilities or benefits, in each case exceeding $25,000 (or the equivalent value in the applicable currency);

            (ii)  to which a current or former officer, director, stockholder, manager, member or employee of any of the Sellers or any current or former Affiliate of such Persons or of any of the Sellers is the other or another party (including without limitation all Contracts relating to club dues, housing and other perquisites);

            (iii)  pursuant to which any of the Sellers sell or distribute their respective products relating to the Business or the Acquired Assets (including without limitation all Contracts between any of the Sellers and any of the Significant Customers or Significant Vendors);

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            (iv)  which contain any non-solicitation, non-competition, confidentiality or similar obligations or which otherwise prohibit any of the Sellers from freely providing services or supplying products to any customer or potential customer;

            (v)  are for the cleanup, abatement or other actions in connection with any Hazardous Material, the remediation of any existing environmental liabilities, violation of any environmental Laws or relating to the performance of any environmental audit or study;

            (vi)  which relate to joint ventures, partnerships or similar Contracts; and

          (vii)  which relate to any Leased Real Property.

  Prior to the date hereof, the Sellers have delivered to Buyers true and complete copies of each of the Material Contracts.

          (b)  Each Material Contract is in full force and effect and is a legal, valid, binding and enforceable obligation of or against each of the Sellers and, to Sellers' Knowledge, each of the other parties thereto. None of the Sellers nor, to Sellers' Knowledge, any other party to any Material Contract is currently in breach of or in default in any material respect under, or has improperly terminated any Material Contract, and there exists no condition or event with respect to any Seller, nor, to Sellers' Knowledge, any other party thereto, which, after notice or lapse of time or both, would constitute any such breach, default or termination. None of the Sellers has received notice of default under any Material Contract, and there are no material maintenance or capital improvement obligations thereon in an amount over $25,000 (or the equivalent value in the applicable currency). No Material Contract is subject or subordinate to any Lien other than the Liens set forth on Schedule 4.7(a)(ii) . There are no Material Contracts that were not negotiated at arm's length.

          (c)  Except as set forth on Schedule 4.14(c), no consents, waivers or approvals from any Persons are required in connection with the execution, delivery or performance of this Agreement by each of the Sellers or the consummation by each of the Sellers of the transactions contemplated herein in order that any Material Contract remain in effect without modification after the transactions contemplated hereby and not give rise to any right to termination, cancellation, or acceleration or loss of any right or benefit of any of the Sellers (the consents set forth on Schedule 4.14(c) are hereafter referred to as the "Third Party Consents").

          (d)  Within the past two (2) years none of the Sellers has been a party to any Material Contract with any of the current or former officers, directors, stockholders, managers, members or employees of any of the Sellers or any current or former Affiliate of such Persons or of any of the Sellers. There are no outstanding balance on any loans, credit agreements, guarantees, and similar Contracts between any of the Sellers, on the one hand, and any current or former officer, director, stockholder, manager, member or employee of any of the Sellers or any current or former Affiliate of any such Person or of any of the Sellers, on the other hand.

          (e)  All Contracts with dealers, distributors and/or manufacturers' representatives of the Business which are included in the Acquired Assets can be terminated by Sellers upon no more than sixty (60) days' prior written notice, with or without cause, without liability, penalty or premium of any nature and such termination will not cause a violation of any Law.

        4.15    Significant Customers and Vendors.

          (a)  Schedule 4.15(a) is a true and correct list showing (i) the twenty (20) largest customers by gross purchases from the Sellers for the Business as a whole during (w) the twelve-month period ending on June 30, 2001 (the "Significant Customers") and (x) the twelve-month period ending on June 30, 2000 (y) the six-month period ending on December 31, 2001 and (z) the six-month period ending on December 31, 2000, and (ii) the location of each of the Significant Customers; and a

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  true and correct list showing (x) the twenty (20) largest vendors and suppliers by gross sales to the Sellers during the six-month period ending on December 31, 2001 for the Business as a whole, as well as all vendors and suppliers of any of the Sellers who are the sole source of such supply where the parts supplied are not readily available from another source, (collectively, the "Significant Vendors") and (y) the location of each of the Significant Vendors.

          (b)  Since December 31, 2001, no Significant Customer or Significant Vendor has: (i) stopped or indicated an intention to stop trading with or supplying any of the Sellers outside of the ordinary course of business consistent with such Significant Customer's or Significant Vendor's past practices, (ii) reduced, or indicated an intention to reduce, its trading with or provision of goods or services to any of the Sellers outside of the ordinary course of business consistent with such Significant Customer's or Significant Vendor's past practices, or (iii) changed, or indicated an intention to change, materially the terms and conditions on which it is prepared to trade with or supply any of the Sellers outside of the ordinary course of business consistent with such Significant Customer's or Significant Vendor's past practices. To the Knowledge of the Sellers, no Significant Customer or Significant Vendor is reasonably likely, as a result of the transactions contemplated by this Agreement, to: (x) not trade with or supply the Business, (y) reduce substantially its trading with or provision of goods or services to the Business, or (z) change the terms and conditions on which it is prepared to trade with or supply the Business. No Seller has any Knowledge of any facts, conditions or events which might give rise to a claim by any of the Sellers against any Significant Customer or Significant Vendor or any claim by a Significant Customer or Significant Vendor against any of the Sellers.

        4.16    Backlog.    Schedule 4.16 lists all pending customer orders for each of the Sellers as of April 30, 2002. All such customer orders and contracts were entered into in the ordinary course of business, consistent with past practice.

        4.17    Governmental Consents.    Except as set forth on Schedule 4.17, no consent, waiver, approval, order or authorization of or from, or registration, notification, declaration or filing with any Governmental Authority is required in connection with the execution, delivery or performance of this Agreement by Parent and each of the Sellers or the consummation by each of the Sellers of the transactions contemplated herein (collectively, the "Governmental Consents").

        4.18    Insurance.    Schedule 4.18 sets forth an accurate list of all insurance policies carried by any of the Sellers and all insurance loss runs or workmen's compensation claims received for the past policy year relating to the Acquired Assets. No product liability claims in excess of $50,000 under such insurance policies have been made or pending since January 1, 1997. All premiums payable under all such policies have been paid and each of the Sellers is otherwise in full compliance with the terms of such policies. Such policies of insurance provide adequate insurance for the Acquired Assets and comply with all applicable Laws. To the Knowledge of the Sellers, there have been no threatened terminations of any such policies.

        4.19    Labor and Employment Matters.    With respect to employees of each of the Sellers:

          (a)  each of the Sellers is and, except as set forth on Schedule 4.19(a), has been during the three (3) years prior to the date hereof in compliance in all material respects with all applicable domestic and foreign Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Laws respecting employment discrimination, employee classification, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has complied with all employment agreements, and no claims, controversies, investigations or suits are pending or, to the Sellers' Knowledge, threatened with respect to such laws, either by private individuals or by government agencies and, except as set forth on Schedule 4.19(a), all employees are at-will;

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          (b)  each of the Sellers is and has been during the three (3) years prior to the date hereof in compliance in all material respects with all applicable domestic and foreign Laws concerning employer contributions to any trade union, housing, unemployment, retirement, bonus and welfare funds and all other funds to which an employer is required by Law to contribute;

          (c)  except as set forth on Schedule 4.19(c), no Seller is or has been engaged during the three (3) years prior to the date hereof in any unfair labor practice, and there is not now, nor within the past three years has there been, any unfair labor practice complaint against the Sellers pending or, to the Knowledge of the Sellers, threatened, before the National Labor Relations Board or any other comparable foreign or domestic authority or any workers' council;

          (d)  each of the Sellers has entered into and complied during the three (3) years prior to the date hereof in all material respects with any employment contracts, individual labor contracts, collective labor contracts and similar agreements to the extent required by applicable domestic and foreign Laws, and the Sellers have delivered to Buyers prior to the date hereof true and complete copies of all employment contracts, individual labor contracts, collective labor contracts and similar agreements, whether written or oral, to which any of the Sellers is a party;

          (e)  except as set forth on Schedule 4.19(e), no labor union represents or, during the three (3) years prior to the date hereof, has represented the Sellers' employees and no collective bargaining agreement is or, during the three (3) years prior to the date hereof, has been binding against the Sellers. Except as set forth on Schedule 4.19(e), no grievance or arbitration proceeding arising out of or under collective bargaining agreements or employment relationships is pending, and no claims therefore exist or have, to the Sellers' Knowledge, been threatened during the three (3) years prior to the date hereof; no labor strike, lock-out, slowdown, or work stoppage is or has been pending or, to Sellers' Knowledge, threatened against or directly affecting the Sellers; and

          (f)    Except as set forth on Schedule 4.19(f), to Sellers' Knowledge, all persons who are or were performing services for the Sellers during the three (3) years prior to the date hereof and are or were classified as independent contractors during the three (3) years prior to the date hereof do or did satisfy and have satisfied the requirements of law to be so classified. Sellers have fully and accurately reported their compensation on IRS Forms 1099 or other applicable tax forms for independent contractors when required to do so.

        4.20    Employee Benefit Plans.

          (a)  Definitions.

              (i)  "Benefit Arrangement" means any benefit arrangement, obligation, or practice, whether or not legally enforceable, to provide benefits (other than merely as salary or under a Benefit Plan), as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, including, but not limited to, employment or consulting agreements, severance agreements or pay policies, stay or retention bonuses or compensation, executive or incentive compensation programs or arrangements, sick leave, vacation pay, plant closing benefits, salary continuation for disability, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase plans or programs, tuition reimbursement or scholarship programs, employee discount programs, meals, travel, or vehicle allowances, any plans subject to Code Section 125, and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

            (ii)  "Benefit Plan" has the meaning given in ERISA Section 3(3), together with plans or arrangements that would be so defined if they were not (i) otherwise exempt from ERISA by

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    that or another section, (ii) maintained outside the United States, or (iii) individually negotiated or applicable only to one person.

            (iii)  "Sellers Benefit Arrangement" means any Benefit Arrangement the Sellers sponsor or maintain or with respect to which the Sellers have or may have any current or future liability (whether actual, contingent, with respect to any of its assets or otherwise), in each case with respect to any present or former directors, officers, or employees of or service providers to the Sellers.

            (iv)  "Sellers Plan" means any Benefit Plan that the Sellers maintain or have previously maintained or to which the Sellers are obligated to make payments or has or may have any liability, in each case with respect to any present or former employees of the Sellers.

            (v)  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

            (vi)  "ERISA Affiliate" means any person or entity that, together with the entity referenced, would be or was at any time treated as a single employer under Code Section 414 or ERISA Section 4001.

          (vii)  "Multiemployer Plan" means any Benefit Plan described in ERISA Section 3(37).

          (viii)  "Pension Plan" means any Benefit Plan subject to Code Section 412 or ERISA Section 302 or Title IV (including any Multiemployer Plan) or any comparable plan not covered by ERISA.

            (ix)  "Qualified Plan" means any Benefit Plan intended to meet the requirements of Code Section 401(a), including any already terminated plan.

          (b)  Schedule 4.20(b) contains a complete and accurate list of all Benefit Plans and Benefit Arrangements covering employees, directors, officers, agents or independent contractors of Sellers.

          (c)  With respect, as applicable, to Benefit Plans and Benefit Arrangements:

              (i)  The Sellers have delivered true, correct, and complete copies of each Sellers Plan and Sellers Benefit Arrangement set forth on Schedule 4.20(b) to the Buyers;

            (ii)  The only Qualified Plans currently in operation are the Hathaway Corporation 401(k) Tax Advantaged Investment Plan and Trust and the Hathaway Corporation Employees' Stock Ownership Plan and Trust. The Qualified Plans have received a determination letter or is subject to a notification letter from the Internal Revenue Service and qualify under Code Section 401(a), and to the Knowledge of Sellers, nothing has occurred with respect to the operation of any Qualified Plans that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty or tax under ERISA or the Code;

            (iii)  Except as set forth in Schedule 4.20(c)(iii) with respect to payments in excess of $25,000, no Sellers Plan or Sellers Benefit Arrangement contains any provision or is subject to any law that would accelerate or vest any benefit or require severance, termination or other payments or trigger any liabilities as a result of the transactions this Agreement contemplates; the Sellers have not declared or paid any bonus or incentive compensation related to the transactions this Agreement contemplates; and no payments under any Sellers Plan or Sellers Benefit Arrangement would, individually or collectively, be nondeductible under Code Section 280G;

            (iv)  All group health plans of the Sellers and its ERISA Affiliates materially comply with the requirements of Part 6 of Title I of ERISA ("COBRA"), Code Section 5000, and the Health Insurance Portability and Accountability Act and any other comparable domestic or

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    foreign Laws; no employee or former employee (or beneficiary of either) of the Sellers are entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than as applicable law requires. No flexible spending account programs are currently maintained by the Sellers, and the Sellers have no outstanding obligations with respect to any prior flexible spending account program.

            (v)  Buyers will have no liability with respect to any Sellers Plans or Sellers Benefit Arrangements, except for Assumed Liabilities specified in Section 1.4.

          (d)  Schedule 4.20(d) contains the most recent quarterly listing of workers' compensation claims and a schedule of workers' compensation claims of the Sellers for the last three fiscal years.

          (e)  Schedule 4.20(e) sets forth an accurate list, as of the date hereof, of all employees of the Sellers who earned more than $50,000 in 2001 or who may earn more than $50,000 in 2002, all officers and all directors, and all employment agreements with such employees, officers, and directors and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such person as of (i) December 31, 2001 and (ii) the date of this Agreement. The schedule also shows totals accrued for vacation, sick leave, and incentive bonuses for all employees.

        4.21    Conformity with Law.    Each of the Sellers is, and has been in the four (4) years preceding the date of this Agreement, in compliance in all material respects with, and has conducted the Business and owned, used, operated and maintained its respective properties, rights and assets (including the Acquired Assets) in compliance in all material aspects with, all applicable Laws. None of the Sellers or the Business (a) is now in material violation of any applicable Laws, or (b) has received notice of any alleged or has Knowledge of any threatened claims, violation of, liability or potential responsibility under any Law.

        4.22    Litigation.    Except as set forth on Schedule 4.22, there are no claims, actions, suits, proceedings, arbitrations, governmental investigations or inquiries pending or, to the Knowledge of Sellers, threatened against or affecting the Business, any of the Sellers, any of their respective assets, rights or properties (including the Acquired Assets), or seeking to prevent or delay the transactions contemplated under this Agreement and no notice of any claim, action, suit, proceeding, governmental investigation or inquiry, whether pending or threatened, has been received by any of the Sellers. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a Governmental Authority, by arbitration or otherwise) against the Business, any of the Acquired Assets or any of the Sellers relating to the Business or the Acquired Assets. Except as set forth on Schedule 4.22, all litigation, claims and other matters identified on Schedule 4.22 are covered in full by the liability insurance of one of the Sellers (subject to applicable deductibles, which have been reserved for in the Financial Statements in accordance with GAAP) and are being defended by and at the sole cost of the liability insurance carrier of one of the Sellers.

        4.23    Warranties; Products.    Schedule 4.23 sets forth a description of all product warranties and guarantees given by any of the Sellers to any customer in connection with the sale or distribution of any products related to the Business or any of the Acquired Assets. Each of the products sold by any of the Sellers meets, in all material respects, all standards for quality and workmanship prescribed by Law, product markings or designations, contractual agreements or the product literature of any of the Sellers. Except as described on Schedule 4.23, (i) within the three (3) years preceding the date of this Agreement, no claims have been made to Sellers or are, to the Knowledge of Sellers, threatened under the product warranties of any of the Sellers, (ii) to Sellers' Knowledge, there exists no event or circumstance, which after notice or the passage of time or both, might create or result in liabilities or obligations under any of the product warranties of any of the Sellers in excess of the warranty reserve set forth on the Closing Statement of Net Equity, (iii) there are no statements, citations or decisions by

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any Governmental Authority or any product testing laboratory stating that any product of any of the Sellers is unsafe or fails to meet any standards promulgated by such Governmental Authority or testing laboratory (iv) to Sellers' Knowledge, there is no design, manufacturing or other defect in any model or type of product or product specification of any of the Sellers and, (v) to Sellers' Knowledge there have not been any mandatory or voluntary product recalls with respect to any products of any of the Sellers and there is no fact relating to any product of any of the Sellers that may impose a duty on any of the Sellers to recall any product or warn customers of a defect in any product of any of the Sellers. The warranty reserves reflected on the Sellers' Financial Statements have been computed in accordance with GAAP, consistent with Sellers' past practices and such reserves are adequate for all warranty claims relating to products manufactured by the Sellers prior to the Closing Date. The warranty analysis for the Business for each of the fiscal years ended June 30, 1999, 2000 and 2001 and the six (6) months ended December 31, 2001 set forth on Schedule 4.23 is true, complete and correct in all material respects. All product liability claims relating to the Business or any of the Acquired Assets involving amounts in excess of $25,000 (or the equivalent value in the applicable currency) that have occurred and for which notice has been received by any of the Sellers within the past three (3) years are listed on Schedule 4.23 attached hereto.

        4.24    Taxes.

          (a)  All Tax Returns required to be filed by, on behalf of, or with respect to Sellers through the Closing Date have been or will be filed, and all such Tax Returns have been, or will be, true, correct, and complete in all material respects. All Taxes owed by or with respect to Sellers due on or before the Closing Date (whether or not shown on any Tax Return) have been paid, or will be paid as of the Closing, in full on a timely basis.

          (b)  Except as set forth on Schedule 4.24, no deficiencies for any Taxes, assessment or other governmental charges have been asserted in writing or assessed against any Seller. The provisions made for Taxes (excluding reserves for deferred taxes) on the Interim Financials reflect all unpaid Taxes of Sellers or for which Sellers are liable, whether or not disputed, and are in conformity with GAAP. Sellers are entitled to any refunds applicable to periods prior to the Closing Date. Except as set forth on Schedule 4.24, no Seller is under audit or investigation with respect to any Taxes, and no notice has been received of the expected commencement of such an audit or investigation. Except as set forth on Schedule 4.24, no claim has been made during the three (3) years prior to the Closing Date by a Governmental Entity in a jurisdiction where any Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. No Seller is presently bound by any agreements extending or waiving the statute of limitations with respect to any Taxes. Each Seller has (i) duly and timely withheld or otherwise collected, or will collect as of the Closing, all Taxes or amounts it was or will be required to withhold or collect on or before the Closing Date in connection with amounts paid to any employee, independent contractor, creditor or third party, and (ii) paid over, or will pay over as of the Closing, to the proper Governmental Entity all Taxes or amounts it was or will be required to pay over on or before the Closing Date in connection with amounts paid to any employee, independent contractor, creditor or third party.

          (c)  There are (and immediately following the Closing there will be) no Liens or similar encumbrances on the Acquired Assets relating to or attributable to Taxes, except for Taxes not yet due and payable. No Seller has any knowledge of any basis for the assertion of any claims that, if adversely determined, would result in a Lien or similar encumbrance on the Acquired Assets or otherwise adversely affect Buyers or the Acquired Assets.

          (d)  Sellers (i) have collected, or will collect as of the Closing, all material sales and use Taxes required to be collected, and have remitted, or will remit, such Taxes that are required to be remitted on or before the Closing as required by all applicable statutes and regulations, and (ii) regarding all exempt transactions for all periods open under the applicable statute of

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  limitations as of the Closing Date, have maintained all such records and supporting documents, in all material respects in substantial compliance with all applicable sales and use Tax statutes and regulations.

          (e)  No Seller is a party to a Tax sharing or indemnity agreement with any other person.

          (f)    None of the Acquired Assets is "tax exempt use property" within the meaning of section 168(h) of the Code.

        4.25    Absence of Changes.    Since September 30, 2001, each of the Sellers has conducted the Business and owned and operated the Acquired Assets in the ordinary course consistent with past practice and except as set forth on Schedule 4.25, there has not been:

          (a)  any change that by itself or together with other changes, has had or could have a Material Adverse Effect (other than general economic or industry conditions);

          (b)  any damage, destruction or loss (whether or not covered by insurance) that has had or could have, individually or in the aggregate, a Material Adverse Effect;

          (c)  any declaration or payment of any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock, of any of the Sellers, except in respect of Retained Assets;

          (d)  any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by any of the Sellers to any of their respective officers, directors, stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

          (e)  any work interruptions, labor grievances or claims filed, or any similar event or condition of any character;

          (f)    any sale or transfer, or any agreement to sell or transfer, any or all of the Business or the Acquired Assets of the Sellers;

          (g)  any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any material property, rights or assets of, or securities or other interests in, any Person;

          (h)  any cancellation, or agreement to cancel, any indebtedness or other obligation owing to any of the Sellers, including without limitation any indebtedness or obligation of any current or former officer, director, manager, member, stockholder or employee of any of the Sellers or any Affiliate thereof or of any of the Sellers;

          (i)    any breach, amendment, termination or non-renewal of any Material Contract, Material License or Material Permit;

          (j)    any transaction by any of the Sellers outside the ordinary course of business;

          (k)  any capital expenditure or entry into any commitment or contract by any of the Sellers, either individually or in the aggregate, involving an obligation of more than US $20,000 (or the equivalent value in the applicable currency);

          (l)    any incurrence, creation, or placement of any Lien on all or any part of the Business or the Acquired Assets, or the allowance or permission of the same, except to the extent not material, individually or in the aggregate;

          (m)  any change in accounting or tax accounting methods or practices (including any change in depreciation, amortization or capitalization rates or policies or any change to policies concerning reserves for excess or obsolete inventory or uncollectible accounts receivable) by any of the Sellers or the revaluation by any of the Sellers of any of the Business or the Acquired Assets;

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          (n)  any loan by any of the Sellers to any Person, incurring by any of the Sellers of any indebtedness, guaranteeing by any of the Sellers of any indebtedness, issuance or sale of any debt securities of any of the Sellers or guaranteeing of any debt securities of others, except in the ordinary course of business and, except in each case where the results of which would not, individually or in the aggregate, have a Material adverse Effect;

          (o)  the commencement of or notice to or, to the Knowledge of any Seller, the threat of commencement of any lawsuit or proceeding against or investigation of any of the Sellers, the Business or the Acquired Assets, except in the ordinary course of business and, except in each case where the results of which would not, individually or in the aggregate, have a Material adverse Effect; or

          (p)  negotiation or agreement by any of the Sellers or any officer, director, employee or agent thereof to do any of the things described in the preceding clauses (a) through (o) (other than negotiations with Buyers and their representatives regarding the transactions contemplated by this Agreement).

        4.26    [Reserved].

        4.27    Inventories.    Except as set forth on Schedule 4.27, all inventories of the Sellers relating to the Business (net of the reserves for obsolete, slow moving and defective inventory shown in the Sellers' Financial Statements and determined in the ordinary course of business consistent with Sellers' past practices) consist of items of merchantable quality and quantity usable or salable in the ordinary course of Sellers' historical business, are salable at prevailing market prices that are not less than the book value amounts thereof or the price customarily charged by the applicable Seller therefor, conform to the specifications established therefor, and have been manufactured in accordance with applicable regulatory requirements. Except as set forth on Schedule 4.27, the quantities of all inventories, materials, and supplies of the Sellers (net of the reserves for obsolete, slow moving and defective inventory shown in the Sellers' Financial Statements and determined in the ordinary course of business in accordance with GAAP and consistent with Sellers' past practices) are not obsolete, damaged, slow-moving, defective or excessive in the circumstances of the Sellers' historical business. For purposes of this section, "Inventory" means all of the items of inventory and supplies of the Sellers relating to the Business, including without limitation raw materials and supplies, work-in-process, finished goods, returned products and samples, equipment, parts, labels and packaging (including all rights and interests in goods in transit, consigned inventory, inventory sold on approval and rental inventory), and all returned products, samples and obsolete and nonsaleable inventory.

        4.28    Unlawful Payments.    No Seller nor any director, officer, employee or stockholder of any Seller, has directly or indirectly, with respect to the Business, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of what form, whether in money, property, or services (i) to obtain favorable treatment for the Business or contracts secured, (ii) to pay for favorable treatment for business or contracts secured, (iii) to obtain special concessions or for special concessions already obtained, or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the Books or Records of the Sellers.

        4.29    Brokers' Fees.    Except for Blitzer, Ricketson & Co., no Seller has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

        4.30    Government Contracts.    Except as set forth on Schedule 4.30, the Sellers are not a party to any Government Contract or Government Bid. "Government Contract" means a written agreement with (A) any U.S. Federal Governmental Entity, (B) any prime contractor of any U.S. Federal Governmental Entity, or (C) any subcontractor, at any tier level, in each case that obligates any person

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to furnish products or services to a U.S. Federal Governmental Entity. The term "Government Bid" shall mean any written quotations, bids, or proposals that, if accepted, would bind any person to perform the resultant Government Contract.

          (a)  With respect to any Government Contract or Government Bid, the Sellers have complied in all material respects with all terms and conditions of each Government Contract or Government Bid; the Sellers have complied in all material respects with the requirements of all applicable laws, written directives, including without limitation the Bonneville Purchasing Instructions, and agreements pertaining to each Government Contract or Government Bid and to such party's performance on its Government Contracts. All representations and certifications executed, acknowledged or set forth in, or pertaining to each Government Contract or Government Bid were, when given, complete and correct in all material respects, and the Sellers have complied in all material respects with all such representations and certifications. There has been no misstatement or omission or other possible violation of law arising under or relating to any Government Contract or Government Bid that has led or reasonably could be expected to lead to a Material Adverse Effect, and the Sellers have not, within the last three (3) years, made a voluntary disclosure to any Governmental Authority pertaining thereto. No Seller has engaged in any conduct relating to mischarging, fraud, false claims, and false certifications that reasonably could be expected to lead to a Material Adverse Effect.

          (b)  No Seller has received from a party to a Government Contract any written show-cause notice, stop-work order, cure notice, notice of termination, or termination concerning a Government Contract presently in effect or for which there are or reasonably could be expected to be outstanding performance obligations.

          (c)  Neither the Sellers, nor any of their directors, officers or employees (nor, to the knowledge of Sellers, any consultants or agents to the extent acting for or on behalf of any of the same): (i) are (or for the last six (6) years have been) suspended or debarred or proposed in writing to be suspended or debarred or declared ineligible from doing business with any Governmental Entity; (ii) are (or for the last three (3) years have been) under investigation, indictment, or similar government charge regarding alleged misstatements or omissions or other possible violations of law pertaining to a Government Contract or Government Bid; or (iii) are (or within the last three (3) years have been) the subject of a finding of nonresponsibility or ineligibility for contracting with any Government Entity. There are no existing circumstances warranting suspension, debarment or the finding of nonresponsibility.

          (d)  There exist no (i) outstanding Claims or requests for equitable adjustment or other contractual action for relief against the Sellers arising or relating to any Government Contract or Government Bid, or (ii) disputes between Seller(s) and the U.S. Government under the Contract Disputes Act of 1978, as amended (the "Contract Disputes Act") or material disputes between the Seller(s) and any prime contractor, subcontractor, vendor or other person arising under or relating to any Government Contract or Government Bid. There are no facts that constitute the basis for and could reasonably be expected to result in a claim or dispute under clause (i) or (ii) of the immediately preceding sentence. No Seller is aware of any claim asserted by any Governmental Entity against the Seller(s) within the last three (3) years pertaining to alleged defective pricing.

          (e)  The Sellers have not received within the last three (3) years any final audits, inspections or investigations from any Governmental Entity or prime contractor pertaining to a Government Contract or Government Bid. There are no settlement agreements relating to a Government Contract that currently have, or are expected to have, a binding effect after the Closing Date, and under which any Seller has material unperformed obligations with respect thereto.

        4.31    Disclosure.    Except for financial projections, all written agreements, lists, Schedules, instruments, exhibits, documents, certificates, reports, statements (except for the Sellers' Financial

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Statements), writings and other information furnished to Buyers pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are complete and accurate in all material respects. No representation or warranty by the Sellers contained in this Agreement, in the Schedules attached hereto or in any certificate furnished pursuant to SECTION 7 hereof by the Sellers to Buyers in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact Known to any of the Sellers that has specific application to the Business or any of the Acquired Assets (other than general economic or industry conditions or eventual technological obsolescence of products) that is reasonably likely to have a Material Adverse Effect on the assets, liabilities, prospects, condition (financial or otherwise), or results of operations of the Business or the Acquired Assets that has not been set forth in this Agreement or any Schedule hereto.

        4.32    Bank Accounts; Powers of Attorney.    Schedule 4.32 sets forth a true and complete list of all bank accounts, safe deposit boxes and lock boxes of each of the Sellers with respect to the Business, with respect to each such account and lock box, the names in which such accounts or boxes are held and identification of all Persons authorized to draw thereon or have access thereto. Schedule 4.32 also sets forth the name of each Person holding a general or special power of attorney from each Seller and a description of the terms of such power.

        4.33    Electric Power.    Electric Power's sole asset is a patent application for "Improvement Relating to Electrical Power Measurement" as set forth as Item 6 on Schedule 4.9(b). Electric Power has no Liabilities.

        4.34    Guarantee Assets.    Schedule 6.13 sets forth a true, complete and correct list of the Guarantee Assets.

SECTION 5
REPRESENTATIONS AND WARRANTIES OF BUYERS

        To induce Sellers to enter into this Agreement and consummate the transactions contemplated hereby, Buyers represent and warrant to Sellers as follows:

        5.1    Due Organization.

          (a)  Buyer is duly formed, validly existing and in good standing under the laws of the State of Delaware. DUKI is duly organized, validly existing and in good standing under the laws of the United Kingdom. Each of the Buyers is duly authorized and qualified to do business under all applicable Laws, regulations, ordinances and orders of public authorities to own, lease and operate its properties and to carry on its business in the places and in the manner as now conducted, except where the failure to be so authorized or qualified would not have a material adverse effect on the collective rights the Sellers hereunder (a "Buyers Material Adverse Effect"). Each Buyer is in good standing as a foreign corporation or limited liability company in each jurisdiction in which it does business, except where the failure to be so qualified would not have a Buyers Material Adverse Effect.

          (b)  Buyers have delivered to the Sellers true, complete and correct copies of each Buyer's Charter Documents. Neither Buyer is in violation of, in conflict with or in default under any of such Buyer's Charter Documents, and there exists no condition or event which, after notice or lapse of time or both, would result in any such violation, conflict or default.

        5.2    Authorization; Validity.    Each Buyer has the full legal right, power and authority to enter into, make and perform this Agreement and the transactions and other agreements and instruments contemplated hereby. This Agreement and all other agreements and instruments to be executed and delivered by each Buyer in connection herewith, when executed and delivered by such Person(s) shall have been duly and validly authorized, executed and delivered by each Buyer. The execution and

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delivery of this Agreement and other agreements and instruments contemplated hereby, the performance of the obligations hereunder and the consummation of the transaction by each Buyer has been duly and validly approved by the sole member of Buyer and the Board of Directors of DUKI, and constitute, or shall constitute, the valid and binding obligations of each Buyer, enforceable in accordance with their respective terms.

        5.3    No Conflicts.    The execution, delivery and performance of this Agreement and all other agreements and instruments contemplated hereby by each Buyer, and the consummation of the transactions contemplated hereby and thereby by each Buyer, will not:

          (a)  conflict with, result in a breach or violation of, or require any consent, approval or authorization under, any of such Buyer's Charter Documents;

          (b)  conflict with, result in a default or termination under, give any Person right of termination, cancellation, acceleration, suspension or revocation under, result in the loss of a material benefit under, or require any consent, approval or authorization under, any Contract to which such Buyer is a party or by which such Buyer or any of its properties, rights or assets are bound;

          (c)  violate any Law to which such Buyer or any of its properties, rights or assets are subject or by which such Buyer or any of its properties, rights or assets are bound; or

          (d)  constitute an event which, after notice or lapse of time or both, would result in any conflict, breach, violation, default, requirement, loss, termination, impairment or similar event described in Section 5.3(a) through (c).

SECTION 6
COVENANTS

        6.1    Cause Conditions to be Satisfied.    Buyers and, subject to Section 6.5, each of the Sellers will use their respective reasonable best efforts to cause each of the conditions set forth in SECTION 6 and SECTION 7 hereof to be satisfied at or prior to Closing.

        6.2    Further Assurances.    From time to time after the Closing Date, upon request of any party and without further consideration, each party hereto shall execute, acknowledge and deliver all such other instruments and documents and shall take all such other actions required to consummate and make effective the transactions contemplated by this Agreement. In connection therewith, if required, the president or chief financial officer of each Buyer or each Seller, as the case may be, will execute any documentation reasonably required by Parent's or Buyer's, as the case may be, independent public accountants (in connection with such accountant's audit of the Sellers). Buyers and the Sellers, as the case may be, will also cooperate and use their commercially reasonable efforts to have each of their respective present officers, directors and employees cooperate with Parent or Buyer, as the case may be, on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

        6.3    Conduct of Business Pending Closing.    Between the date hereof and the Closing Date (except as otherwise requested or consented to in writing by Buyers), each of the Sellers will and shall cause Electric Power to:

          (a)  own and operate the Business and the Acquired Assets in all respects in the ordinary course of business, consistent with past practice;

          (b)  maintain the Acquired Assets and assets and properties held pursuant to leases in accordance with Sellers' historical practices;

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          (c)  keep in full force and effect their respective present insurance policies or other comparable insurance coverage;

          (d)  use reasonable efforts to maintain and preserve their respective business organizations intact, retain their respective present officers and key employees and maintain their respective relationships with suppliers, vendors, customers, creditors and others having business relations with them; and

          (e)  comply in all material respects with and perform in all material respects all of their respective obligations under all Contracts, all applicable Laws and all Licenses and Permits held by any of the Sellers or related to or used or useful in connection with the Business or the Acquired Assets.

        6.4    Prohibited Activities.    Subject to Section 6.5, between the date hereof and the Closing Date (except as otherwise requested or consented to in writing by Buyers), the Sellers will not and shall cause Electric Power not to:

          (a)  change any of their respective Charter Documents, or authorize or propose the same;

          (b)  issue, deliver or sell or authorize or propose the issuance, delivery or sale of any securities of any of the Sellers or Electric Power or any options, warrants, calls, conversion rights or commitments relating to such securities, or authorize or propose any change in the equity capitalization of any of the Sellers or Electric Power, or issue or authorize the issuance of any debt securities;

          (c)  enter into any Contract outside the normal course of business, or make any capital expenditures in excess of $30,000 (or the equivalent value in the applicable currency), or incur or agree to incur any Liability or guarantee any indebtedness, in each case involving an obligation in excess of $30,000 (or the equivalent value in the applicable currency);

          (d)  increase the compensation payable or to become payable to any officer, director, stockholder, employee, agent, representative or independent contractor, except in the ordinary course of business consistent with past practice, or make any bonus, management fee payment, loans or advances to any such Person, or adopt or amend any Company Plan or Company Benefit Arrangement, or grant any severance or termination pay;

          (e)  create, assume, or permit the placement of any Lien on any of the Acquired Assets or the Assumed Liabilities, whether now owned or hereafter acquired;

          (f)    sell, assign, lease, pledge or otherwise transfer or dispose of any Acquired Assets except in the ordinary course of business consistent with past practice;

          (g)  acquire or negotiate for the acquisition of any business or the start-up of any new business, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to any of the Sellers or Electric Power;

          (h)  merge or consolidate or agree to merge or consolidate with or into any other Person;

          (i)    breach, amend, modify or terminate any Contract, License or Permit;

          (j)    enter into any transaction that is (i) not negotiated at arm's length, (ii) outside the ordinary course of business consistent with past practice or (iii) otherwise prohibited hereunder;

          (k)  commence a lawsuit or any other proceeding other than for routine collection of bills;

          (l)    revalue any or all of the Business or Acquired Assets, including without limitation, writing down or writing off the value of Inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

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          (m)  make any change to policies concerning reserves for excess or obsolete inventory or uncollectible accounts receivable;

          (n)  make any Tax election other than in the ordinary course of business and consistent with past practice, change any Tax election, adopt any accounting or Tax accounting method other than in the ordinary course of business and consistent with past practice, change any accounting or Tax accounting method, file any Tax Return (other than any estimated Tax Returns, payroll Tax Returns or sale Tax Returns) or any amendment to a Tax Return, enter into any closing agreement, settle any Tax claim or assessment, or consent to any Tax claim or assessment;

          (o)  except for the employees identified on Schedule 6.4(n), terminate or reduce the compensation of any employee of the Sellers or Electric Power who occupies the position or title of manager or any other superior position or title; or

          (p)  take, or agree (in writing or otherwise) to take, any of the actions described in this Section 6.4, or any action which would make any of the representations and warranties of any of the Sellers contained in this Agreement untrue or result in any of the conditions set forth in SECTION 7 not being satisfied.

        6.5    No Solicitation.

          (a)  Each Seller shall not, nor shall it permit any of its respective subsidiaries to, nor shall it authorize or permit any shareholder, officer, director or employee of or any financial advisor, attorney or other advisor or representative of the Parent or any Seller to, (i) solicit, initiate or knowingly encourage the submission of, any Acquisition Proposal (as defined herein), (ii) enter into any agreement with respect to or approve or recommend any Acquisition Proposal, (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to any Seller in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (iv) enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Acquisition or any other transactions contemplated in this Agreement or (v) take any other action inconsistent with the obligations and commitments assumed by each Seller pursuant to this Section 6.5; provided, however, that nothing contained in this Section 6.5 shall prohibit Parent or its Board of Directors or the Sellers from furnishing information and access to, or preliminarily negotiating with, a third party, in each case only in response to an unsolicited bona fide written proposal for an Acquisition Proposal only to the extent that Parent has complied with the procedures contained in this Section 6.5 and only to the extent that Parent's Board of Directors determines in its reasonable, good faith judgment by a majority vote, after such consultation with its outside legal counsel and its investment banking firm, that (1) such Acquisition Proposal is reasonably likely to result in a transaction that is superior in comparison to the Acquisition and the terms of this Agreement to Parent's stockholders (the "Shareholders") from a financial point of view and to Parent, taking into account the terms and conditions thereof, the likelihood of consummation and the time required to complete such transaction (a "Superior Proposal"), and (2) failing to take such action would result in a breach of the fiduciary duties of Parent's Board of Directors under applicable Law. Prior to furnishing any non-public information to, or negotiating with, any such third party, Parent (i) shall have entered into a confidentiality agreement with such third party that contains terms at least as favorable to Parent as those of the Confidentiality Agreement entered into by and between Parent and Buyer and (ii) shall provide Buyer copies of all proposed written agreements, arrangements, or understandings, including the forms of any agreements supplied by third parties, and all applicable financial statements and evidence of any planned financing with respect to such Superior Proposal (and a description of all material oral agreements with respect thereto). For purposes of this Agreement, "Acquisition Proposal" means any proposal for a merger, liquidation, recapitalization,

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  consolidation or other business combination involving any Seller or Electric Power or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of any Seller or Electric Power or any combination of any of the foregoing, in each case involving a change in ownership or control of the Business or the Acquired Assets, other than the transactions contemplated by this Agreement. Each Seller shall, and shall cause each of its respective subsidiaries and each of its and their respective officers, directors, controlled affiliates, employees, agents, investment bankers, attorneys and other advisors and representatives to, immediately cease any and all existing activities, discussions or negotiations with any persons with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal and, to the fullest extent permitted by any confidentiality agreement or other contract with such person or persons, each Seller shall use commercially reasonable efforts to enforce the right to recover or cause to be destroyed all information regarding any Seller in the possession of such person or persons and their respective affiliates, representatives and advisors. Without limiting the foregoing, any violation of the restrictions set forth in this Section 6.5 by any officer, director, controlled affiliate, employee, agent, financial advisor, attorney or other advisor or representative of any Seller shall be deemed to be a breach of this Section 6.5 by each Seller.

          (b)  Each Seller shall as promptly as possible, but in no event later than seventy-two (72) hours following receipt of such Acquisition Proposal or inquiry, advise Buyer in writing of: (i) any Acquisition Proposal or any inquiry with respect to any Acquisition Proposal received, directly or indirectly, by any officer, director, affiliate, employee, agent, financial advisor, attorney or other advisor or representative of any Seller, and of any discussions, negotiations or proposals relating to an Acquisition Proposal, (ii) the material terms of such Acquisition Proposal (including a copy of any written proposal or agreement), and (iii) the identity of the person making any such Acquisition Proposal or inquiry. Each Seller shall promptly advise Buyer of all developments relating to such proposal, including the results of any discussions or negotiations with respect thereto.

        6.6    Notification of Certain Matters.    Each party hereto shall give prompt notice to the other parties hereto of (a) the Known (or known, in the case of Buyers) occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at or prior to the Closing, or which could result in a Material Adverse Effect or Buyers Material Adverse Effect, and (b) any Known (or known, in the case of Buyers) material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder. The delivery of any notice pursuant to this Section 6.6 shall not, without the express written consent of each of the other parties hereto (which consent may be withheld in their respective sole discretion) be deemed to (w) modify the representations, warranties, covenants or agreements hereunder of the party delivering such notice, (x) modify any of the conditions set forth in SECTION 7, (y) cure or prevent any such inaccuracy or failure, or (z) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        6.7    Cooperation in Litigation.    From and after the Closing Date, each party hereto shall, subject to SECTION 8, fully cooperate with the other in the defense or prosecution of any litigation or examination, audit, or other proceeding already instituted or which may be instituted hereafter against or by such other party relating to or arising out of the conduct of the Business prior to or after the Closing Date (other than litigation among the parties and/or their respective Affiliates arising out of the transactions contemplated by this Agreement or any of the other documents, instruments or agreements to be delivered in connection herewith). The party requesting such cooperation shall, subject to SECTION 8, pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such party or its officers, directors, employees and agents, for their time spent in such cooperation.

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        6.8    Compliance with Bulk Sales Law.    In reliance upon its indemnification rights in Section 8.1, Buyers waive compliance by the Sellers with the provisions of any applicable bulk sales, bulk transfer, or similar laws.

        6.9    Tax Matters.

          (a)  The Sellers shall, and shall cause Electric Power to, timely pay all Taxes and file all relevant Tax Returns of the Sellers or Electric Power for all Taxes that relate to the Business or the Acquired Assets and that were incurred in or are attributable to any taxable period (or portion thereof) ending on or before the Closing Date and are not shown on the Closing Statement of Net Equity.

          (b)  To the extent required by applicable law, the Sellers shall, and shall cause Electric Power to, timely pay all Buyers Assumed Taxes and file all relevant Tax Returns of the Sellers or Electric Power for all Buyers Assumed Taxes. Upon the Buyers' receipt of a reasonably documented request for any reimbursement therefor, the Buyers shall reimburse the Sellers the amount of any Buyers Assumed Taxes shown as due on such Tax Returns.

          (c)  Any transfer, documentary, sales, use, value-added, excise, stamp or other Taxes assessed upon or with respect to the transfer of the Acquired Assets to Buyers and any recording or filing fees with respect thereto shall be the responsibility of the Sellers ("Seller Transfer Taxes"; provided, however, that Seller Transfer Taxes shall not include any United Kingdom value added tax arising due to the Buyers' failure to operate the acquired business in the United Kingdom as a going concern for one year following the Closing Date). Each of the Sellers, jointly and severally, hereby indemnifies and agrees to hold Buyers harmless from, against and in respect of any Seller Transfer Taxes (including interest and penalties), if any, incurred by or imposed upon Buyers resulting from or as a consequence of the transactions contemplated hereby.

          (d)  To the extent relevant to the Business or the Acquired Assets, the Sellers shall (i) provide Buyers with such assistance as may reasonably be required in connection with the preparation of any Tax Returns, the conduct of any audit or other examination by any taxing authority or judicial or administrative proceedings relating to any liability for Taxes and (ii) retain and provide Buyers with all records or other information that may be relevant to the preparation of any Tax Returns, the conduct of any audit or examination or other Tax proceeding. After the Closing Date, each of the parties will make available to the others, as reasonably requested, all information, records or documents relating to the Liability for Taxes of the Sellers for all periods prior to or including the Closing Date and will preserve such information, records, or documents until the expiration of any applicable statute of limitations or extensions thereof.

        6.10    No Improper Payments.    From date hereof through the Closing Date, each of the Sellers agrees not to, and agrees to cause each of their respective subsidiaries, directors, officers, employees, and shareholders not to, directly or indirectly, with respect to the Business, (a) make any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person or entity, private or public, regardless of what form, whether in money, property, or services (i) to obtain favorable treatment for business secured, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, or (iv) in violation of any legal requirement, or (b) establish or maintain any fund or asset that is not recorded in the Books and Records of such persons or entities. From the date hereof through the Closing Date, each of the Sellers and all of their respective subsidiaries, officers, directors, employees, and shareholders are and shall be in full compliance, with respect to the Business, with the Foreign Corrupt Practices Act of 1977, codified as amended at 15 U.S.C. §§ 78m(b)(2), 78dd-1, 78dd-2, and 78ff(c).

        6.11    Cooperation in Transfer of Web Site Content.    As soon as practicable, and in any event no later than thirty (30) days, after the Closing Date, the Sellers will transfer all their respective web site

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content directly relating to the Business to Buyers at no additional cost to Buyers, electronically or in such other form as Buyers shall reasonably request.

        6.12    Customer Inquiries; Internet Link.    For a period of two (2) years following the Closing:

          (a)  Sellers shall use good faith efforts to notify Buyer of customer inquiries, requests and orders, whether received telephonically, electronically or through the mail, relating to the Business and refer such customers inquiries directly to Buyer; and

          (b)  Sellers shall maintain a hypertext link on the Sellers' Internet Sites that link customers of the Business directly to the Business Internet Site. The size, design, and location of the hypertext link shall be mutually agreed upon by Buyer and Parent. For purposes of this Section 6.12, "Business Internet Site" shall mean the site operated by either Buyer on the World Wide Web portion of the Internet at such addresses as Buyer may designate upon notice to Parent. For purposes of this Section 6.12, "Sellers' Internet Sites" shall mean the sites operated by the Sellers following the Closing on the World Wide Web portion of the Internet as their primary web sites on the World Wide Web.

        6.13    Performance Guarantees and the Lake Mead Contract.

          (a)  Prior to the Closing, the Sellers shall provide written notification to each of the banks (the "Guarantor Banks") that have issued the performance guarantees set forth on Schedule 6.13(a) (the "Performance Guarantees"), which are still current and have not expired by their terms or the terms of the applicable Performance Contracts (regardless of any delay in collection of amounts owing under the Performance Guarantees by the Sellers), stating that the Sellers (i) assign all right, title and interest to any asset held by the Guarantor Banks as a deposit against, as collateral for, or otherwise owed or that may become owed by the Guarantor Banks to the Sellers in connection with, the Performance Guarantees (the "Guarantee Assets") to Buyers, (ii) authorize the Guarantor Banks to pay, or otherwise transfer possession to, the Guarantee Assets, to Buyers in lieu of Sellers upon termination of the Performance Guarantees and (iii) release any and all claims Sellers may have against the Guarantor Banks in connection with the Guarantee Assets. Sellers shall promptly pay, or otherwise transfer possession to, any Guarantee Assets that Sellers may collect to Buyers. Buyers agree to perform the contracts set forth on Schedule 6.13(a) pursuant to which the Performance Guarantees were issued (the "Performance Contracts") with commercially reasonable efforts consistent with the Sellers' past performance of the Performance Contracts. The Sellers shall amend Schedule 6.13(a) three (3) business days prior to the Closing for the purpose of deleting all references to any Performance Guarantee, which by its terms, or the terms of the applicable Performance Contract, has expired (or will expire) prior to the Closing (regardless of any delay in collection of amounts owing under the Performance Guarantees by the Sellers). Prior to the Closing, the Sellers shall not perform or agree to perform any job with respect to the Business that would require a performance guarantee without Buyers' prior consent. If Buyers consent to the action contemplated pursuant to the immediately preceding sentence, Buyer and Parent shall amend Schedule 6.13(a) to account for any such additional Performance Guarantees.

          (b)  Schedule 6.13(b) sets forth a list of Performance Guarantees that have expired by their terms (or the terms of the applicable Performance Contract) and under which the Sellers have not yet collected any amounts or assets owing from the applicable Guarantor Bank ("Expired Guarantees"). Following the Closing, Buyers shall remit to the Parent (for its account and the account of each of the other Sellers) any monies that Buyers receive with respect to the Expired Guarantees from the Guarantor Banks less any expenses incurred by the Buyers in connection with such collection and remittance. The Sellers shall amend Schedule 6.13(b) three (3) business days prior to the Closing for the purposes of inserting those Performance Guarantees that have become, or will become, Expired Guarantees prior to the Closing, and deleting all references to any

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  Expired Guarantees for which the Sellers have received full payment from the applicable Guarantor Bank.

          (c)  Following the Closing, Buyers agree to perform the Sellers' obligations arising under the Lake Mead Contract as a subcontractor to the Sellers with efforts consistent with the Sellers' past performance of the Lake Mead Contract. The Sellers agree to promptly pay to Buyers all monies received under the Lake Mead Contract for Buyers' performance as a subcontractor pursuant to the Lake Mead Contract following the Closing. Further, the Sellers agree that the Sellers will not charge Buyers any fees, surcharges or other additional charges in connection with this Section 6.13(c).

        6.14    Employees.

          (a)  Buyers will offer employment at will and benefits, commencing on or before the Closing Date, to the employees of the Business identified by Buyers on Schedule 6.14, who are actively at work or on vacation, and who were employed by the Business immediately prior to Closing. Those persons who accept Buyers' offer of employment and commence working with Buyers on the Closing Date shall hereafter be referred to as "Transferred Employees." The parties hereto agree that nothing in this Agreement shall limit Buyers' ability after the Closing Date to modify or terminate (A) the employment of any Transferred Employee or (B) any benefit policy, plan or program offered to or covering any Transferred Employee.

          (b)  Prior to the Closing Date, during normal business hours, Buyers will have access to the Transferred Employees to enroll such Transferred Employees in the Benefit Plans provided by Buyers. The Sellers shall use their best efforts to cooperate with Buyers to ensure the completion of the enrollment process in an efficient and timely manner.

          (c)  Except as otherwise provided in Section 6.14, the Sellers will be responsible for the maintenance and distribution of benefits accrued through and including the Closing Date under any Benefit Plan or Benefit Arrangement maintained by any of the Sellers pursuant to the provisions of any Legal Requirement and of such plans and shall be solely responsible for such Benefit Plans and Benefit Arrangements, including but not limited to, any obligations to current or former employees of the Business who do not become Transferred Employees.

          (d)  The Sellers acknowledge that Buyers may not have Benefit Plans in place on the Closing Date to cover the Transferred Employees. If such Benefit Plans are not in place on or before the sixty-fifth (65th) day following the date hereof, Buyers agree to assume the Benefit Plans identified as Item 2 on Schedule 4.20(b) for the Transferred Employees from the Sellers' Seattle location ("Seattle Transferred Employees") until such time as the Seattle Transferred Employees become eligible for coverage under the Benefit Plans to be provided by Buyers. The Sellers acknowledge that Transferred Employees may elect COBRA coverage. If the Transferred Employees so elect COBRA, Buyers will pay the Sellers (within ten (10) days of the date the Sellers made the payment) an amount equivalent to the employer portion of the medical and dental premiums that the Sellers paid for the Transferred Employees, but excluding the Seattle Transferred Employees, prior to the Closing Date. Buyers will make that payment with respect to the period from the date the electing Transferred Employees lose regular coverage through the date that such Transferred Employees become eligible to be covered under the medical and dental plans of Buyers (or, if earlier, the date such Transferred Employees cease to be employed by Buyers). The Sellers will continue to provide COBRA coverage to employees of the Business who cease to be employees prior to the Closing Date.

          (e)  The Sellers will fully vest Transferred Employees in the Hathaway Corporation 401(k) Tax Advantaged Investment Plan ("Hathaway 401(k) Plan") and any other Qualified Plan in which these employees participated immediately prior to Closing. The Sellers will permit Transferred

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  Employees to rollover funds from the Qualified Plans in which they participated prior to the Closing into the Danaher Corporation and Subsidiaries Retirement and Savings Plans ("Danaher 401(k) Plan"), a traditional IRA or other qualified plan as permitted by law. If required, the Sellers shall amend the Hathaway 401(k) Plan to permit after the Closing Date to the extent permitted under the requirements of the Code applicable to qualified retirement plans, Transferred Employees to elect to receive a distribution of benefits under such plan and to permit a Transferred Employee to elect to rollover any loan from such plan to the plan maintained by Buyers that covers the Transferred Employee provided such election to rollover any loan must occur within one hundred and twenty (120) days after the Closing Date. The Sellers shall cooperate with and provide any necessary information to the Danaher 401(k) plan administrator to facilitate a timely rollover of any plan loans. Buyers shall, to the extent necessary, amend its defined contribution plans that cover employees to permit the rollover of a loan in accordance with the foregoing.

          (f)    Notwithstanding anything to the contrary in this Agreement, Buyers shall (i) give each Transferred Employee credit for his or her past service with the Sellers for purposes of eligibility to participate, benefit eligibility and vesting (but not benefit accrual) under its employee benefit and other plans; provided that, the Sellers shall provide all records within its possession as are necessary to determine such service; (ii) not subject any Transferred Employee to any limitations on benefits for pre-existing conditions under any group health plan; and (iii) credit each Transferred Employee with the amount of vacation accrued by him or her from January 1, 2002 through the Transferred Employee's date of termination unless such accrued vacation was cashed out upon termination of employment pursuant to applicable state law.

          (g)  The Sellers shall not terminate, change the duties of or modify the compensation of the manager set forth on Schedule 6.14(g) (the "Manager") until the date that is six (6) months after the Closing Date. Buyers shall reimburse the Sellers for all salary payments made by the Sellers to the Manager or benefit costs incurred by the Sellers in connection with the Manager's employment by the Sellers from the Closing Date until the date that is six (6) months after the Closing Date.

        6.15    Shareholder Meeting.

          (a)  Promptly after the date hereof, Parent shall take all necessary action to duly call and give notice of a meeting of the Shareholders (the "Shareholder Meeting") and promptly convene the Shareholder Meeting thereafter, for the purpose of considering the approval of this Agreement and at such meeting call for a vote and cause proxies with respect to the approval and adoption of this Agreement to be voted as directed in such proxies. Except as otherwise required by the fiduciary duties of its Board of Directors, as determined in good faith by a majority of the members thereof (after the receipt of advice of its outside legal counsel), Parent shall, through its Board of Directors, recommend to the Shareholders the approval of this Agreement and shall not withdraw or modify such recommendation (unless such modification or withdrawal is in accordance with the proviso in the first sentence of Section 6.5(a)) and shall submit this Agreement to a vote of the Shareholders regardless of whether the Board of Directors of Parent shall have withdrawn or modified such recommendation. Parent's obligation to call, give notice of, convene and hold the Shareholder Meeting in accordance with this Section 6.15(a) shall not be limited or affected by the commencement, disclosure, announcement or submission to Parent of any Acquisition Proposal or Superior Proposal, or by any withholding, withdrawal, amendment or modification of the recommendation of the Board of Directors of Parent with respect to this Agreement or the Acquisition.

          (b)  Within fifteen (15) business days following the execution of this Agreement, Parent will prepare and file with the Securities and Exchange Commission (the "SEC") preliminary proxy materials relating to the approval and adoption of this Agreement by Parent's Shareholders, will

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  use commercially reasonable efforts to respond to any comments thereon by the SEC's staff, and will file with the SEC revised preliminary proxy materials, if appropriate, and definitive proxy materials in a timely manner as required by the rules and regulations of the SEC. Parent shall supply Buyer with copies of the final draft of the proxy materials (including all amendments or modifications thereof), and upon Buyer's review and consent, which shall not be unreasonably withheld or delayed, make the necessary filings and mailings. As soon as practicable, but in any event within seven (7) days, after the SEC has cleared the Proxy Statement for mailing to Shareholders, Parent will mail such Proxy Statement and exhibits thereto to its Shareholders, noticing a meeting not more than thirty (30) days from the date of the mailing. The Proxy Statement will include the recommendation of Parent's Board of Directors.

        6.16    Leases.

          (a)    Denver.    Parent, Sellers and Buyers acknowledge and agree that Parent's leasehold interest in and to approximately 13,713 square feet of space located at 8228 East Park Meadows Drive, Lone Tree, Colorado 80124 (the "Denver Facility"), pursuant to that certain Commercial Lease Agreement dated October 26, 1996 between Parent, as tenant, and First Industrial L.P. (as successor-in-interest to Commerce Square Associates, LLC), as landlord (the "Denver Facility Lease"), constitutes a Retained Asset and shall not be conveyed and assigned to Buyer. Notwithstanding the foregoing, Parent shall provide Buyers for a monthly rent of $12,933.43 (which rental cost reflects all expenses and charges related to the Denver Facility Lease including utilities, maintenance, security and associated taxes) exclusive use and occupancy of 5,333 square feet of space within the Denver Facility as shown on Schedule 6.16(a) (the "Occupied Area"), together with joint access and use with Parent of shared areas of the Denver Facility (e.g. cafeteria, bathrooms, lobbies, shared hallways) following Closing through January 31, 2003. Buyers' right of use and occupancy shall include use of all existing furniture, fixtures and equipment located in the Occupied Area and all rights benefiting the tenant under the Lease. The Sellers shall reimburse Buyers pro rata for itemized charges directly related to the Sellers' use of the copier, leased by Buyers pursuant to the Rental Agreement between Associated Equipment Specialists, Inc. and Parent, dated as of April 28, 2000 (which constitutes an Assumed Contract). If Parent properly terminates Buyers' right of use and occupancy with respect to the Denver Facility, Parent will provide reasonable assistance to Buyers in relocating to other facilities as needed. With respect to the Denver Facility Lease, Parent shall: (i) continue to satisfy all of its monetary and other obligations as tenant thereunder; (ii) not cause a termination or default thereof; and (iii) use its commercially reasonable efforts to cause the landlord to discharge and provide all of the services and obligations required of the landlord thereunder.

          (b)    Belfast.    If, on or prior to the first anniversary of the Closing Date, Buyers request a release (whether by way of termination, assignment or other means) from their obligations under that certain lease between the Department of Economic Development and Circuits and Systems Design Limited, dated April 7, 1992, as modified by two (2) Supplemental Deeds, dated May 30, 1997 and April 10, 1999, respectively (the "Belfast Lease"), from the lessor of the Belfast Lease (the "Landlord"), and the Landlord refuses to grant a complete and unconditional release, effective within thirty (30) days of Buyers' request, at no cost to Buyers (other than payment of applicable rent pursuant to the Belfast Lease for the period prior to the effective date of such release), the Sellers shall reimburse Buyers for one half (1/2) of all rent payments made by Buyers pursuant to the Belfast Lease for the period subsequent to the first anniversary of the Closing Date. The obligation of the Sellers to reimburse Buyers pursuant to this Section 6.16(b) shall not exceed $100,000 (such $100,000 limitation meaning the maximum amount Sellers shall pay to Buyers, which shall equal one half (1/2) of Buyers' rental payments up through a maximum of $200,000). Buyers shall pay to the Parent for its own account and the account of each of the other Sellers fifty percent (50%) of any refunds or payments that Buyers receives from the Landlord in

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  connection with the early termination of the Belfast Lease before the first anniversary of the Closing Date; provided, however, any such payments by Buyers shall not, in the aggregate, exceed $100,000.

        6.17    "Hathaway" Name.

          (a)  The Sellers acknowledge that upon the Closing the Hathaway Name and all goodwill associated therewith shall become the exclusive property of Buyers in accordance with this Section 6.17. The "Hathaway Name" means the business name, brand name, trade name, trademark, service mark and domain name Hathaway and any business name, brand name, trade name, trademark, service mark and domain name that includes the word "Hathaway" and any and all other derivatives thereof, including without limitation, any registrations, and/or applications for registration of the foregoing. The Sellers agree to execute any and all assignment documents and perform such acts as reasonably deemed necessary by Buyers to accomplish the foregoing.

          (b)  Except as set forth in Section 6.17(d), Buyers are not granting Parent or Sellers a license to use, and no Seller shall have any right, title or interest in or to the Hathaway Name after the Closing.

          (c)  Prior to the first anniversary of the Closing Date, each Seller shall, and shall cause each of its respective Affiliates whose corporate name (excluding Parent) contains the word "Hathaway" to, pass all required resolutions to change its corporate name to a name that does not include the word "Hathaway" or any name intended or likely to be confused or associated with any Hathaway Name and shall cause the registration of the new name with the appropriate Governmental Authorities. Promptly following receipt of confirmation from the appropriate Governmental Authorities that each such name change has been effected, Parent shall provide to Buyers written proof that each such name change by the Sellers (excluding Parent) has been effected.

          (d)  Notwithstanding anything herein to the contrary except as otherwise set forth in Section 6.17(f) with respect to Parent, the Sellers and their Affiliates shall have a limited, terminable right to use the Hathaway Name for a period of one (1) year following the Closing Date; provided, however, any such use shall be limited only to the manner in which the applicable Seller or Affiliate of any Seller uses the Hathaway Name as of the date hereof. Notwithstanding the right granted pursuant to the immediately preceding sentence, the Sellers and their Affiliates shall have no right to use the Hathaway Name in connection with any products or services currently manufactured or contemplated to be manufactured, marketed, or otherwise sold or transferred to any third party in connection with the Business. In order to preserve Buyers' proprietary rights in the Hathaway Name, the right granted in this Section 6.17(d) shall be subject to a continuing right of termination by Buyers in the event that Buyers determine, in their reasonable judgment, that any use of the Hathaway Name by the Sellers (other than by Parent solely pursuant to Section 6.17(f)), or their Affiliates would or could negatively affect the proprietary rights associated with the Hathaway Name, to include affecting the goodwill associated therewith.

          (e)  The limited right under the Hathaway Name provided in Section 6.17(d) is without any representation or warranty and all liability associated with any use of the name is and shall be assumed by the user, who is and shall be wholly and solely responsible for any such liability. To the extent permitted by law, Buyers expressly disclaim all warranties, express or implied, including without limitation, warranties of title, ownership, or noninfringement.

          (f)    Parent shall use its best efforts to obtain approval from the Shareholders to change the corporate name of Parent to a name that does not include the word "Hathaway" or any name intended or likely to be confused with any Hathaway Name as soon as practicable but in no event later than the 2002 annual meeting of the Shareholders; provided, however, if the Shareholders do

43

  not approve such name change, then, notwithstanding anything to the contrary in Section 6.17(d), Parent shall have the limited right to use the name "Hathaway Corporation" solely as its corporate name and for the purposes of fulfilling applicable legal requirements. This Section 6.17(f) does not confer any rights to the Sellers with respect to any use of the name "Hathaway" in any sale or transfer of goods or services.

          (g)  Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to SECTION 8 and other remedies at law would be inadequate in the case of any breach of the covenants contained in this Section 6.17. Accordingly, Buyers and Parent shall be entitled to seek equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

        6.18    Holdbacks.    Subject to the terms and conditions set forth in Section 2.1, Buyers will hold the Business Holdback and the Name Holdback free and clear of all Liens, and will transfer the Business Holdback and Name Holdback, if so required, to the Parent for its own account and the account of each of the other Sellers free and clear of all Liens pursuant to the terms and conditions in this Agreement.

        6.19    [Reserved].

        6.20    Outstanding Checks; Post-Closing Payments.

          (a)  Notwithstanding anything to the contrary herein or in the Disclosure Schedules, the Sellers shall ensure that as of the Closing, each checking account relating to the Business (the "Checking Accounts") has a balance equal to or in excess of the aggregate amount of all Outstanding Checks. On the Closing Date, Parent on behalf of itself and the other Sellers shall deliver to Buyer a statement setting forth the amount and the payee for each Outstanding Check (the "Outstanding Checks Statement").

          (b)  Commencing on the Closing Date and continuing thereafter, (i) the Sellers shall promptly pay to Buyers all monies received by the Sellers with respect to any Acquired Asset, including any Accounts Receivable or any claims, rights or benefits arising thereunder constituting an Acquired Asset and (ii) Buyers will promptly pay to Parent for its own account and the account of each of the other Sellers all monies received by Buyers with respect to any Retained Asset or Excluded Liability or any claims, rights or benefits arising thereunder not constituting an Acquired Asset.

        6.21    Chinese Governmental Consent.    Parent shall use reasonable best efforts to obtain any consent, waiver or approval from any Chinese Governmental Authority required to transfer any Acquired Asset, including the Interests, from Sellers to Buyers within six (6) months following the Closing.

        6.22    Required Consents.    The Sellers will use their best efforts to obtain the Third Party Consents and the Governmental Consents set forth in Schedule 6.22 (the "Required Consents").

        6.23    Deferred Revenue.    Schedule 6.23 sets forth a list of each job comprising the Sellers' Deferred Revenue Liability with respect to the Business as of April 30, 2002 and the Sellers' estimate of the costs that will be incurred subsequent to April 30, 2002 to complete the corresponding jobs (the "Estimated Costs"). Buyers agree to perform the jobs set forth on Schedule 6.23 with commercially reasonable efforts consistent with the Sellers' past performance of such jobs.

          (a)  "Actual Costs" shall equal the aggregate costs incurred subsequent to the Closing Date to the complete the LMC-River MTN project (project no. 1998-116) and the Hyre Elec/TARP project (project no. 2000-162) (collectively, the "Revenue Projects"), both of which are referenced on Schedule 6.23. "Expected Revenue" shall equal the Actual Costs divided by 0.707. "Actual Revenue" shall equal the sum of the aggregate new billings subsequent to the Closing Date for performance of the Revenue Projects (excluding billings and cash payments associated with deferred

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  maintenance) plus the value of the deferred revenue as of the Closing Date converted into revenue. If the Actual Revenue is less than the Expected Revenue, the Sellers shall pay the amount of such deficiency to Buyers.

          (b)  Prior to the Closing, the Sellers shall not perform or agree to perform any job (other than the jobs set forth on Schedule 6.23) that would require the recognition of a Deferred Revenue Liability with respect to the Business (as determined in accordance with Sellers' historical accounting practices with respect to the Business) without Buyers' prior consent. If Buyers consent to the action contemplated pursuant to the immediately preceding sentence, Buyer and Parent shall amend Schedule 6.23 to account for any such additional jobs accordingly. The Sellers further agree that: (i) the total project costs for the Frankfort Plant board (project no. 2002-144) referenced on Schedule 6.23 (the "Frankfort Project") shall not be reduced from the $885,000 for the purposes of revenue recognition between signing and closing and (ii) any gross profit on revenue recognized between signing and closing for the Frankfort Project shall not exceed 25.6%.

        6.24    Oral Agreements.    Schedule 6.24 sets forth certain terms concerning compensation and termination of the oral agreements that the Sellers have entered into with sales representatives and distributors identified on Schedule 6.24 (the "Oral Agreements"). The Oral Agreements shall not constitute Assumed Contracts, however, following the Closing Date, Buyers shall make a good faith effort to perform the Sellers' obligations under the Oral Agreements in accordance with the terms set forth on Schedule 6.24.

        6.25    Access to Properties.    From the date hereof until the Closing Date or earlier termination of this Agreement, the Sellers will: (i) provide Buyers and their officers, counsel and other representatives with reasonable access during normal business hours to the facilities of the Sellers, their principal personnel and representatives and such books and records pertaining to the Sellers as Buyers may reasonably request; provided that Buyers agree that such access will give due regard to minimizing interference with the operations, activities or employees of the Sellers; and (ii) furnish to Buyers or their representatives such additional financial and operating data and other information relating to the Sellers as may be reasonably requested. Buyers shall reimburse the Sellers for any out-of-pocket expenses that any of the Sellers' officers or employees incur in connection with any travel to Buyers' (and their Affiliates) facilities or locations at the request of Buyers.

        6.26    Schedules.    The Sellers and Buyers agree that the schedules to this Agreement shall not be filed with the SEC unless the parties hereto provide written consent prior to any such filing or if such filing is required by Law.

SECTION 7
CONDITIONS TO CLOSING

        7.1    Conditions to Obligations of Each Party to Effect the Closing.    The respective obligations of each party hereto to effect the Closing and consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Parent and Buyer together:

          (a)    No Injunction.    No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated or enforced any statute, rule, regulation, executive order, decree, judgment, preliminary or permanent injunction or other order which is in effect and which prohibits, enjoins or otherwise materially restrains the consummation of the transactions contemplated hereby; provided, that the party seeking to terminate shall have used commercially reasonable efforts to cause any such decree, judgment, injunction or order to be vacated or lifted.

          (b)    Shareholder Approval.    Shareholder Approval shall have been obtained.

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          (c)    Transferred Employees.    Buyers shall have Benefit Plans in place to cover the Transferred Employees; provided, however, if such Benefit Plans are not in place for the Transferred Employees on or before the sixty-fifth (65th) day following the date hereof, Buyers and the Sellers agree to mutually waive this closing condition.

        7.2    Conditions Precedent to the Obligations of the Sellers.    The obligations of Parent and Sellers to effect the Closing and the transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions, any of which may be waived in writing by Parent and the Sellers:

          (a)    Accuracy of Representations and Warranties.    All representations and warranties made by Buyers herein (or in any of the other documents or instruments to be delivered in connection herewith), (i) to the extent qualified by any Buyers Material Adverse Effect or other materiality (or equivalent) qualification contained in any such representation or warranty, shall (except for representations and warranties made as of a specific date) be true and correct as of the Closing as if made as of the Closing, and (ii) to the extent not qualified by any Buyers Material Adverse Effect or other materiality (or equivalent) qualification contained in such representation or warrant, shall (except for representations and warranties made as of special date) be true and correct in all material respects as of the Closing as if made as of the Closing; and the Sellers shall have received a certificate signed by an executive officer of each Buyer, dated as of Closing, to such effect;

          (b)    Compliance with Covenants.    Buyers shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement (or in any of the other documents or instruments to be delivered in connection herewith) to be performed or complied with by it prior to or at the Closing Date, and the Sellers shall have received a certificate signed by an executive officer of each Buyer, dated as of Closing, to such effect;

          (c)    Other Documents.    All other instruments, documents and other deliveries required by any other provision of this Agreement (including Section 3.2(b)) to be delivered or made by Buyers at or prior to the Closing, and any other documents reasonably requested by the Sellers to effect the transactions contemplated hereby, shall have been made and delivered as required; and

          (d)    Proceedings.    No action, suit or proceeding shall be pending or threatened before any Governmental Authority or other Person wherein an unfavorable order or determination would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) adversely affect Parent.

        7.3    Conditions Precedent to the Obligations of Buyers.    The obligation of Buyers to effect the Closing and the transactions contemplated hereby is also subject to the satisfaction at or prior to the Closing of each of the following additional conditions, each of which may be waived in writing by Buyers:

          (a)    Accuracy of Representations and Warranties.    All representations and warranties made by the Sellers herein (or in any of the other documents or instruments to be delivered in connection herewith), (i) to the extent qualified by any Material Adverse Effect or any other materiality (or equivalent) qualification contained in any such representation or warranty, shall (except for such representations and warranties made as of a specific date) be true and correct as of the Closing as if made as of the Closing, and (ii) to the extent not qualified by any Material Adverse Effect or other materiality (or equivalent) qualification contained in such representation or warranty, shall (except for representations and warranties made as of a specific date) be true and correct in all material respects as of the Closing as if made as of the Closing; and Buyers shall have received a certificate signed by an executive officer of each of the Sellers, dated as of Closing, to such effect;

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          (b)    Compliance with Covenants.    Each of the Sellers shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement (or in any of the other documents or instruments to be delivered in connection herewith) to be performed or complied with by such Seller prior to or on the Closing Date, and Buyers shall have received a certificate signed by an executive officer of each of the Sellers, dated as of Closing, to such effect;

          (c)    Due Diligence Review.    Sellers shall have made such due diligence deliveries as are called for by this Agreement, and Buyers shall be fully satisfied in their reasonable discretion with its due diligence investigations with respect to the Business and the Acquired Assets;

          (d)    No Material Adverse Change.    There have been, individually or in the aggregate, no material adverse changes (i) in the rights of Buyers hereunder, in the Acquired Assets or Assumed Liabilities or in the operations, affairs, prospects (to the Knowledge of any Seller and other than general economic or industry conditions or eventual technological obsolescence), properties, assets, liabilities, profits or condition (financial or otherwise) of the Business, or (ii) in the ability of any of the Sellers to consummate the transactions contemplated hereby or to perform their respective obligations hereunder, including without limitation no material adverse changes in the Sellers' customer relationships;

          (e)    Related Party Agreements.    Buyers shall have received sufficient evidence that any Contracts (other than Assumed Contracts) to which any current or former officer, director, stockholder, member, manager or employee of any Seller or any Affiliate of any of the foregoing is a party, have in fact been terminated at no cost or expense to Buyers;

          (f)    Proceedings.    No action, suit or proceeding shall be pending or threatened before any Governmental Authority or other Person wherein an unfavorable order or determination would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) adversely affect Parent;

          (g)    Power and Zibo Approval.    Parent shall have obtained consent to the sale and transfer of the Power Interests and Zibo Interests to Buyers from the respective joint venture partners in Power and Zibo, and Buyers shall have received written evidence of such consents;

          (h)    Transferred Employees Access.    The Sellers shall have provided Buyers satisfactory access to the Transferred Employees for the purpose described in Section 6.14, which determination shall be made in Buyers' sole discretion;

          (i)    Required Consents.    Buyers shall have received evidence that the Sellers have obtained the Required Consents;

          (j)    Lake Mead Contract.    Buyers shall have received evidence that the Sellers shall have obtained any necessary consents required in connection with Buyers performance as a subcontractor under the Lake Mead Contract (in accordance with Section 6.13(b)) in a form satisfactory to Buyers in Buyers' sole discretion; and

          (k)    Other Documents.    All other instruments, documents and other deliveries required by any other provision of this Agreement (including Section 3.2(a)) to be delivered or made by any of the Sellers at or prior to the Closing, and any other documents reasonably requested by Buyers to effect the transactions contemplated hereby, shall have been made and delivered as required.

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SECTION 8
INDEMNIFICATION

        8.1    General Indemnification by the Sellers.    The Sellers jointly and severally covenant and agree to indemnify, defend, protect and hold harmless Buyers and each of their respective directors, officers, managers, employees, members, assigns, successors and Affiliates (individually, a "Buyers Indemnified Party" and collectively, "Buyers Indemnified Parties") from, against and in respect of:

          (a)  all liabilities, losses, claims, damages, (including punitive, consequential or exemplary damages), causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments (including any costs associated with a license agreement), deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid (subject to Section 8.5) by any of the Buyers Indemnified Parties in connection with, resulting from or arising out of:

              (i)  any breach of any representation or warranty of any of the Sellers set forth in this Agreement or any Schedule attached hereto or certificate or other document executed and delivered by Parent or any of the Sellers at the Closing pursuant to this Agreement including, without limitation, the Shareholder Agreement;

            (ii)  any breach of any covenant or agreement any of the Sellers in this Agreement or any other certificate or document executed and delivered by any of the Sellers pursuant to this Agreement including, without limitation, the Shareholder Agreement;

            (iii)  the violation, conflict, breach of or default under (or omission or commission of any action, condition or event which, after notice or lapse of time or both, would result in any such violation, conflict or breach of or default under) any Contract, lease, License, Permit or Law by any of the Sellers prior to the Closing Date;

            (iv)  the matters disclosed in Items 1-3 on Schedule 4.9(c) (intellectual property), subject to Section 8.5(c), provided, however, Sellers shall have no obligation to indemnify the Buyers Indemnified Parties with respect to Damages resulting from or arising out of actions of Buyers if Buyers would be required to indemnify Sellers' Indemnified Parties with respect to Damages resulting from or arising out of such actions by Buyers pursuant to Section 8.2(a)(iv).

            (v)  the matter disclosed in Item 4 on Schedule 4.9(c) (intellectual property), subject to Sections 8.5(c) and (d), provided, however, Sellers shall have no obligation to indemnify the Buyers Indemnified Parties with respect to Damages resulting from or arising out of actions of Buyers if Buyers would be required to indemnify Sellers' Indemnified Parties with respect to Damages resulting from or arising out of such actions by Buyers pursuant to Section 8.2(a)(iv).

            (vi)  the Excluded Liabilities;

          (vii)  the Assumed Warranties, to the extent that such Assumed Warranties exceed the warranty reserve set forth in the Closing Statement of Net Equity;

          (viii)  the termination of any agreement with sales representatives or distributors identified on Schedule 1.4(a) (the "Sales Rep Agreements") or any Oral Agreement, or the deemed termination of any Sales Rep Agreement or Oral Agreement resulting from this Agreement or the transactions contemplated hereunder pursuant to applicable Law; provided that, prior to the first anniversary of the Closing Date, Buyers: (A) terminate the applicable agreement without, in the case of a Sales Rep Agreement, breaching its termination provisions, or, in the case of an Oral Agreement, the termination provisions set forth on Schedule 6.24 if any; or

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    (B) provide two (2) months (or such shorter period as may be specified in the applicable Sales Rep Agreement or the provisions of the applicable Oral Agreement set forth on Schedule 6.24) written notice to the applicable sales representative or distributor stating the date upon which such Sales Rep Agreement or Oral Agreement will terminate; provided, further, in the case of any deemed termination of any Sales Rep Agreement or Oral Agreement resulting from this Agreement or the transactions contemplated hereunder pursuant to applicable Law, the Sellers shall indemnify Buyers for all Damages with respect to such termination regardless of Buyers' compliance with clauses (A) and (B) in the foregoing proviso. Notwithstanding anything to the contrary, the Sellers shall have no obligation to indemnify Buyers with respect to compensation expressly provided for in the applicable Sales Rep Agreement or the provisions of the applicable Oral Agreement (as set forth on Schedule 6.24), and earned by the applicable sales representative or distributor during the period between the Closing Date and the effective date of the termination of the applicable Sales Rep Agreement or Oral Agreement.

            (ix)  except for Buyers Assumed Taxes, any liability of any of the Sellers for Taxes or any liability for Taxes relating to the Acquired Assets or the Business for any taxable period (or portion thereof) ending on or before the Closing Date, including, without limitation, Seller Transfer Taxes; and

          (b)  any and all Damages incident to the enforcement of this Section 8.1.

        8.2    General Indemnification by Buyers.    Buyers covenant and agree to indemnify, defend, protect and hold harmless the Sellers and their respective officers, directors, employees, stockholders, members, assigns, successors and Affiliates (individually, a "Sellers' Indemnified Party" and collectively, "Sellers' Indemnified Parties") from and against:

          (a)  all Damages suffered, sustained, incurred or paid (subject to Section 8.5) by the Sellers' Indemnified Parties in connection with, resulting from or arising out of:

              (i)  any breach of any representation or warranty of Buyers set forth in this Agreement or any certificate or other document executed and delivered by Buyers at the Closing pursuant to this Agreement;

            (ii)  any breach of any covenant (except Section 6.13(c)) or agreement of Buyers set forth in this Agreement or any certificate executed and delivered by Buyers at the Closing pursuant to this Agreement;

            (iii)  the Assumed Liabilities;

            (iv)  any infringement following the Closing Date of the Intellectual Property rights of any Person that results from or is caused by a change by Buyers in the design, use or application of (A) any product that is an Acquired Asset or (B) any of the Sellers' Intellectual Property from the Sellers' design, use or application thereof as of the Closing Date or any current development effort or current development project in progress as of the Closing Date; or

            (v)  Buyer Assumed Taxes;

            (vi)  any payments made by Sellers to satisfy their obligations set forth in the Supply Bond dated as of February 17, 1999 issued by Automation, Intercargo Insurance Company and Transatlantic Reinsurance Company in favor of Lake Mead Constructors ("Lake Mead") in the principal amount of $6,489,222 (the "Supply Bond") arising in connection with Buyers' breach of Section 6.13(c); provided, however, Buyers' indemnification obligation pursuant to this Section 8.2(a)(vi) shall be limited to an amount equal to the product of: (A) the total payments made by Sellers to satisfy their obligations set forth in the Supply Bond; and (B) the quotient resulting from dividing (1) the amount Lake Mead has paid or would owe to the

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    Sellers or Buyers as compensation for performance following the Closing Date under the Lake Mead Contract (as modified or amended prior to Lake Mead's demand for payment of the Supply Bond), by (2) the aggregate amount Lake Mead has paid or would owe to the Sellers or Buyers for performance under the Lake Mead Contract during the entire term of the Lake Mead Contract (as modified or amended prior to Lake Mead's demand for payment of the Supply Bond);

          (vii)  a breach of Section 6.13(c); provided, however, Buyer's indemnification obligation pursuant to this Section 8.2(a)(vii) shall be limited to an amount equal to the aggregate payments that Buyers receive from the Sellers or Lake Mead in connection with Buyers performance of the Lake Mead Contract as a subcontractor to the Sellers; and

          (b)  any and all Damages incident to the enforcement of this Section 8.2.

        8.3    Limitation and Survival of Indemnification Obligations.

          (a)  Notwithstanding anything to the contrary herein, there shall be no liability for indemnification under Section 8.1 until the aggregate amount of Damages in respect of which the Buyers Indemnified Parties would be entitled to indemnification under Section 8.1 exceeds two (2) percent of the Purchase Price (the "Sellers' Indemnification Threshold"), at which time the Sellers will be obligated to indemnify the Buyers Indemnified Parties only with respect to the aggregate amount of all Damages in respect of which the Buyers Indemnified Parties would be entitled to indemnification under Section 8.1 which are in excess of the Sellers' Indemnification Threshold; provided, however, that the Sellers' Indemnification Threshold shall not apply to (i) the Purchase Price Adjustment; (ii) Damages in connection with, resulting from or arising out of any breaches of the covenants of any of the Sellers set forth in this Agreement or any document, instrument or certificate delivered by any of the Sellers in connection herewith including, without limitation, the Shareholder Agreement, or out of the breach of representations made by any of the Sellers in any of the following sections: Sections 4.2 (authorization; validity), 4.6 (environmental matters), 4.7 (acquired assets), 4.19 (labor and employment matters), 4.20 (employee benefit plans), 4.21 (conformity with law), 4.22 (litigation) or 4.24 (taxes); or (iii) Damages described in Section 8.1(a)(iii)-(ix).

          (b)  There shall be no liability for indemnification under Section 8.2 until the aggregate amount of Damages in respect of which the Sellers' Indemnified Parties would be entitled to indemnification under Section 8.2 exceeds two (2) percent of the Purchase Price (the "Buyers Indemnification Threshold"), at which time Buyers will be obligated to indemnify the Sellers' Indemnified Parties only with respect to the aggregate amount of all Damages in respect of which the Sellers' Indemnified Parties would be entitled to indemnification under Section 8.2 which are in excess of the Buyers Indemnifications Threshold; provided, however, that Buyers Indemnification Threshold shall not apply to (i) the Purchase Price Adjustment; (ii) Damages in connection with, resulting from or arising out of any breaches of the covenants of Buyers set forth in this Agreement, or any document, instrument or certificate delivered by Buyers in connection herewith, or out of the breach of representations made by Buyers in Section 5.2 (authorization; validity); or (iii) Damages described in Section 8.2(a)(iii)-(vii).

          (c)  The indemnification obligations under Sections 8.1 and 8.2 shall survive the Closing and, to the extent relating to a representation, warranty or covenant, shall terminate on the expiration date of the representation, warranty or covenant to which such obligation relates.

          (d)  The aggregate indemnification obligations of the Sellers shall be limited to an amount equal to the Purchase Price (the "Cap"); provided, however, that the Cap shall not apply to (i) the Purchase Price Adjustment; (ii) Damages in connection with, resulting from or arising out of any breaches of the covenants of any of the Sellers set forth in this Agreement or any document,

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  instrument or certificate delivered by any of the Sellers in connection herewith including, without limitation, the Shareholder Agreement, or out of the breach of representations made by any of the Sellers in any of the following sections:Sections 4.2 (authorization; validity), 4.6 (environmental matters), 4.7 (acquired assets), 4.19 (labor and employment matters), 4.20 (employee benefit plans), 4.21 (conformity with law), 4.22 (litigation) or 4.24 (taxes); (iii) Damages described in Section 8.1(a)(iii)-(iv); or Damages described in Sections 8.1(a)(vi)-(ix).

          (e)  The aggregate indemnification obligations of Buyers shall be limited to the Cap; provided, however, that the Cap shall not apply to (i) Damages in connection with, resulting from or arising out of any breaches of the covenants of Buyers set forth in this Agreement or any document, instrument or certificate delivered by Buyers in connection herewith, or out of the breach of representations made by Buyers in any of the following sections: Section 5.2 (authorization, validity) or (ii) Damages described in Section 8.2(a)(iii)-(v).

          (f)    Absent actual fraud or intentional misrepresentation by any Seller, the indemnification provisions set forth in Section 8.1, 8.2 and 8.3 shall be the sole and exclusive remedy any party may have with respect to any Damages.

        8.4    Survival and Expiration of Representations, Warranties and Covenants.

          (a)  All representations, warranties and covenants made by any Buyer or any Seller in or pursuant to this Agreement, any of the other documents or agreements to be executed by a party hereto in connection with this Agreement or in any Schedule or certificate delivered at the Closing (including, without limitation, the Shareholder Agreement) pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date.

          (b)  The representations and warranties of Buyers shall survive the Closing and shall expire on the later to occur of (x) the eighteen (18) months following the Closing Date or (y) the final resolution of Claims pending with respect to such representations and warranties as of the first anniversary of the Closing Date. The representations and warranties of each of the Sellers shall survive the Closing and shall expire on the later of the applicable dates specified in clause (i) or (ii) of this Section 8.4(b):

              (i)  (1) except as to representations and warranties specified in clause (i)(2), (i)(3) and (i)(4) of this Section 8.4(b), the date that is eighteen (18) months following the Closing Date; or

              (2)  with respect to Sections 4.1 (due organization), 4.2 (authorization, validity) and 4.7(a) (acquired assets), indefinitely; or

              (3)  with respect to Sections 4.6 (environmental matters), 4.20 (employee benefit plans), 4.24 (taxes) and 4.19 (labor and employment matters), on (A) the date that is six (6) months after the expiration of the longer of the federal or state statute of limitation (including extensions thereof) applicable thereto, or (B) if there is no applicable statute of limitation, five (5) years after the Closing Date; or

              (4)  with respect to Section 4.9 (intellectual property), the date that is four (4) years following the Closing Date.

            (ii)  the final resolution of Claims pending as of the relevant dates described in clause (i) of this Section 8.4(b).

          (c)  All covenants and indemnification obligations of the parties that are to be performed in whole or in part after Closing shall survive the Closing, continue in effect and expire in accordance with their respective terms.

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          (d)  Notwithstanding anything to the contrary herein, the right of any party hereto to indemnification, payment of Damages or other remedies will not be affected in any way by any investigation conducted or knowledge acquired at any time by such party with respect to the accuracy or inaccuracy of or compliance with or performance of, any representation, warranty, covenant, agreement or obligation or by the waiver of any condition.

          (e)  Notwithstanding anything to the contrary herein, for purposes of the indemnity in Section 8.1, each representation, warranty, covenant and agreement made by any of the Sellers (other than those made in Sections 4.15 and 4.31) is made without any qualifications or limitations as to knowledge or materiality (including without limitation any qualifications or limitations made by reference to a Material Adverse Effect or Knowledge) and the words "knowledge" and "materiality" shall be deemed deleted from any such representation, warranty covenant or agreement (other than those made in Sections 4.15 and 4.31).

        8.5    Indemnification Procedures.    All claims or demands for indemnification under this Section 8 ("Claims") shall be asserted and resolved as follows:

          (a)  In the event that any Person entitled to indemnification hereunder (the "Indemnified Party") has a Claim against any party obligated to provide indemnification pursuant to Section 8.1 or 8.2 hereof (the "Indemnifying Party") which does not involve a Claim being sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice with respect to such Claim to each Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) days from receipt of the Claim Notice (the "Notice Period") that the Indemnifying Party disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this Section 8.5(a), the Indemnified Party shall have fifteen (15) days to respond in a written statement to the objection. If after such fifteen (15) day period there remains a dispute as to any Claims, the parties shall attempt in good faith for fifteen (15) days to agree upon the rights of the respective parties with respect to each of such Claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

          (b)  In the event that any Claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The Indemnifying Party shall, within the Notice Period, notify the Indemnified Party (i) whether or not such Indemnifying Party disputes the liability to the Indemnified Party hereunder with respect to such Claim and (ii) if such Indemnifying Party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such Claim, provided that such Indemnifying Party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnifying Party shall deem necessary or appropriate to protect the Indemnifying Party's interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desires to defend the Indemnified Party against such Claim and except as hereinafter provided, such Indemnifying Party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by such party to a final conclusion, provided that, unless the Indemnified Party otherwise agrees in writing (which agreement shall not be unreasonably withheld) the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement (A) includes a complete and unconditional release of the Indemnified Party, and (B) excludes any

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  injunctive or non-monetary relief (including any license agreement) applicable to the Indemnified Party or any of its subsidiaries or Affiliates. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such Claim, whether by failure of such party to give the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against any such Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all Damages of the Indemnified Party with respect thereto, including interest from the date such Damages were incurred. All reasonable costs and expenses incurred by the Indemnified Party in so defending a Claim shall constitute Damages.

          (c)  If at any time any Claim described in Section 8.5(b) seeks material prospective relief which is reasonably likely to have a material adverse effect on the assets, liabilities, financial condition, results of operations or business prospects of any Indemnified Party or any Affiliate thereof or involves any Intellectual Property, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party shall elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, or interfere with, the defense of such claim or demand at the sole cost and expense of the Indemnifying Party; provided, however, with respect to any Claim arising in connection with a matter set forth on Schedule 4.9(c), Parent shall have the right to consent to any settlement of such Claim negotiated by Buyer, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary (subject to Section 8.5(d)), the Sellers shall indemnify the Buyers Indemnified Parties from and against any cost or expense (including attorneys' fees) incurred in connection with Parent's refusal to consent to any settlement of a Claim arising in connection with a matter set forth on Schedule 4.9(c), regardless of whether Parent's refusal to consent shall be determined to be reasonable.

              (i)  If Buyers elect not to settle a Claim or Claims arising in connection with Item 4 on Schedule 4.9(c) (the "Item 4 Claim(s)") and to defend such Item 4 Claim(s), then the Sellers' total indemnification obligation to the Buyers with respect to the Item 4 Claims(s) shall be for: (A) the Buyers Indemnified Parties' costs and expenses, including attorneys fees, incurred in defense of the Item 4 Claims; and (B) any judgment(s) or award(s) to such third party to the extent that such judgment(s) or award(s) exceeds $500,000; provided, however, with respect to any judgments or awards, the Sellers will be obligated to indemnify the Buyer Indemnified Parties only for a total amount in excess of $500,000 and less than $2,500,000.

          (d)  If Parent refuses to consent to the settlement of an Item 4 Claim(s), Parent shall provide a written notice to Buyers of such refusal to consent specifically stating that Parent refuses to consent because either (but not both) (1) Parent asserts that there is no liability for the Item 4 Claim(s) alleged by the third party or (2) Parent acknowledges and agrees there is liability for the Item 4 Claim(s) alleged by the third party, but Parent asserts that the amount Buyers paid to settle the Item 4 Claim(s) is unreasonable under the circumstances.

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              (i)  If Parent refuses to consent under clause (d)(1) above, then notwithstanding anything to the contrary, the Sellers shall indemnify Buyers Indemnified Parties from, against and in respect of all Damages (including any costs associated with a license agreement whether or not such costs are reasonable) incurred by Buyers Indemnified Parties in connection with the Item 4 Claim(s) unless the Parent can demonstrate that the third party would not have prevailed on the Item 4 Claim(s) based upon the allegations asserted by the third party and all relevant defenses concerning the Item 4 Claim(s). If Parent refuses to consent under clause (d)(1), then notwithstanding anything to the contrary, the Sellers hereby stipulate that the amount Buyers paid to settle the Item 4 Claim(s) is reasonable under the circumstances and the Sellers waive any and all claims and/or defenses they may have alleging that the amount Buyers paid to settle the Item 4 Claim(s) is unreasonable under the circumstances. If it is established that such third party would have prevailed on the Item 4 Claim(s), then Sellers' total indemnification obligations to the Buyers shall be for: (A) the Buyers Indemnified Parties' costs and expenses, including attorneys fees, incurred in defense of the Item 4 Claim(s) and (B) any payments made by the Buyers to such third party that exceed $500,000; provided, however, that with respect to clause (B) the Sellers will be obligated to indemnify the Buyer Indemnified Parties only for a total amount in excess of $500,000 and less than $2,500,000. If it is established that such third party would not have prevailed on the Item 4 Claim(s), then (subject to 8.5(d)(iii)) the Sellers' sole indemnification obligation to the Buyers shall be for the Buyers Indemnified Parties' costs and expenses, including attorneys fees, incurred in defense of the Item 4 Claim(s).

            (ii)  If Parent refuses to consent under clause (d)(2) above, then notwithstanding anything to the contrary, the Sellers hereby stipulate that there is liability for the Item 4 Claim(s) alleged by the third party, and the Sellers hereby waive any and all claims and/or defenses they may have alleging that there is no liability for the Item 4 Claim(s) alleged by the third party and acknowledge and agree that Damages shall be determined based on the assumption that there is liability for the Item 4 Claim(s) alleged by the third party. If it is established that the amount of the settlement was unreasonable, the Sellers' total liability to Buyers (subject to Section 8.5(d)(iii)) shall be limited to an amount determined to be a reasonable amount, plus the Buyers Indemnified Parties' costs and expenses, including attorneys' fees, incurred in defense of the Item 4 Claim(s).

            (iii)  Notwithstanding anything to the contrary, the Sellers shall indemnify the Buyers Indemnified Parties from and against any cost or expense, including attorneys' fees, incurred in connection with Parent's refusal to consent to any settlement of an Item 4 Claim(s), regardless of the results under Section 8.5(d)(i) or (ii) or whether Parent's refusal to consent shall be determined to be reasonable.

          (e)  Nothing herein shall be deemed to prevent the Indemnified Party from making a claim, and an Indemnified Party may make a claim hereunder, for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and to the extent such a claim or demand is reasonably likely to be made.

          (f)    The Indemnified Party's failure to give reasonably prompt notice as required by this Section 8.5 of any actual, threatened or possible Claim which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party except to the extent the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

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          (g)  The parties will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under Section 8.1 or 8.2.

        8.6    No Right to Set Off.    Buyers shall not have the right to set off, in whole or in part, against any obligation it owes to any of the Sellers, any amounts owed to Buyers by any of the Sellers under the terms hereof. Without limiting the foregoing, Buyers shall not have the right to retain from the Business Holdback or Name Holdback any amounts owed to Buyers by Parent or any of the Sellers under the terms hereof.

SECTION 9
NONCOMPETITION AND CONFIDENTIALITY

        9.1    Prohibited Activities.    As further consideration for the purchase and sale of the Acquired Assets and the other transactions contemplated by this Agreement, no Seller will, and each Seller will cause each of their respective Restricted Affiliates not to, for a period of four (4) years following the Closing Date, for any reason whatsoever, directly or indirectly, for itself or on behalf of or in conjunction with any other Person:

          (a)  engage anywhere in the world (the "Territory"), as an officer, director, stockholder, owner, partner, member, joint venturer, investor, employee, independent contractor, consultant, adviser, sales representative or otherwise, in any business, or in selling, manufacturing, distributing or marketing any product or service, that compete directly or indirectly, or is reasonably likely to compete directly or indirectly, with any service or product of Buyers with respect to the Business;

          (b)  call upon, solicit or hire away any Person who is, at that time, or that has been, within six (6) months prior to that time, within the Territory, an employee, contractor, subcontractor, independent consultant, sales representative or vendor of Buyers for the purpose or with the intent of enticing such employee, contractor, subcontractor, independent consultant, sales representative or vendor away from Buyers;

          (c)  call upon or solicit any Person who is, at that time, or that has been, within two (2) years prior to that time, a customer of Buyers with respect to the Business within the Territory for the purpose of soliciting or selling products or services in competition with Buyers with respect to the Business within the Territory; or

          (d)  call upon any prospective acquisition candidate with respect to the Business only that was, to the Knowledge of any Seller, previously called upon by Buyers as a prospective acquisition candidate with respect to the Business only. Each of the Sellers, to the extent lacking the Knowledge described in the preceding sentence, shall immediately cease all contact with such prospective acquisition candidate with respect to the Business only upon being informed that Buyers have previously called upon such candidate with respect to the Business only.

          (e)  For purposes of this Section 9.1, the term "Buyers" includes all Affiliates of Buyers.

        9.2    Confidentiality.    Each of the Sellers recognizes that it has acquired and will acquire Restricted Information, the use or disclosure of which could cause Buyers or their respective Affiliates or subsidiaries substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each of the Sellers covenants and agrees with Buyers that it will not at any time, except in performance of their obligations to Buyers, directly or indirectly, use, disclose or publish, or permit Restricted Affiliates not so authorized to use, disclose or publish, any Restricted Information, or use any Restricted Information in a manner detrimental to the interests of Buyers, unless (i) such Restricted Information becomes known to the public generally through no fault of any of the Sellers or any of the Restricted Affiliates, (ii) disclosure is required by Law or the order of any Governmental Authority under color of law, or (iii) the disclosing party reasonably believes that such

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disclosure is required in connection with the defense of a lawsuit against the disclosing party; provided, that prior to disclosing any Restricted Information pursuant to clause (i), (ii) or (iii) above, such Seller shall give prior written notice thereof to Buyers and provide Buyers with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure.

        9.3    Reasonable Restraint.    The parties agree that the covenants in this SECTION 9 impose a reasonable restraint on the Sellers in light of the activities and business of Buyers, the Sellers and their respective Affiliates on the date of the execution of this Agreement and the current plans of Buyers, the Sellers and their respective Affiliates.

        9.4    Severability; Reformation.    The covenants in this SECTION 9 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

        9.5    Independent Covenant.    All of the covenants in this SECTION 9 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any of the Sellers against Buyers or any of its respective Affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyers or their respective Affiliates of such covenants. The parties expressly acknowledge that the terms and conditions of this SECTION 9 are independent of the terms and conditions of any other agreements including, but not limited to, any employment agreements entered into in connection with this Agreement. It is specifically agreed that the periods set forth in this SECTION 9 during which the agreements and covenants of the Sellers made in this SECTION 9 shall be effective, shall be computed by excluding from such computation any time during which any of the Sellers is found by a court of competent jurisdiction to have been in violation of any provision of this SECTION 9. The covenants contained in SECTION 9 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

        9.6    Materiality.    Each of the parties hereto hereby agree that the covenants set forth in this SECTION 9 are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

SECTION 10
TERMINATION, AMENDMENT AND WAIVER

        10.1    Termination.    This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of this Agreement by the Shareholders:

          (a)  by mutual written consent of Parent and Buyer;

          (b)  by either Parent or Buyer:

              (i)  if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Acquisition and such order, decree or ruling or other action shall have become final and nonappealable;

            (ii)  if, at the Shareholder Meeting (including any adjournment thereof) this Agreement shall fail to be adopted and approved by the requisite vote of the Shareholders; or

            (iii)  if the Acquisition shall not have been consummated on or before the date which is [three] months following the date hereof, unless the failure to consummate the Acquisition is

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    the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

          (c)  by Buyer if: (i) the Board of Directors of Parent, shall not have recommended, or shall have resolved not to recommend, or shall have qualified, modified or withdrawn its recommendation of the Acquisition or its declaration that the Acquisition is advisable and fair to and in the best interest of Parent and its Shareholders, or shall have resolved to do so; (ii) any Seller or any of their Affiliates shall have breached Section 6.5; or (iii) the Board of Directors of Parent shall have approved or recommended an Acquisition Proposal.

          (d)  by Buyer, if any Seller shall have failed to perform in any material respect any of its obligations or to comply in any material respect with any agreement or covenant of any Seller to be performed or complied with by it under this Agreement, which failure cannot be or has not been cured within twenty (20) business days after the giving of written notice thereof to Parent;

          (e)  by Buyer, if there has been a breach of any of the representations and warranties of any Seller set forth in this Agreement that are qualified as to materiality or there has been a material breach of any such representation or warranty that is not so qualified, in each case which breach cannot be or has not been cured within twenty (20) business days after the giving of written notice thereof to Parent;

          (f)    by Parent, if Buyers shall have failed to perform in any material respect any of their obligations or to comply in any material respect with any agreement or covenant of Buyers to be performed or complied with by it or them under this Agreement, which failure cannot be or has not been cured within twenty (20) business days after the giving of written notice thereof to Buyers;

          (g)  by Parent, if there has been a breach of any of the representations and warranties of Buyers set forth in this Agreement that are qualified as to materiality or there has been a material breach of any such representation or warranty that is not so qualified, in each case which breach cannot be or has not been cured within twenty (20) business days after the giving of written notice thereof to Buyers; and

          (h)  by Buyer or Parent if, prior to the consummation of the Acquisition, Parent's Board of Directors shall have determined to recommend, a Superior Proposal to its Shareholders and/or to enter into a contract or agreement concerning such Superior Proposal after making the determination required by Section 6.5(a); provided that Parent may not exercise its right to terminate under this Section 10.1(h) (and may not enter into a contract or agreement with respect to any Superior Proposal) unless and until (i) Parent shall have provided Buyer written notice at least seven (7) business days prior to such termination that Parent's Board of Directors has authorized and intends to effect the termination of this Agreement pursuant to this Section 10.1(h), including copies of all proposed Contracts, including the forms of any agreements supplied by third parties, and all applicable financial statements and evidence of any planned financing with respect to such Superior Proposal (and a description of all material oral agreements with respect thereto), (ii) Parent's Board of Directors shall have determined, in good faith and after consultation with its outside legal counsel and its investment banking firm, that, at the time of its determination to terminate this Agreement and at the end of the 7-business day period referred to in clause (i) above, (1) the foregoing Acquisition Transaction constitutes a Superior Proposal, and (2) failing to take such action would result in a breach of the fiduciary duties of Parent's Board of Directors under applicable Law, (iii) Parent shall otherwise be in compliance with its obligations under this Agreement, and (iv) (A) within one (1) business day of termination by Buyer, or (B) prior to such termination in the case of termination by Parent, Parent shall have paid to Buyers the Termination Fee and the Expense Fee described in Section 10.5(a).

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        The right of any party hereto to terminate this Agreement pursuant to this Section 10.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

        10.2    Effect of Termination.    In the event of termination of this Agreement by either Parent or Buyer, as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of Buyers, Sellers or their respective officers or directors except for Section 9.2, Section 10.2, Section 10.5, Section 11.4 (expenses and fees), Section 11.7 (governing law) and Section 11.13 (public disclosures), which shall survive the termination; provided, however, that nothing contained in this Section 10.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the willful breach of any covenant contained in this Agreement.

        10.3    Amendment.    This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Acquisition by the Shareholders, but, after any such approval, no amendment shall be made which by law requires further approval by such Shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        10.4    Waiver.    At any time prior to the Closing Date, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        10.5    Termination Fee.

          (a)  If this Agreement is terminated pursuant to Sections 10.1(b)(ii), 10.1(c) or 10.1(h) then the Parent will, prior to such termination, pay to Buyers a termination fee equal to $300,000 in cash (the "Termination Fee") and Buyer's aggregate legal expenses (the "Expense Fee") incurred or paid by or on behalf of Buyers in connection with or in contemplation of the Acquisition or the consummation of any of the transactions contemplated by this Agreement; provided, however, the Expense Fee shall not exceed $150,000.

          (b)  If this Agreement is terminated pursuant to Section 10.1(b)(iii), 10.1(d) or 10.1(e) and within twelve (12) months of the date of termination an Acquisition Proposal is consummated, Parent shall, prior to or simultaneously with the consummation of such transaction, pay Buyers the Termination Fee and the Expense Fee.

          (c)  The agreement contained in this Section 10.5 is an integral part of the Transactions and constitutes liquidated damages in the event of the occurrence of the circumstances specified in Section 10 above and not a penalty.

SECTION 11
GENERAL PROVISIONS

        11.1    Successors and Assigns.    This Agreement and the rights of the parties hereunder may not be assigned without the prior written consent of the other parties hereto (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives; provided, however, that Buyers may assign any or all of their rights, obligations or liabilities hereunder to any of its wholly-owned Affiliates; provided further that Buyers may assign any or all of their rights and obligations under this Agreement to any party that

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merges with or acquires all or substantially all of the stock or assets of Buyers so long as, in the case of any assignment by Buyers, Buyers remain fully liable for the obligations or liabilities so assigned.

        11.2    Entire Agreement.    This Agreement (which includes the Schedules hereto) sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. Each of the Schedules to this Agreement is incorporated herein by this reference and expressly made a part hereof.

        11.3    Counterparts.    This Agreement may be executed in multiple counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

        11.4    Expenses and Fees.    Buyers will pay and be solely responsible for all of the fees, expenses and disbursements of Buyers and its agents, representatives, financial advisors, accountants and counsel incurred in connection with this Agreement and the transactions contemplated hereby, including without limitation negotiation, legal, travel and due diligence expenses. The Sellers will pay and be solely responsible for all of the fees, expenses and disbursements of the Sellers and their agents, representatives, financial advisers, accountants and counsel incurred in connection with this Agreement and the transactions contemplated hereby, including without limitation negotiation, legal, travel and due diligence expenses and all fees and expenses associated with Blitzer, Ricketson & Co.

        11.5    Specific Performance; Remedies.    Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including without limitation, the noncompetition and confidentiality obligations set forth in SECTION 9. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the covenants and agreements contained in this Agreement.

        11.6    Notices.    Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

        If to either Buyer to:

    Qualitrol Power Products, LLC
    c/o Danaher Corporation
    2099 Pennsylvania Avenue, N.W.
    12th Floor
    Washington, D.C. 20006
    Attn: Alex Joseph, Director of Corporate Development
    (202) 828-0850 (phone)
    (202) 828-0860 (telefax)

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        and a required copy to:

    Wilmer, Cutler & Pickering
    2445 M Street, N.W.
    Washington D.C. 20037
    Attn: Mark A. Dewire, Esquire
    (202) 663-6658 (phone)
    (202) 663-6363 (telefax)

        If to any Seller to:

    Hathaway Corporation
    8228 Park Meadows Drive
    Littleton, Colorado 80124
    Attn: Richard Smith, President
    (303) 799-8200 (phone)
    (303) 799-8880 (telefax)

        and a required copy to:

    Sherman & Howard L.L.C.
    633 Seventeenth Street, Suite 3000
    Denver, Colorado 80202
    Attn: Scott Pullara
    (303) 297-2900 (phone)
    (303) 298-0940 (telefax)

or to such other address as the Person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees. All notices and communications required to be directed to any Seller under this Agreement shall be directed to Parent in accordance with this Section 11.6 in lieu of directing them to each Seller. All notices and communication required to be directed to Buyers under this Agreement shall be delivered by Parent in lieu of delivery by each Seller. Buyers shall be entitled to rely upon any communication or writings given or executed by Parent. All notices sent to Parent shall be deemed notice to each Seller hereunder.

        11.7    Governing Law.    This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

        11.8    Selection of a Forum.    EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS (THE "CHOSEN COURT") AND (A) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURT, (B) WAIVES ANY OBJECTION TO LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURT, (C) WAIVES ANY OBJECTION THAT THE CHOSEN COURT ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO, AND (D) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH THIS AGREEMENT.

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        11.9    Severability.    If any provision of this Agreement or the application thereof to any Person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such Person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in SECTION 9.

        11.10    Absence of Third Party Beneficiary Rights.    No provision of this Agreement is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, Affiliate, stockholder, officer, director, employee, partner of any party hereto or any other Person, other than the parties hereto.

        11.11    Further Representations.    Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.

        11.12    Schedules.    The disclosure of any item in any of the schedules attached hereto shall not be deemed a disclosure with respect to any schedules in which such item is not expressly disclosed.

        11.13    Public Disclosure; Press Announcements.    (a) Each of the Sellers shall not, and shall cause each Affiliate thereof not to, at any time after the Closing Date, divulge, disclose or communicate to others in any manner whatsoever, information or statements which disparage or are intended to disparage Buyers or any of their Affiliates and their respective business reputations.

          (b)  No party to this Agreement shall make any public announcement or press release concerning the transactions contemplated by this Agreement without the prior written approval of the other party (which consent shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

        11.14    Interpretation.    The defined terms used herein shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. All Disclosures Schedules and Exhibits attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Exhibit or Disclosure Schedule shall have the meaning ascribed to such term in this Agreement. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All accounting terms not defined in this Agreement shall have the meanings determined by GAAP. Whenever any payment hereunder is to be paid in "cash," payment shall be made in the legal tender of the United States and the method for payment shall be by wire transfer of immediately available funds. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any Contract, instrument or statute defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or statute as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. This Agreement shall be deemed to have been drafted by each party hereto and this Agreement shall not be construed against any party as a principal draftsperson. Unless otherwise expressly provided, wherever the consent of any Person is required or permitted herein, such consent may withheld in such person's sole discretion.

61

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62

        IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the day and year first above written.

QUALITROL POWER PRODUCTS, LLC
By:	/s/ CHARLES A. SCHWERTNER
Name:	Charles A. Schwertner
Title:	Ass't Secretary/Treasurer
DANAHER UK INDUSTRIES LIMITED
By:	/s/ JAMES H. DITKOFF
Name:	James H. Ditkoff
Title:	Director
HATHAWAY SYSTEMS CORPORATION
By:	/s/ RICHARD D. SMITH
Name:	Richard D. Smith
Title:	President
HATHAWAY INDUSTRIAL AUTOMATION, INC.
By:	/s/ RICHARD D. SMITH
Name:	Richard D. Smith
Title:	Vice President
HATHAWAY SYSTEMS, LTD.
By:	/s/ RICHARD D. SMITH
Name:	Richard D. Smith
Title:	Vice President & Director

63

HATHAWAY PROCESS INSTRUMENTATION CORPORATION
By:	/s/ RICHARD D. SMITH
Name:	Richard D. Smith
Title:	President
HATHAWAY CORPORATION
By:	/s/ RICHARD D. SMITH
Name:	Richard D. Smith
Title:	CEO

64

Exhibit Index

Exhibit	Title
A	Shareholder Agreement
B	Assignment and Assumption Agreement
C	Bill of Sale

65

APPENDIX B

May 28, 2002

The Board of Directors
Hathaway Corporation
8228 Park Meadows Drive
Littleton, CO 80124

Gentlemen:

        Reference is made to the proposed power and process transaction (the "Transaction"), whereby Hathaway Corporation (the "Company" or "Hathaway") agreed to sell its power and process segment (the "Segment") to Danaher Corporation ("Danaher").

        You have asked us to opine on whether the financial aspects of the Transaction, considered in their entirety, are fair to the shareholders of the Company from a financial point of view. In referring to the shareholders of the Company in this letter we refer to the shareholders as a whole and not to any individual shareholder. The term shareholder, as used herein, does not include a shareholder that is affiliated with Danaher.

        In connection with rendering our opinion, we have reviewed the Asset Purchase Agreement executed May 17, 2002 (the "Agreement") and the financial terms of the Transaction proposed therein. We have also reviewed and analyzed certain financial information relating to the Segment for recent years and interim periods to date provided to us by the Company, which included documents and discussions relating to certain forward looking financial information. We have met with the Chief Executive Officer and Chief Financial Officer of the Company to review and discuss such financial information, which discussions included, among other matters, the Company's business, financial condition and results of operations.

        With respect to certain financial data of the Segment reviewed by us, we have compared that data with similar or comparable data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Segment. We have also reviewed and considered the financial terms of certain acquisitions and business combination transactions in the Power, Process and Systems Automation industries, which we believe to be reasonably comparable to the Transaction or otherwise relevant to our analysis. We have, based on the information provided to us by the Company, also conducted an unleveraged post-tax discounted cash flow analysis of projected five-year financial performance of the Segment. We have also performed such other studies, analyses and investigations and reviewed such other information as we considered appropriate for purposes of our opinion. In arriving at our opinion, we made qualitative judgments as to the significance and relevance of each analysis and factor.

        The Company has advised us that other than the Agreement, the Company has not received meaningful proposals or offers for a sale of the Segment or proposals or offers relating to other strategic combinations from other interested parties.

        In our review and analysis, and in formulating the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to us, discussed with us or made available to us, and we have not assumed any responsibility for independent verification of, and express no opinion as to the accuracy of, any of such information. With respect to the Segment's forward looking financial and other information made available to us, we have relied upon the accuracy and completeness of that information, and have assumed that such information was reasonable, prepared in good faith in accordance with industry practice, and on a basis reflecting the best currently available judgments and estimates of the Company's management as of the date thereof. We have also assumed that management of the Company is unaware of any facts not disclosed to us that would make any of the information provided to us materially incomplete or misleading. We have not reviewed any of the books and records of the Segment or conducted, or assumed any responsibility for conducting, a physical inspection of the properties or facilities of the Segment or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Segment, and no such independent valuation or appraisal was provided to us. Our opinion is necessarily based on economic and market conditions and other circumstances as they currently exist. Material changes in such conditions and circumstances or any material amendment to the Agreement could cause us to alter our opinion.

        We have assumed for purposes of this opinion that Danaher will have adequate financing at closing to consummate the Transaction and that the Transaction complies in all respects with applicable laws and regulations. In addition, we have made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of pending or threatened litigation, possible unasserted claims or other contingent liabilities to which either the Company, any of its affiliates, or any party may be subject.

        We note that the Hathaway name and all goodwill associated therewith shall become the exclusive property of Danaher upon consummation of the Transaction. We have not valued the Hathaway name separately from the Segment's underlying business, and have assumed that the value of the Hathaway name does not exceed the inherent value of its association with the assets being sold. Furthermore, our opinion assumes that the sale of the Hathaway name will have no detrimental effect on the Company's remaining business lines.

        Our opinion addresses only the financial aspects of the Transaction considered in their entirety, and does not address the underlying business decision to accept or reject the Transaction.

        This letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and, except for the statement in the following sentence, may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. A copy of this letter may be furnished by the Company to the Company's shareholders, provided that it is accompanied by other material that the Company is advised by its legal counsel may be necessary or appropriate to the use for which this letter is furnished to the shareholders. We have been engaged and are acting solely as an advisor to the Company and not as an advisor to or agent of any shareholder in their capacity as such or any other person. This letter does not constitute a recommendation to any shareholder with respect to whether or not to accept the Transaction and should not be relied upon by any shareholder for that purpose.

        We have acted as adviser to the Company with respect to this opinion and will receive a fee from the Company for services rendered. In addition, the Company has agreed to indemnify us for certain liabilities that may arise in connection with our engagement.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the financial aspects of the Transaction, considered in their entirety, are fair to the Company from a financial point of view.

Very truly yours,

GREEN MANNING & BUNCH, LTD.
By:	CoBiz GMB, Inc. its General Partner

By:	/s/ JOHN R. GREEN John R. Green, Co-President

2

APPENDIX C

ARTICLE 113
OF THE COLORADO BUSINESS CORPORATION ACT
DISSENTERS' RIGHTS
PART 1
RIGHT OF DISSENT—
PAYMENT FOR SHARES

§ 7-113-101. Definitions

        For purposes of this article:

          (1)  "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (2)  "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

          (3)  "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

          (4)  "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

          (5)  "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

          (6)  "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

          (7)  "Shareholder" means either a record shareholder or a beneficial shareholder.

§ 7-113-102. Right to dissent

        (1)  A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

          (a)  Consummation of a plan of merger to which the corporation is a party if:

            (I)  Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

            (II)  The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

          (b)  Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

          (c)  Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

          (d)  Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

        (1.3)  A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934," as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

          (a)  The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

          (b)  The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

          (c)  The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

        (1.8)  The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

          (a)  Shares of the corporation surviving the consummation of the plan of merger or share exchange;

          (b)  Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934," as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

          (c)  Cash in lieu of fractional shares; or

          (d)  Any combination of the foregoing described shares or cash in lieu of fractional shares.

        (2)  Deleted by Laws 1996, H.B.96-1285, § 30, eff. June 1, 1996.

        (2.5)  A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

        (3)  A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

        (4)  A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

§ 7-113-103. Dissent by nominees and beneficial owners

        (1)  A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

        (2)  A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if,

          (a)  The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (b)  The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

        (3)  The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

PART 2
PROCEDURE FOR EXERCISE
OF DISSENTERS' RIGHTS

§ 7-113-201. Notice of dissenters' rights

        (1)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(1).

        (2)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).

§ 7-113-202. Notice of intent to demand payment

        (1)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:

          (a)  Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

          (b)  Not vote the shares in favor of the proposed corporate action.

        (2)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2) a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

        (3)  A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

§ 7-113-203. Dissenters' notice

        (1)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

        (2)  The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

          (a)  State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

          (b)  State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

          (c)  Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (d)  Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

          (e)  Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

          (f)    State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

          (g)  Be accompanied by a copy of this article.

§ 7-113-204. Procedure to demand payment

        (1)  A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

          (a)  Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

          (b)  Deposit the shareholder's certificates for certificated shares.

        (2)  A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

        (3)  Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

        (4)  A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

§ 7-113-205. Uncertificated shares

        (1)  Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

        (2)  In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

§ 7-113-206. Payment

        (1)  Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

        (2)  The payment made pursuant to subsection (1) of this section shall be accompanied by:

          (a)  The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

          (b)  A statement of the corporation's estimate of the fair value of the shares;

          (c)  An explanation of how the interest was calculated;

          (d)  A statement of the dissenter's right to demand payment under section 7-113-209; and

          (e)  A copy of this article.

§ 7-113-207. Failure to take action

        (1)  If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

        (2)  If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

§ 7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action

        (1)  The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

        (2)  An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

§ 7-113-209. Procedure if dissenter is dissatisfied with payment or offer

        (1)  A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

          (a)  The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

          (b)  The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

          (c)  The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

        (2)  A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

PART 3
JUDICIAL APPRAISAL OF SHARES

§ 7-113-301. Court action

        (1)  If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

        (2)  The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

        (3)  The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

        (4)  The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

        (5)  Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

§ 7-113-302. Court costs and counsel fees

        (1)  The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

        (2)  The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a)  Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

          (b)  Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

        (3)  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

APPENDIX D

HATHAWAY CORPORATION
8228 Park Meadows Drive
Littleton, Colorado 80124

        The undersigned hereby appoints Eugene E. Prince and Richard D. Smith, or either of them, each with full power of substitution as proxies of the undersigned and hereby authorizes them to vote, as designated below, all shares of common stock, no par value, of the undersigned at the Special Meeting of shareholders of Hathaway Corporation (the "Company") to be held on                        , 2002, and all adjournments thereof, with respect to the following:

        Item 1.    to consider and vote on the sale of substantially all of Hathaway's power and process segment, including our consent to the sale of substantially all the property of our directly and indirectly wholly owned subsidiaries: Hathaway Systems Corporation, Hathaway Industrial Automation, Inc., Hathaway Systems, Ltd., and Hathaway Process Instrumentation Corporation (except its calibration business), together with our investment in two China joint ventures pursuant to an Asset Purchase Agreement dated May 17, 2002, among Qualitrol Power Products, LLC and Danaher UK Industries, Ltd., as Buyers, and Hathaway Systems Corporation, Hathaway Industrial Automation, Inc., Hathaway Process Instrumentation Corporation and Hathaway Corporation for a cash consideration to us and the assumption of certain related liabilities.

/ /	(FOR)	/ /	(AGAINST)	/ /	(ABSTAIN)

        Item 2.    In the proxy's discretion, on such other business as may properly be presented for action at the Special Meeting.

This proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. This proxy when properly executed, will be voted as directed above by the undersigned shareholder. If no direction is made, it will be voted FOR approval of the proposed disposition of substantially all, the property of Hathaway's power and process segment in Item 1, and in the proxy's discretion, on such other business as may properly come before the Special Meeting in Item 2.

By:

Your signature should appear exactly as your name appears in the space at the left. For joint accounts, all owners should sign. When signing in a fiduciary or representative capacity, please give your full title as such.
Date:	, 2002

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE.

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT
QUORUM AND VOTING RIGHTS
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS
PROPOSAL TO SELL SUBSTANTIALLY ALL OUR POWER AND PROCESS SEGMENT (ITEM 1)
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE POWER AND PROCESS TRANSACTION
THE BUYERS
RISK FACTORS
INFORMATION ABOUT HATHAWAY'S BUSINESS
HATHAWAY CORPORATION UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED MARCH 31, 2002 (In thousands, except per share data)
HATHAWAY CORPORATION UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2002 (In thousands, except per share data)
HATHAWAY CORPORATION UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2001 (In thousands, except per share data)
HATHAWAY CORPORATION UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2000 (In thousands, except per share data)
HATHAWAY CORPORATION UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 1999 (In thousands, except per share data)
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MARKET PRICE OF HATHAWAY'S COMMON STOCK AND RELATED SHAREHOLDER MATTERS
THE POWER AND PROCESS TRANSACTION PROPOSAL
REGULATORY APPROVAL
STOCKHOLDERS AGREEMENT
HISTORICAL INFORMATION ABOUT THE COMBINED POWER AND PROCESS SEGMENT
HATHAWAY CORPORATION POWER AND PROCESS BUSINESS COMBINED STATEMENTS OF NET ASSETS TO BE DISPOSED OF (In Thousands) (Unaudited)
HATHAWAY CORPORATION POWER AND PROCESS BUSINESS COMBINED STATEMENTS OF OPERATIONS (In thousands) (Unaudited)
HATHAWAY CORPORATION POWER AND PROCESS BUSINESS COMBINED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)
HATHAWAY CORPORATION POWER AND PROCESS BUSINESS COMBINED STATEMENTS OF NET ASSETS TO BE DISPOSED OF (In thousands) (Unaudited)
HATHAWAY CORPORATION POWER AND PROCESS BUSINESS NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited)
OTHER MATTERS (ITEM 2)
INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING
GLOSSARY OF TERMS
  APPENDIX A
TABLE OF CONTENTS
ASSET PURCHASE AGREEMENT
SECTION 1 ASSET PURCHASE AND CLOSING
SECTION 2 PURCHASE PRICE
SECTION 3 CLOSING
SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE SELLERS
SECTION 5 REPRESENTATIONS AND WARRANTIES OF BUYERS
SECTION 6 COVENANTS
SECTION 7 CONDITIONS TO CLOSING
SECTION 8 INDEMNIFICATION
SECTION 9 NONCOMPETITION AND CONFIDENTIALITY
SECTION 10 TERMINATION, AMENDMENT AND WAIVER
SECTION 11 GENERAL PROVISIONS
Exhibit Index
  APPENDIX B
  APPENDIX C
  APPENDIX D